UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NEW RELIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW RELIC, INC.

188 Spear Street, Suite 1000

San Francisco, California 94105

September 25, 2023

Dear New Relic Stockholder:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of New Relic, Inc. (“New Relic” or the “Company”) to be held on November 1, 2023 at 7:00 a.m., Pacific time. New Relic will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/NEWR2023SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of July 30, 2023 (the “Merger Agreement”), by and among Crewline Buyer, Inc., a Delaware corporation (“Parent”), Crewline Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and New Relic, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Parent and Merger Sub are subsidiaries of an investment fund (“TPG Fund”) affiliated with TPG Global, LLC. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into New Relic and the separate corporate existence of Merger Sub will cease, with New Relic continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent, which will be indirectly controlled by investment funds advised by Francisco Partners Management, L.P., the TPG Fund, and certain of their respective affiliates.

If the Merger is completed, you will be entitled to receive $87.00 in cash, without interest, less applicable withholding taxes, for each share of New Relic common stock that you own, unless you have properly exercised your appraisal rights.

The Board of Directors of New Relic (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has, unanimously amongst members of the Board of Directors present and voting: (i) determined that it is in the best interests of New Relic and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by New Relic, the performance by New Relic of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that holders of New Relic common stock adopt the Merger Agreement. The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting in person, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of New Relic common stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

New Relic Stockholders may call toll free: (877) 456-3524

Banks and Brokers may call collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

/s/ William Staples
William Staples
Chief Executive Officer

The accompanying proxy statement is dated September 25, 2023 and, together with the enclosed form of proxy card, is first being mailed on or about September 25, 2023.

NEW RELIC, INC.

188 Spear Street, Suite 1000

San Francisco, California 94105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON NOVEMBER 1, 2023

Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of New Relic, Inc., a Delaware corporation (“New Relic”), will be held on November 1, 2023 at 7:00 a.m., Pacific time. New Relic will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/NEWR2023SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of July 30, 2023, (the “Merger Agreement”), by and among Crewline Buyer, Inc., a Delaware corporation (“Parent”), Crewline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and New Relic. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into New Relic and the separate corporate existence of Merger Sub will cease, with New Relic continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent;

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Only holders of New Relic common stock (“New Relic Stockholders”) of record as of the close of business on September 20, 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.

The Board of Directors of New Relic recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Whether or not you plan to attend the Special Meeting in person, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement, “FOR,” on an advisory (non-binding) basis, the Compensation Proposal, and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

By Order of the Board of Directors,

/s/ William Staples
William Staples
Chief Executive Officer

Dated: September 25, 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a New Relic Stockholder of record, voting in person by virtual ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker, or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or the adjournment proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of New Relic common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

New Relic Stockholders may call toll free: (877) 456-3524

Banks and Brokers may call collect: (212) 750-5833

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Crewline Merger Sub, Inc. with and into New Relic, Inc. (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “New Relic,” “we,” “our,” “us,” the “Company” and similar words refer to New Relic, Inc. Throughout this proxy statement, we refer to Crewline Buyer, Inc. as “Parent” and Crewline Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated July 30, 2023 (the “Agreement Date”), by and among Parent, Merger Sub and New Relic as the “Merger Agreement,” our common stock, par value $0.001 per share, as “New Relic common stock,” and the holders of New Relic common stock as “New Relic Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger

New Relic, Inc.

New Relic, a Delaware corporation, is a leading “all-in-one” observability platform that enables its customers to plan, build, deploy, and operate their critical digital infrastructure by harnessing the power of data. New Relic’s observability platform combines metrics, events, logs, traces, and other telemetry data with its proprietary stack of analytical tools to rapidly generate actionable, fact-based insights. New Relic’s customers use its platform to improve uptime, reliability, and operational efficiency, in order to optimize the digital experience for their customers and within their organizations. Founded in 2007 and headquartered in San Francisco, California, New Relic has been a leader in all-in-one observability. New Relic common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NEWR.”

Crewline Buyer, Inc.

Parent was formed on July 25, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Crewline Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was formed on July 25, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Parent and Merger Sub are each subsidiaries of an investment fund (“TPG Fund”) affiliated with TPG Global, LLC (“TPG”). Upon the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date (as defined in the section of this proxy statement captioned “The Merger—Closing and Effective Time”),

Parent, Merger Sub, and New Relic will cause the Merger to be consummated pursuant to the Delaware General Corporation Law (the “DGCL”) by filing a certificate of merger with the Secretary of State of the State of Delaware (at the time of such filing and acceptance for record by the Secretary of State or such later time as may be agreed in writing by Parent, Merger Sub, and New Relic, referred to herein as the “Effective Time”). At the Effective Time, the Surviving Corporation (as defined in the section of the proxy statement captioned “—The Merger”), will be indirectly owned by investment funds (“FP Funds”) advised by Francisco Partners Management, L.P. (“FP”), the TPG Fund, and certain of their affiliates. FP is a leading global investment firm that specializes in partnering with technology businesses. TPG is a leading global alternative asset management firm.

In connection with the transactions contemplated by the Merger Agreement, (1) the FP Funds and the TPG Fund have provided Parent with an aggregate equity commitment of $4.02 billion, (2) Lewis Cirne and certain of his affiliates (the “Rolling Stockholders”) have designated certain shares of New Relic with an approximate value of $250.0 million held by the Rolling Stockholders as “rollover shares” (the “Rollover Shares”) which, immediately prior to the Effective Time, will be transferred to a Delaware entity that indirectly owns all of the capital stock of Parent in accordance with the terms of a rollover agreement by and among the Rolling Stockholders, Parent, and the other parties thereto (the “Rollover Agreement”) and (3) Parent has obtained debt financing commitments in an aggregate amount of a $2.4 billion term loan and a $250.0 million revolving facility. Such amounts will be used to fund the aggregate purchase price required to be paid at the closing of the Merger and to also fund certain other payments (including the Required Amounts (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”)), subject to the terms and conditions of the Merger Agreement. In addition, the FP Funds and the TPG Fund have agreed to guarantee the payment of certain liabilities and obligations of Parent and Merger Sub under the Merger Agreement, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses, or losses incurred or sustained by New Relic, as specified in the Merger Agreement, subject to an aggregate cap equal to $524.0 million. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into New Relic and the separate corporate existence of Merger Sub will cease, with New Relic continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, New Relic common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, New Relic common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and New Relic will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the DGCL.

Merger Consideration

New Relic Common Stock

At the Effective Time, each then outstanding share of New Relic common stock (other than (a) the Rollover Shares and (b) shares of New Relic common stock (i) held by New Relic as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time, or (iv) held by New Relic Stockholders who have not voted in favor of the Merger and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL with respect to any such shares held by any such holder, collectively, the “Excluded Shares”) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $87.00 in cash, without interest (the “Per Share Merger Consideration”), less applicable withholding taxes.

At or prior to the Effective Time, Parent will deposit (or cause to be deposited) an amount of cash equal to the aggregate Per Share Merger Consideration with a designated payment agent for payment to the holders of each outstanding share of New Relic common stock owned by each New Relic Stockholder (excluding, for the avoidance of doubt, the Excluded Shares). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Equity Awards

Company Options. Pursuant to the Merger Agreement, each option to purchase shares of New Relic common stock granted under our 2014 Equity Incentive Plan (the “2014 Plan”) and our 2008 Equity Incentive Plan (the “2008 Plan”), each, as may be amended and/or restated from time to time (collectively, the “Plans”) (each such option, a “Company Option”) that is outstanding and unexercised and vested immediately prior to or upon the Effective Time (including any Company Option that vests or accelerates in vesting upon the occurrence of the Effective Time in accordance to the terms and conditions applicable to the corresponding Company Option) (each, a “Vested Option”), will be cancelled in exchange for an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the excess of the Per Share Merger Consideration over the per share exercise price of such Vested Option, by (ii) the number of shares of New Relic common stock covered by such Vested Option immediately prior to and upon the Effective Time (the “Option Consideration”). The Option Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

Each Company Option that is outstanding and unvested immediately prior to or upon the Effective Time (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to such Company Option) (each, an “Unvested Option”) will be substituted and converted into an award to receive an amount in cash, less applicable withholding taxes, equal to the product obtained by multiplying (i) the excess of the Per Share Merger Consideration over the per share exercise price of such Unvested Option, by (ii) the number of shares of New Relic common stock covered by such Unvested Option immediately prior to and upon the Effective Time (the “Substituted Option Award”). The Substituted Option Award will become payable on the same schedule as the Unvested Options that vest in the future and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic.

Each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled for no consideration as of the Effective Time.

Company Restricted Stock Units. Each award of restricted stock units granted under any of the Plans (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time will be cancelled in exchange for an amount in cash, less applicable tax withholdings (if any), equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company RSU Award immediately prior to or upon the Effective Time (the “RSU Consideration”). The RSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Company RSU Award that is outstanding immediately prior to the Effective Time that does not vest upon the occurrence of the

Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to such Company RSU Award) will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation (as defined in the Merger Agreement) equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company RSU Award immediately prior to or upon the Effective Time (the “Converted RSU Award”). The Converted RSU Award will be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company RSU Award).

Company Special Performance Stock Units. Each award of performance-based restricted stock units that vests based on the achievement of stock price hurdles and were granted under the 2014 Plan on February 3, 2023 (each, a “Company Special PSU Award”) that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time based on actual performance through the Effective Time will be cancelled in exchange for an amount in cash, less applicable withholding taxes, equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company Special PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company Special PSU Award that vest based on actual performance through the Effective Time in accordance with the terms and conditions applicable to the corresponding Company PSU Award) (the “PSU Consideration”).

Company Performance Stock Units. Each award of performance-based restricted stock units that are not the Company Special PSU Awards (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions but that has not satisfied the service vesting conditions upon the occurrence of the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company PSU Award that vest based on actual performance through the Effective Time). Except as otherwise provided, the PSU Consideration will be subject to the same terms and conditions applicable to the corresponding Company PSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company PSU Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company PSU Award). Any portion of a Company PSU Award that does not get converted in accordance with the foregoing will immediately terminate without consideration at the Effective Time. In connection with the signing of the Merger Agreement, New Relic approved an amendment to the terms of the Company PSU Awards whereby the total shareholder return of the comparable index companies will be measured as of Agreement Date in lieu of instead being measured as of immediately prior to the Effective Time of the Merger, and all other terms and conditions remain as is. The PSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

Restricted Stock. Each share of New Relic common stock that is subject to vesting as of immediately prior to or upon the Effective Time (each, a “Restricted Stock”) that is outstanding immediately prior to the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the Per Share Merger Consideration, and such consideration will be payable on the same schedule as the corresponding Restricted Stock and be subject to the same terms and conditions applicable to such Restricted Stock immediately prior to the Effective Time (including time-based vesting conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

Company ESPP. In connection with the execution and delivery of the Merger Agreement, New Relic took the following actions under its 2014 Employee Stock Purchase Plan (the “ESPP”): (i) ensured no new participants will commence participation in the ESPP after July 30, 2023; (ii) ensured no participant will be allowed to increase his or her payroll contribution rate in effect as of July 30, 2023 or make separate non-payroll contributions on or following such date; and (iii) ensured no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after July 30, 2023. If the Effective Time is expected to occur prior to the end of the current purchase period, New Relic must provide for an earlier exercise date (including for purposes of determining the purchase price for the current purchase period). Such earlier exercise date will be as close to the Effective Time as is administratively practicable. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time, but subject to the consummation of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by New Relic Stockholders in exchange for shares of New Relic common stock in the Merger will be a taxable transaction to New Relic Stockholders for U.S. federal income tax purposes. Such receipt of cash by each New Relic Stockholder that is a U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) will generally result in gain or loss in an amount equal to the difference between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of New Relic common stock surrendered pursuant to the Merger by such U.S. Holder.

A New Relic Stockholder that is a Non-U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of New Relic common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or New Relic is or has been a United States real property holding corporation.

New Relic Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

New Relic Stockholders should consult their tax advisors in light of their particular circumstances and any consequences relating to the Merger arising under U.S. federal, state, and local tax laws and non-U.S. tax laws.

Appraisal Rights

If the Merger is consummated and certain conditions are met, New Relic Stockholders who continuously hold shares of New Relic common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that New Relic Stockholders may be entitled to have their shares of New Relic common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of New Relic common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, New Relic Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

New Relic Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of New Relic common stock.

To exercise appraisal rights, New Relic Stockholders must: (i) submit a written demand for appraisal to New Relic before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of New Relic common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of New Relic unless certain stock ownership conditions are satisfied by the New Relic Stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of New Relic common stock through a bank, broker, or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker, or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Regulatory Approvals Required for the Merger

HSR Act, U.S. Antitrust Matters and Other Regulatory Approvals

Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated and approvals, consents, waivers, or clearances under other antitrust laws have been obtained. New Relic and Crewline Buyer, Inc. made the filings required under the HSR Act on August 11, 2023 and the applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time on September 11, 2023.

The Merger is also subject to clearance or approval by the antitrust authorities in other jurisdictions, including the European Union, Israel, and Turkey. The Merger cannot be completed until either New Relic, FP, and TPG obtain clearance to consummate the Merger or until the applicable waiting periods have expired or been terminated in such jurisdictions.

For more information, please see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Closing Conditions

The obligations of New Relic, Parent, and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, consents, waivers, or clearances under other antitrust laws;

•	the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger;

•

in the case of Parent and Merger Sub, the absence, since the Agreement Date, of any continuing change, event, effect, or circumstance at New Relic that is or would reasonably be expected to have a material adverse effect (with certain limitations) on (i) the ability of New Relic and its subsidiaries (each, a “New Relic Group Member” and together, the “New Relic Group”) to perform its material obligations under, or to consummate the transactions contemplated by the Merger Agreement or (ii) the business, financial condition, or results of operations of the New Relic Group, taken as a whole;

•

the accuracy of the representations and warranties of New Relic, Parent, and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; and

•

the performance in all material respects by New Relic, Parent, and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $6.67 billion. This amount includes funds needed to: (1) pay New Relic Stockholders the amounts due under the Merger Agreement for their New Relic common stock, (2) make payments in respect of our outstanding Company RSU Awards, Company PSU Awards, and Company Special PSU Awards payable at closing of the Merger pursuant to the Merger Agreement, and (3) make payments in respect of our outstanding Company Options payable at closing of the Merger pursuant to the Merger Agreement (collectively, the “Required Amounts”).

The FP Funds and the TPG Fund have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash approximately equal to $4.02 billion, subject to the terms and conditions set forth in the equity commitment letter provided by the FP Funds and TPG Fund, dated as of the Agreement Date (the “Equity Commitment Letter”). New Relic is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter by the FP Funds and TPG Fund to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the FP Funds and TPG Fund to perform its funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Pursuant to the limited guarantee delivered by the FP Funds and the TPG Fund in favor of New Relic, dated as of the Agreement Date (the “Guarantee”), FP and TPG have agreed to guarantee the payment of certain liabilities and obligations of Parent and Merger Sub under the Merger Agreement, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses, or losses incurred or sustained by New Relic, as specified in the Merger Agreement, subject to an aggregate cap equal to $524.0 million.

In addition, in connection with the Merger Agreement, Parent entered into a debt commitment letter, dated as of the Agreement Date (as amended, supplemented, amended and restated, or otherwise modified, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) with certain committed lenders, pursuant to which the Committed Lenders have committed to provide, upon certain terms and subject to certain conditions, Parent with Debt Financing (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”) in an aggregate principal amount of $2.65 billion. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Parent will use reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper, and advisable to obtain the financing on the terms and conditions described in the Financing Letters, subject to the terms and conditions set forth in the Merger Agreement.

New Relic has agreed to use its reasonable best efforts to provide, and will cause each of its subsidiaries to use its reasonable best efforts, and will use reasonable best efforts to cause its members of senior management to use its reasonable best efforts, to cooperate in the certain financing actions, subject to certain limitations and to the extent requested by Parent or Merger Sub for purpose of obtaining financing. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Financing Cooperation.”

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of New Relic common stock is required to adopt the Merger Agreement. As of September 20, 2023 (the “Record Date”), 35,510,331 votes constitute a majority of the outstanding shares of New Relic common stock. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and the proposal to adjourn the Special Meeting (the “adjournment proposal”), whether or not a quorum is present, requires the affirmative vote of a majority of the shares of New Relic common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 16,224,124 shares of New Relic common stock, representing approximately 22.8% of the shares of New Relic common stock outstanding as of the Record Date (and approximately 23.7% of the shares of New Relic common stock outstanding when taking into account Company Options held, in the aggregate, by our directors and executive officers). Concurrent with and as a condition to Parent entering into the Merger Agreement, JANA Partners LLC (“JANA”), HMI Capital Partners, L.P. (“HMI”), and the Rolling Stockholders entered into a voting and support agreement with Parent and the Company, dated as of the Agreement Date (the “Voting and Support Agreement”). JANA, HMI, and the Rolling Stockholders beneficially own approximately 20% of the outstanding shares of New Relic common stock. Pursuant to the Voting and Support Agreement, JANA, HMI, and the Rolling Stockholders have agreed, among other things, to appear and be present at the Special Meeting (or by proxy, or otherwise in accordance with bylaws of New Relic), to vote their shares of New Relic common stock in favor of the proposal to adopt the Merger Agreement and against any (i) offer or proposal (other than an offer or proposal by Parent or Merger Sub) to New Relic or the Board of Directors (or any committee thereof) to engage in an Acquisition Transaction (an “Acquisition Proposal”) or reorganization, dissolution, liquidation, winding up, or similar extraordinary transaction, to the extent such an Acquisition Proposal or extraordinary transaction is submitted for a vote of New Relic’s stockholders at a stockholder meeting, and (ii) action, proposal, transaction, or agreement that is intended or would (1) result in a breach of any material respect of any covenant, representation, warranty, obligation, or agreement made by New Relic under the Merger Agreement or JANA, HMI, and the Rolling Stockholders under the Voting and Support Agreement; (2) impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Merger; or (3) change in any manner the voting rights of any class of shares of New Relic, in each case (i) and (ii), (A) so long as the Merger Agreement has not been terminated, (B) the Board of Directors has not made a Company Board Recommendation Change (as defined in “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”), (C) the Merger Agreement has not been amended or modified (including the waiver of any provision thereof) in a way that reduces or modifies the form of consideration payable to JANA, HMI, or the Rolling Stockholders or is adverse to JANA, HMI, and the Rolling Stockholders relative to the other stockholders of the Company, (D) Parent has not provided written notice to JANA, HMI, and the Rolling Stockholders terminating the Voting and Support Agreement and (E) the Voting and Support Agreement has not been otherwise terminated by consent of all parties thereto. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting and Support Agreement.”

We currently expect that our directors and executive officers will vote all of their respective shares of New Relic common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment proposal.

The Special Meeting

Date, Time and Place

A special meeting of New Relic Stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held on November 1, 2023 at 7:00 a.m., Pacific time (the “Special Meeting”). New Relic will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/NEWR2023SM (the “virtual meeting website”). You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of New Relic common stock at the close of business on September 20, 2023. Each holder of New Relic common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 71,020,661 shares of New Relic common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of the shares of New Relic common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Recommendation of the New Relic Board of Directors

The Board of Directors has unanimously amongst members of the Board of Directors present and voting: (i) determined that it is in the best interests of New Relic and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by New Relic, the performance by New Relic of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that New Relic Stockholders adopt the Merger Agreement.

The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Prior to the adoption of the Merger Agreement by New Relic Stockholders, in certain circumstances relating to the presence of a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go-Shop’ Period—Solicitation of Other Offers”) or in response to an intervening event, the Board of Directors may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing written notice to Parent at least five (5) business days prior to the recommendation change and negotiating with Parent and its representatives in good faith over a five (5) business day period, after which the Board of Directors shall have determined that the failure of the Board of Directors (or a committee thereof) to make a Company Board Recommendation Change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. The termination of the Merger Agreement by New Relic following the Board of Directors’ authorization for New Relic to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by New Relic of a termination fee of $196.0 million and, if such termination had occurred before the No Shop Period Start Date (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go-Shop’ Period—Solicitation of Other Offers”) and certain other conditions set forth in the Merger Agreement had been met, the Company would have been required to pay a termination fee of $98.0 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Opinion of Qatalyst Partners

In connection with the merger, Qatalyst Partners LP (“Qatalyst Partners”) rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that as of July 30, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Qatalyst Partners as set forth in the written opinion, the Per Share Merger Consideration to be received by the holders of shares of New Relic common stock (other than the holders of Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of New Relic common stock, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Qatayst Partners.”

The full text of the written opinion of Qatalyst Partners, dated as of July 30, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Qatalyst Partners in rendering its opinion, is attached to this proxy statement as Annex B and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Qatalyst Partners in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Qatalyst Partners’ opinion carefully and in its entirety. Qatayst Partners’ opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the Per Share Merger Consideration to be received by the holders of shares of New Relic common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how New Relic Stockholders should vote at the special meeting.

Interests of New Relic’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, New Relic Stockholders should be aware that New Relic’s directors and executive officers may have interests in the Merger that are different from, or in addition to, New Relic Stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•

at the Effective Time, each Company Option, Company RSU Award, Company Special PSU Award, and Company PSU Award held by an executive officer or director will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of New Relic’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards;”

•

eligibility of New Relic’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their change-in-control and severance agreements with New Relic, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of New Relic’s Directors and Executive Officers in the Merger—Change-in-Control and Severance Agreements;”

•	eligibility of New Relic’s directors to receive equity award vesting acceleration under New Relic’s Non-Employee Director Compensation Policy; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of New Relic common stock held by New Relic directors and executive officers will be treated in the same manner as outstanding shares of New Relic common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of New Relic’s Directors and Executive Officers in the Merger.”

Alternative Acquisition Proposals

The “Go-Shop” Period—Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the date of the Merger Agreement until 11:59 p.m., Pacific time on September 13, 2023 (such date, the “No Shop Period Start Date” and such period, the “Go-Shop Period”), New Relic, its affiliates and their respective representatives had the right to, among other things: (i) solicit, initiate, propose, induce, encourage, or facilitate the making, submission, or announcement of, or knowingly encourage, facilitate, or assist any proposal, Inquiry, request for discussions or negotiation, or request to review non-public information that constitutes, could constitute, or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go-Shop’ Period—Solicitation of Other Offers”), provide any non-public information to any third person with the intent to facilitate the making of an Acquisition Proposal; (iii) continue, enter into, maintain, participate, or otherwise engage in discussions with any third person (and its representatives and financing sources) with respect to an Acquisition Proposal (or any proposal, Inquiry, request for discussions or negotiation, or request to review non-public information that could constitute or reasonably be expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, Inquiries, offers, discussions, or negotiations or any effort or attempt to make any Acquisition Proposal. We have not received any offer or proposal that constituted, or could reasonably be expected to lead to, an Acquisition Proposal during the Go-Shop Period.

The “No Shop” Period—No Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the No Shop Period Start Date until the Effective Time, New Relic may not, directly or indirectly: (i) solicit, initiate, propose, or induce or knowingly encourage, facilitate, or assist any Inquiry, request for discussions or negotiation, request to review non-public information, proposal, or offer that constitutes, or would reasonably be expected to lead to any Acquisition Proposal; (ii) furnish to any third person non-public information or access to the business, properties, assets, books, records, or other similar information or knowingly cooperate with either the intent to induce or a reasonable expectation that any such action would lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications, or negotiations with any third person with respect to an Acquisition Proposal other than to inform them of the provisions of the “Go-Shop” and “No Shop” periods; (iv) approve, endorse, or recommend any proposal, offer, or Inquiry that constitutes an Acquisition Proposal or would reasonably be expected to lead to an Acquisition Proposal; or (v) enter into any letter of intent or contract relating to an Acquisition Transaction (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go-Shop’ Period—Solicitation of Other Offers”).

Notwithstanding the foregoing restrictions, under certain specified circumstances, from the No Shop Period Start Date until the adoption of the Merger Agreement by New Relic’s stockholders, New Relic may, among other things, provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives, prospective debt, and equity financing sources and/or their respective representatives) with such Acquisition Proposal (in each case, if requested by such person) and such Acquisition Proposal did not result from the breach of New Relic’s obligations, as described in the immediately preceding paragraph if (and only if), subject to complying with certain procedures described in the subsequent paragraph, New Relic and the Board of Directors (or a committee thereof) may only take the actions contemplated in this sentence if such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period—No Solicitation of Other Offers.”

Prior to the adoption of the Merger Agreement by New Relic’s stockholders, New Relic is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including, but not limited to, providing written notice of the Superior Proposal to Parent at least five (5) business days in advance of termination and negotiating with Parent in good faith in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

The termination of the Merger Agreement by New Relic following the Board of Directors’ authorization for New Relic to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by New Relic of a termination fee of $196.0 million. If such termination had occurred before the No Shop Period Start Date, and the Company had complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement, the Company would have been required to pay a termination fee of $98.0 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and New Relic have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Pacific time on January 30, 2024 (the “Termination Date”) (i) unless as of such date, certain conditions that by their nature can only be satisfied at the closing of the Merger (including certain of those relating to or arising under Antitrust Laws (as defined in the Merger Agreement)) have not been satisfied but all other closing conditions have been satisfied or waived, then the Termination Date will automatically be extended to 11:59 p.m., Pacific time, on April 30, 2024 and (ii) if as of the Termination Date as extended by the foregoing clause (i) all of the conditions other than certain of those relating to or arising under Antitrust Laws (as defined in the Merger Agreement) have been satisfied or waived, then the Termination Date will automatically be extended to 11:59 p.m., Pacific time, on July 30, 2024 (as further described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement”), or if New Relic Stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under certain specified circumstances, (i) New Relic is required to pay Parent a termination fee equal to $196.0 million (if termination had occurred before the No Shop Period Start Date and certain other conditions set forth in the Merger Agreement had been met, the Company would have been required to pay a termination fee of $98.0 million); and (ii) Parent is required to pay New Relic a termination fee equal to $524.0 million. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Effect on New Relic if the Merger Is Not Completed

If the Merger Agreement is not adopted by New Relic Stockholders, or if the Merger is not completed for any other reason:

(i) the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of New Relic common stock pursuant to the Merger Agreement;

(ii) (a) New Relic will remain an independent public company; (b) New Relic common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) New Relic will continue to file periodic reports with the SEC; and

(iii) under certain specified circumstances, New Relic will be required to pay Parent a termination fee of $196.0 million (if termination had occurred before the No Shop Period Start Date and certain other conditions set forth in the Merger Agreement had been met, the Company would have been required to pay a termination fee of $98.0 million), upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

The Voting and Support Agreement

JANA, HMI, and the Rolling Stockholders, which collectively own approximately 20% of the outstanding New Relic common stock as of the Agreement Date, entered into the Voting and Support Agreement with Parent and the Company. Pursuant to the Voting and Support Agreement, JANA, HMI, and the Rolling Stockholders have agreed, among other things, to vote their shares of New Relic common stock in favor of the Merger and the adoption of the Merger Agreement, to vote the Covered Shares (as defined in the Voting and Support Agreement) against any Acquisition Proposal, and, if the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, tender the Covered Shares.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Why am I receiving these materials?

The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of New Relic common stock in connection with the solicitation of proxies to be voted at the Special Meeting. We intend to mail the proxy materials on or about September 25, 2023 to all stockholders of record entitled to vote at the Special Meeting.

When and where is the Special Meeting?

New Relic will hold the Special Meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

What am I being asked to vote on at the Special Meeting?

You are being asked to vote on the following proposals:

Voting Matter	Board Vote Recommendation
→ Proposal No. 1: Approval of Merger Agreement	FOR
To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into New Relic, and New Relic will become a wholly-owned subsidiary of Parent.	Page 81

→ Proposal No. 2: Advisory Vote on the Company’s Named Executive Officer Compensation	FOR

To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

Page 107

→ Proposal No. 3: Adjournment	FOR

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Page 108

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on September 20, 2023, which is the Record Date, will be entitled to notice of the Special Meeting and to vote at the Special Meeting.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of New Relic common stock you owned as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares of New Relic common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. In this case, this proxy statement and your proxy card have been sent directly to you by New Relic. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy over the telephone, through the Internet, or by using the proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares of New Relic common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, to be the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote the shares in your account by following their instructions for voting. You are also invited to attend the Special Meeting. Beneficial owners may vote online at the virtual Special Meeting with a 16-digit control number. Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the virtual Special Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee.

May I attend the Special Meeting and vote in person?

Yes. If you are a stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website on November 1, 2023 and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a stockholder of record, you will need your assigned 16-digit control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card, voting instruction form, or other applicable proxy notices.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date, and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

What will I receive if the Merger is completed?

Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration in cash, without interest, less any applicable withholding taxes, for each share of New Relic common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of New Relic common stock, you will receive $8,700 in cash in exchange for your shares of New Relic common stock, less applicable withholding taxes.

Additionally, the Merger Agreement provides that:

•

Each Vested Option will be cancelled in exchange for an amount in cash equal to the Option Consideration. The Option Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Unvested Option will be substituted and converted into an award to receive an amount in cash equal to the Substituted Option Award, payable on the same schedule as the Unvested Options that vest in the future and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic. Each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled for no consideration as of the Effective Time.

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Each Company RSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time will be cancelled in exchange for an amount in cash equal to the RSU Consideration. The RSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Company RSU Award that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to the corresponding Company RSU Award) will be cancelled and be converted into the contractual right to receive the payment of the RSU Consideration in respect of the Converted RSU Award from the Surviving Corporation. The Converted RSU Award will be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company RSU Award).

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Each Company Special PSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time based on actual performance through the Effective Time will be cancelled in exchange for the payment of PSU Consideration. The PSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

•

Each Company PSU Award that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions but that has not satisfied the service vesting conditions upon the occurrence of the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company PSU Award that vest based on actual performance through the Effective Time). Except as otherwise provided, the PSU Consideration will be subject to the same terms and conditions applicable to the corresponding Company PSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company PSU Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company PSU Award). Any portion of a Company PSU Award that does not get converted in accordance with the foregoing will immediately terminate without consideration at the Effective Time. In connection with the signing of the Merger Agreement, New Relic approved an amendment to the terms of the Company PSU Awards whereby the total shareholder return of the comparable index companies will be measured as of Agreement Date in lieu of instead being measured as of immediately prior to the Effective Time of the Merger, and all other terms and conditions remain as is.

•

Each Restricted Stock that is outstanding immediately prior to the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the Per Share Merger Consideration, and such consideration will be payable on the same schedule as the underlying Restricted Stock, and be subject to the same terms and conditions applicable to such Restricted Stock immediately prior to the Effective Time (including time-based vesting conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

What vote is required to adopt the Merger Agreement?

The affirmative vote of the holders of a majority of the outstanding shares of New Relic common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote in person by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Each “broker non-vote” will also have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Have any New Relic Stockholders already agreed to approve the proposal to adopt the Merger Agreement?

Yes. JANA, HMI, and the Rolling Stockholders, which collectively owned 15,253,105 shares of New Relic common stock representing approximately 20% of the outstanding shares of New Relic common stock as of July 30, 2023, have entered into the Voting and Support Agreement with Parent. Pursuant to the Voting and Support Agreement, JANA, HMI, and the Rolling Stockholders have agreed, among other things, to vote all shares of New Relic common stock in favor of the proposal to adopt the Merger Agreement and against any competing transaction so long as (1) the Merger Agreement has not been terminated, (2) the Board of Directors has not made a Company Board Recommendation Change, (3) the Merger Agreement has not been amended or modified (including the waiver of any provision thereof) in a way that reduces or modifies the form of consideration payable to JANA, HMI, or the Rolling Stockholders or is adverse to JANA, HMI, and the Rolling Stockholders relative to the other stockholders of the Company, (4) Parent has not provided written notice to JANA, HMI, and the Rolling Stockholders terminating the Voting and Support Agreement and (5) the Voting and Support Agreement has not been otherwise terminated by consent of all parties thereto. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting and Support Agreement.”

What happens if the Merger is not completed?

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of New Relic common stock. Instead, New Relic will remain an independent public company, New Relic common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, New Relic will be required to pay Parent a termination fee of $196.0 million (if termination had occurred before the No Shop Period Start Date and certain other conditions set forth in the Merger Agreement had been met, the Company would have been required to pay a termination fee of $98.0 million), upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

The Exchange Act and applicable SEC rules thereunder require New Relic to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

What vote is required to approve the Compensation Proposal?

The affirmative vote of the holders of a majority of the shares of New Relic present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Compensation Proposal.

What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on New Relic. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to New Relic’s named executive officers in accordance with the terms and conditions of the applicable agreements.

What do I need to do now?

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker, or other nominee to vote your shares.

Should I surrender my book-entry shares now?

No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of New Relic common stock represented by such holder’s book-entry shares for merger consideration.

What happens if I sell or otherwise transfer my shares of New Relic common stock after the Record Date but before the Special Meeting?

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of New Relic common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies New Relic in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the

Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of New Relic common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

How may I vote?

If you are a stockholder of record (that is, if your shares of New Relic common stock are registered in your name with Computershare, our transfer agent), there are four (4) ways to vote:

•	by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of New Relic common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of New Relic common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of New Relic common stock in person by virtual ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by virtual ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting form provided by your bank, broker, or nominee.

If my broker holds my shares in “street name,” will my broker vote my shares for me?

No. Your bank, broker, or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement but will have no effect on the Compensation Proposal or the adjournment proposal.

May I change my vote after I have mailed my signed and dated proxy card?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

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delivering a written notice that you are revoking your proxy to our Corporate Secretary at 188 Spear Street, Suite 1000, San Francisco, California 94105 which such notice will be considered timely if it is received at the indicated address by the close of business on October 31, 2023; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

Note that simply attending the Special Meeting will not, by itself, revoke your proxy. If you hold your shares of New Relic common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker, or other nominee.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of New Relic common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of New Relic common stock is called a “proxy card.” William Staples, our Chief Executive Officer and a member of our Board of Directors, David Barter, our Chief Financial Officer, and Thomas Lloyd, our Chief Legal Officer, or any of them, are the proxy holders for the Special Meeting, each with full power of substitution and re-substitution.

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

What should I do if I receive more than one (1) set of voting materials?

Please sign, date, and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one (1) set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one (1) brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one (1) name, you will receive more than one (1) proxy card.

Where can I find the voting results of the Special Meeting?

New Relic intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that New Relic files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

If you are a U.S. Holder (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of New Relic common stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the shares of common stock surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of New Relic common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or New Relic is or has been a United States real property holding corporation.

You should consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

When do you expect the Merger to be completed?

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in late 2023 or early 2024. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Who can help answer my questions?

If you have any questions concerning the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of New Relic common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

New Relic Stockholders may call toll free: (877) 456-3524

Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, and any document to which New Relic refers in this proxy statement, contains “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP, and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates, and projections. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the Merger or to make or take any filing or other action required to consummate the Merger on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to:

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the completion of the Merger on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the Merger;

•	conditions to the closing of the Merger may not be satisfied;

•	the Merger may involve unexpected costs, liabilities or delays;

•	the outcome of any legal proceedings related to the Merger;

•	the failure by Parent to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the Merger;

•	New Relic’s ability to implement its business strategy;

•	significant transaction costs associated with the Merger;

•	potential litigation relating to the Merger;

•	the risk that disruptions from the Merger will harm New Relic’s business, including current plans and operations;

•	the ability of New Relic to retain and hire key personnel;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•	legislative, regulatory and economic developments affecting New Relic’s business;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory, and tax regimes under which New Relic operates;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect New Relic’s financial performance;

•	restrictions during the pendency of the Merger that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions;

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unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors; and

•

such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by New Relic, including its Annual Report on Form 10-K previously filed with the SEC May 23, 2023 and its Quarterly Report on Form 10-Q previously filed with the SEC on July 31, 2023.

While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, and prospects. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this proxy statement. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this proxy statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date of proxy statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

THE SPECIAL MEETING

You are receiving this proxy statement because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Date, Time, and Place

The Special Meeting will be held on November 1, 2023 at 7:00 a.m., Pacific time. New Relic will hold the special meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on the Record Date, which is September 20, 2023, will be entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 71,020,661 shares of our common stock outstanding and entitled to vote, held of record by approximately 80 stockholders.

Pursuant to our bylaws, the holders of a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each of our stockholders is entitled to one vote for each outstanding share of common stock held as of the record date on each matter properly submitted to the stockholders for their vote. For at least the ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be available upon written request by any stockholder for any purpose germane to the meeting. Requests should be sent to New Relic at 188 Spear Street, Suite 1000, San Francisco, California 94105, Attention: Corporate Secretary.

Attending the Meeting

Our Special Meeting will be a virtual meeting. To attend, go to www.virtualshareholdermeeting.com/NEWR2023SM and follow the instructions provided. You will need the control number printed on your proxy card in order to join the meeting. We recommend you join the meeting 15 minutes before the meeting is scheduled to begin. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log in page.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of New Relic common stock is required to adopt the Merger Agreement. As of the Record Date, 35,510,331 votes constitute a majority of the outstanding shares of New Relic common stock. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who do not attend the meeting, are not represented by proxy or otherwise abstain from voting, it will not have any effect on the proposal to adjourn the Special Meeting. Abstentions in respect of shares that are not present virtually or represented by proxy at the Special Meeting are not considered votes cast and therefore will have no effect on the outcome of this proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Approval of the proposal to adjourn the Special Meeting is not a condition to completion of the Merger.

Each “broker non-vote” will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. A so-called “broker non-vote” results when banks, brokers, and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. New Relic does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of New Relic common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “against” the proposal to adopt the Merger Agreement.

Stock Ownership and Interests of Certain Persons

Shares Held by New Relic’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 16,224,124 shares of New Relic common stock, representing approximately 22.8% of the shares of New Relic common stock outstanding on the Record Date (and approximately 23.7% of the total shares of New Relic common stock outstanding when taking into account Company Options held, in the aggregate, by our directors and executive officers).

We currently expect that our directors and executive officers will vote all of their respective shares of New Relic common stock (1) “FOR” the adoption of the Merger Agreement, (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal, and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Shares Held by JANA, HMI, and the Rolling Stockholders

JANA, HMI, and the Rolling Stockholders, which collectively owned approximately 20% of the outstanding New Relic common stock as of July 30, 2023, entered into the Voting and Support Agreement with Parent and the Company. Pursuant to the Voting and Support Agreement, JANA, HMI, and the Rolling Stockholders have agreed, among other things, to vote their shares of New Relic common stock in favor of the Merger and the adoption of the Merger Agreement and against any competing transaction so long as (1) the Merger Agreement has not been terminated, (2) the Board of Directors has not made a Company Board Recommendation Change, (3) the Merger Agreement has not been amended or modified (including the waiver of any provision thereof) in a way that reduces or modifies the form of consideration payable to JANA, HMI, or the Rolling Stockholders or is adverse to JANA, HMI, and the Rolling Stockholders relative to the other stockholders of the Company, (4) Parent has not provided written notice to JANA, HMI, and the Rolling Stockholders terminating the Voting and Support Agreement and (5) the Voting and Support Agreement has not been otherwise terminated by consent of all parties thereto. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting and Support Agreement.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a virtual ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker, or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker, or other nominee by following the instructions on the voting form provided by your bank, broker, or other nominee. If you do not return your bank’s, broker’s, or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker, or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the adjournment proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to our Corporate Secretary at 188 Spear Street, Suite 1000, San Francisco, California 94105 which such notice will be considered timely if it is received at the indicated address by the close of business on October 31, 2023; or

•	attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

If you have submitted a proxy, your appearance at the Special Meeting will not have the effect of revoking your prior proxy, provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of New Relic common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker, or other nominee.

Any adjournment, postponement, or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed, or delayed.

Board of Directors’ Recommendation

The Board of Directors has, unanimously amongst members of the Board of Directors present and voting: (i) determined that it is in the best interests of New Relic and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by New Relic, the performance by New Relic of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that New Relic Stockholders adopt the Merger Agreement.

The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by New Relic. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $30,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers, and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet, or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in late 2023 or early 2024.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of New Relic common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of New Relic common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of New Relic common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to New Relic before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of New Relic common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex C to this proxy statement and incorporated herein by reference. If you hold your shares of New Relic common stock through a bank, brokerage firm, or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm, or nominee.

Delisting and Deregistration of New Relic Common Stock

If the Merger is completed, the shares of New Relic common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of New Relic common stock will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of New Relic common stock will be voted in accordance with the discretion of the appointed proxy holders.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for special and other meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting and proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are New Relic Stockholders will be “householding” the Company’s proxy materials. A single set of meeting and proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received a notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting and proxy materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or the Company. Direct your written request to the Company to our Corporate Secretary at New Relic, Inc., 188 Spear Street, Suite 1000, San Francisco, California 94105, or contact our Corporate Secretary at (650) 777-7600. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the meeting and proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. If a bank, broker, or other nominee holds your shares, please contact your bank, broker, or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of New Relic common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

New Relic Stockholders may call toll free: (877) 456-3524

Banks and Brokers may call collect: (212) 750-5833

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

New Relic, Inc.

188 Spear Street, Suite 1000

San Francisco, California 94105

New Relic, a Delaware corporation, is a leading “all-in-one” observability platform that enables its customers to plan, build, deploy, and operate their critical digital infrastructure by harnessing the power of data. New Relic’s observability platform combines metrics, events, logs, traces, and other telemetry data with its proprietary stack of analytical tools to rapidly generate actionable, fact-based insights. New Relic’s customers use its platform to improve uptime, reliability, and operational efficiency, in order to optimize the digital experience for their customers and within their organizations. Founded in 2007 and headquartered in San Francisco, California, New Relic has been a leader in all-in-one observability. New Relic common stock is listed on the NYSE under the symbol “NEWR.”

Crewline Buyer, Inc.

c/o Francisco Partners Management LLC

One Letterman Drive, Building C—Suite 410

San Francisco, California 94129

TPG Partners IX, L.P.

c/o TPG Global, LLC

301 Commerce Street—Suite 3300

Fort Worth, TX 76102

Parent was formed on July 25, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Crewline Merger Sub, Inc.

c/o Francisco Partners Management LLC

One Letterman Drive, Building C—Suite 410

San Francisco, California 94129

TPG Partners IX, L.P.

c/o TPG Global, LLC

301 Commerce Street—Suite 3300

Fort Worth, TX 76102

Merger Sub is a wholly owned subsidiary of Parent and was formed on July 25, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into

New Relic and the separate corporate existence of Merger Sub will cease, with New Relic continuing as the

Surviving Corporation. As a result of the Merger, New Relic will become a wholly owned subsidiary of

Parent, and New Relic common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, New Relic common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent, and Merger Sub may agree and specify in the certificate of merger).

Effect on New Relic If the Merger Is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of New Relic common stock pursuant to the Merger Agreement;

(ii)

(a) New Relic will remain an independent public company; (b) New Relic common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) New Relic will continue to file periodic reports with the SEC;

(iii)

we anticipate that (a) management will operate the business in a manner similar to that in which it is being operated today and (b) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to New Relic’s business, prospects, and results of operations, as such may be affected by, among other things, the highly competitive industry in which New Relic operates and economic conditions;

(iv)

the price of New Relic common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of New Relic common stock would return to the price at which it trades as of the date of this proxy statement;

(v)

the Board of Directors will continue to evaluate and review New Relic’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate; irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that New Relic’s business, prospects and results of operations will be adversely impacted; and

(vi)

under specified circumstances, New Relic will be required to pay Parent a termination fee of $196.0 million (if termination had occurred before the No Shop Period Start Date and certain other conditions set forth in the Merger Agreement had been met, the Company would have been required to pay a termination fee of $98.0 million), upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

New Relic Common Stock

At the Effective Time, each share of New Relic common stock (other than Excluded Shares, which include, among other things, the Rollover Shares and shares of New Relic common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, less applicable withholding taxes.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of New Relic common stock that you own (less applicable withholding taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”

Treatment of Company Equity Awards

Company Options. Pursuant to the Merger Agreement, each Vested Option will be cancelled in exchange for an amount in cash equal to the Option Consideration. The Option Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Unvested Option will be substituted and converted into an award to receive an amount in cash equal to the Substituted Option Award, payable on the same schedule as the Unvested Options that vest in the future and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic. Each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled for no consideration as of the Effective Time.

Company Restricted Stock Units. Each Company RSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time will be cancelled in exchange for an amount in cash equal to the RSU Consideration. The RSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Company RSU Award that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to such Company RSU Award) will be cancelled and be converted into the contractual right to receive the payment of the RSU Consideration in respect of the Converted RSU Award in cash from the Surviving Corporation. The Converted RSU Award will be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company RSU Award).

Company Special Performance Stock Units. Each Company Special PSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time based on actual performance through the Effective Time will be cancelled in exchange for the payment of PSU Consideration. The PSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

Company Performance Stock Units. Each Company PSU Award that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions but that has not satisfied the service vesting conditions upon the occurrence of the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company PSU Award that vest based on actual performance through the Effective Time). In connection with the signing of the Merger Agreement, New Relic approved an amendment to the terms of the Company PSU Awards whereby the total shareholder return of the comparable index companies will be measured as of Agreement Date in lieu of instead being measured as of immediately prior to the Effective Time of the Merger, and all other terms and conditions remain as is. Except as otherwise provided, the PSU Consideration will be subject to the same terms and conditions applicable to the corresponding Company PSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company PSU Award, but, excluding nay performance-based vesting conditions, in accordance with the terms of the Company PSU Award). Any portion of a Company PSU Award that does not get converted in accordance with the foregoing will immediately terminate without consideration at the Effective Time.

Restricted Stock. Each Restricted Stock that is outstanding immediately prior to the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the Per Share Merger Consideration, and such consideration will be payable on the same schedule as the corresponding Restricted Stock and be subject to the same terms and conditions applicable to such Restricted Stock immediately prior to the Effective Time (including time-based vesting conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

Company ESPP

In connection with the execution and delivery of the Merger Agreement New Relic took the following actions under our ESPP: (i) ensured no new participants will commence participation in the ESPP after July 30, 2023; (ii) ensured no participant will be allowed to increase his or her payroll contribution rate in effect as of July 30, 2023 or make separate non-payroll contributions on or following such date; and (iii) ensured no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after July 30, 2023. If the Effective Time is expected to occur prior to the end of the current purchase period, New Relic must provide for an earlier exercise date (including for purposes of determining the purchase price for the current purchase period). Such earlier exercise date will be as close to the Effective Time as is administratively practicable. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time, but subject to consummation of the Merger.

Background of the Merger

Events Leading Up to the Merger Agreement

As part of New Relic’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and New Relic’s senior management periodically review, consider, and assess New Relic’s operations and financial performance, as well as overall industry, macroeconomic and geopolitical conditions, as they may affect those strategic goals and plans, with the goal of enhancing stockholder value. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions, and other financial and strategic alternatives. The Board of Directors has also regularly engaged with New Relic stockholders to discuss and solicit their perspectives on New Relic’s strategic direction.

As part of this, in the months leading up to New Relic’s 2021 fiscal year, the Board of Directors, with the input of New Relic senior management, undertook a deep strategic review of New Relic’s business model, including with respect to the company’s product offerings and competitive position, which highlighted that subscription revenues for the 2021 fiscal year would likely decrease at a significant rate and that the company needed to completely overhaul its product platform and pricing to remain competitive in the market.

Following this strategic review process, on July 30, 2020, New Relic publicly announced its intention to transition to a “consumption” based pricing model for its software (which charges customers based on their usage of the New Relic platform, rather than on a subscription basis), as well as a streamlined product offering focused on one complete observability platform. Throughout 2020 and thereafter, New Relic’s Board of Directors and management reviewed the progress of New Relic’s transition to a consumption-based pricing model. New Relic’s transition strategy included significant changes to its sales and marketing organization and routes to market, including a shift to product-led growth, a greater rotation of engineering resources towards product development, and the long-term migration of existing subscription customers to consumption-based pricing.

While the Board of Directors believed that the shift to a consumption-based pricing model would help drive revenue growth in the future, New Relic’s near-term financial performance and revenue growth over its next several fiscal quarters largely reflected the deceleration of the company’s legacy subscription business due to product downgrades and customer losses, with year-over-year revenue growth during the course of New Relic’s fiscal year 2021 being 15% in the first quarter, 14% in the second quarter, 9% in the third quarter and 8% in the fourth quarter. The price per share of New Relic common stock on the New York Stock Exchange during New Relic’s fiscal year 2021 was extremely volatile and ranged from a low of $44.49 per share to a high of $80.77 per share.

On February 2, 2021, the Board of Directors met to discuss New Relic’s recent business trends, financial performance and key business goals. In particular, the Board of Directors discussed New Relic’s financial performance since its shift to a consumption-based pricing model, as well as the volatility in New Relic’s financial performance and revenue growth. As part of this discussion and its ongoing review of key business goals, the Board of Directors also discussed the potential for a CEO transition, as well as other senior members of New Relic management, to lead the company during the course of its broader business transition, particularly with respect to its new product, sales and go-to-market strategy. During the meeting, at the invitation of the Board of Directors, representatives of Qatalyst Partners gave a presentation on potential strategic alternatives, valuation comparables, market dynamics, timing considerations and potential strategic approaches related to New Relic and the software industry.

On March 3, 2021, at the direction of the Board of Directors, New Relic engaged Qatalyst Partners as its financial advisor in connection with preparing for, and evaluating, various potential strategic alternatives, including a potential sale transaction. The Board of Directors selected Qatalyst Partners to act as New Relic’s financial advisor based on Qatalyst Partners’ long-standing relationship with New Relic as well as Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of New Relic and the industry in which it operates, and the Board of Directors engaged them at this time in order to familiarize them with New Relic during its ongoing business transition to be prepared to quickly respond to potential external developments. As part of its engagement, Qatalyst Partners provided the Board of Directors a conflict disclosure letter, and the Board of Directors determined that Qatalyst Partners had no conflicts that would preclude it from acting as New Relic’s financial advisor.

On May 13, 2021, New Relic publicly announced that its founder, Mr. Lew Cirne, would be stepping down as CEO and moving into an executive chairman role, with Mr. Bill Staples (previously New Relic’s chief product officer) taking over as CEO.

On June 24, 2021, New Relic entered into a cooperation agreement with Engaged Capital, LLC (“Engaged”), a stockholder of New Relic, pursuant to which Mr. Radhakrishnan “RK” Mahendran, a Partner of HMI Capital Management, L.P. (“HMI”), also a stockholder of New Relic, was appointed as a director of the Board of Directors, and New Relic agreed to take all necessary actions to fully declassify the structure of the Board of Directors by its 2023 annual stockholder meeting.

The volatility in New Relic’s financial performance and revenue growth continued into its fiscal year 2022. On November 8, 2021, New Relic announced financial results for the second quarter of fiscal year 2022, with 18% year-over-year revenue growth. By the close of trading on November 9, 2021, the price per share of New Relic common stock on the New York Stock Exchange had reached an all-time high of $125.97 per share, an increase of 39% from the prior day close of trading. However, on February 8, 2022, New Relic announced financial results for the third quarter of fiscal year 2022, with 22% year-over-year revenue growth, but beating revenue guidance for the quarter by only 1% and forecasting slower revenue growth in the fourth quarter relative to the third quarter. On February 9, 2022, the price per share of New Relic common stock on the New York Stock Exchange closed at $78.23 per share, a decline of 28% from the prior day close of trading. In addition, from November 2021 to February 2022, values of publicly traded software companies experienced a significant decline, with the Bessemer Emerging Cloud Index declining by 29%.

Following an introduction made by Qatalyst Partners on March 7, 2022, on March 12, 2022, Mr. Staples met with representatives of TPG and discussed general challenges that New Relic was facing in the public markets. TPG extended an open offer to help where needed.

On May 12, 2022, New Relic announced financial results for the fourth quarter of fiscal year 2022 and the full fiscal year 2022, with 19% year-over-year revenue growth for the quarter and 18% year-over-year revenue growth for the fiscal year, and forecasting year-over-year revenue growth for fiscal year 2023 of 17-18%. As of the close of trading on May 13, 2022, the price per share of New Relic common stock on the New York Stock Exchange was $46.60 per share, a decline of 3% from the prior day close of trading, and on May 18, 2022, New Relic’s common stock on the New York Stock Exchange closed at a price of $42.76 per share, representing a two-year low closing price for the stock.

On May 27, 2022, a representative of TPG emailed Mr. Staples to request a meeting in early June with the goal of furthering their previous discussions. The requested meeting was not ultimately scheduled.

On June 3, 2022, Mr. Mahendran received an unsolicited phone call from representatives of FP expressing interest in exploring a potential take-private transaction with New Relic at an unspecified premium to New Relic’s recent trading prices. Mr. Mahendran informed the representative of FP that he would report such interest to the Board of Directors and respond following discussion with other directors.

At a meeting of the Board of Directors held on June 4, 2022, Mr. Mahendran updated the Board of Directors on the interest expressed by the representative of FP. Mr. Mahendran noted to the Board of Directors that he did not encourage such discussion, but that he wanted to bring it to the attention of the Board of Directors. The Board of Directors and management discussed current market dynamics impacting New Relic, potential variability in its business during the near term and the potential for further interest from private equity funds. The Board of Directors concluded that it was not in the interests of stockholders to pursue a sale transaction at this time due to New Relic’s ongoing business transition but requested members of New Relic’s management to track any further interest and continue to assess developments in New Relic’s business and market dynamics. The Board of Directors instructed Mr. Mahendran to revert to representatives of FP with this messaging in due course following the meeting.

On June 6, 2022, New Relic entered into a cooperation agreement with JANA Partners LLC (“JANA”), a stockholder of New Relic, pursuant to which New Relic agreed to appoint Mr. Kevin Galligan and Ms. Susan Arthur to the Board of Directors. The Board of Directors now included Mr. Cirne, Mr. Staples, Ms. Hope Cochran, Mr. Pali Bhat, Ms. Anne DelSanto, Mr. David Henshall, Mr. Takeshi Numoto, Ms. Caroline Watteuw Carlisle, Mr. Mahendran, Mr. Galligan and Ms. Arthur. The members of the Board of Directors remained the same from June 6, 2022 through the signing of the Merger Agreement on July 30, 2023.

On June 15, 2022, consistent with the prior direction from the Board of Directors, Mr. Mahendran conveyed to FP that the Board of Directors had concluded that it was not in the interests of stockholders to pursue a sale transaction at this time.

On July 11, 2022, Mr. Henshall met with a representative of FP, as part of a prescheduled meeting unrelated to New Relic. During the course of the meeting, the representative of FP raised FP’s interest in New Relic and asked if Mr. Staples would be open to an introductory meeting to hear more about FP and its interest in acquiring

New Relic. Following the meeting, Mr. Henshall conferred with Mr. Staples and, consistent with the prior direction from the Board of Directors, Mr. Henshall relayed to FP that New Relic would not be pursuing a sale transaction at this time.

On July 13, 2022, notwithstanding New Relic’s prior responses, representatives of FP sent a proposal to acquire New Relic to Mr. Staples and Mr. Cirne. In the proposal, FP offered to acquire all outstanding shares of New Relic at a price of $70-75 per share. The offer price represented a premium of 35-44% to New Relic’s closing share price of $51.99 on July 13, 2022 and a premium of 39-49% to New Relic’s 30-day trailing volume-weighted average price (“VWAP”). FP noted as part of its proposal that financing for the proposed transaction would be a combination of equity capital from its existing funds and debt financing. Following receipt of the proposal from FP, Mr. Thomas Lloyd, the Chief Legal Officer of New Relic, forwarded to the Board of Directors the proposal from FP and TPG for their review, noting that the Board of Directors would discuss the proposal at an upcoming meeting, to be scheduled, and that Qatalyst Partners was preparing materials based on the proposal for review by the Board of Directors.

On July 20, 2022, Reuters reported that New Relic was exploring sale options following interest from private equity firms. The price per share of New Relic common stock on the New York Stock Exchange as of the close of trading on July 20, 2022 was $61.55 per share, as compared to $52.37 per share on the prior trading day.

On July 21, 2022, following the Reuters report published the prior day, a representative of another financial sponsor (“PE Firm A”) sent an email to Mr. Staples expressing interest in New Relic and requesting an introductory meeting. Mr. Staples responded that they could perhaps look to meet after New Relic’s upcoming earnings announcement to be held on August 4, 2022. However, this meeting was never ultimately scheduled.

Later on July 21, 2022, the Board of Directors met, with members of New Relic’s senior management and representatives of Qatalyst Partners present, to discuss FP’s proposal. Representatives of Qatalyst Partners led a presentation to the Board of Directors regarding an analysis of the proposal from FP, including a detailed review of historical trading prices and valuation implications. Mr. Lloyd also provided a brief overview of legal considerations in light of the proposal from FP, including a discussion of fiduciary duties and process requirements. The Board of Directors discussed next steps and timing for a potential response in light of New Relic’s upcoming earnings release and investor discussions. Following this discussion, the Board of Directors determined that it would need additional valuation analysis from Qatalyst Partners based on preliminary internal projections developed by New Relic management in order to better assess the proposal from FP and authorized Qatalyst Partners to respond to FP that the Board of Directors would review the proposal in more detail and respond when appropriate following the company’s upcoming earnings announcement on August 4, 2022. During the course of the meeting, Mr. Staples also informed the Board of Directors of the outreach he had received from PE Firm A.

On July 26, 2022, representatives of Qatalyst Partners informed FP that the Board of Directors was evaluating the proposal in more detail and would respond when appropriate following New Relic’s upcoming earnings announcement on August 4, 2022.

On August 2, 2022, a representative of TPG reached out to Ms. Cochran and expressed TPG’s interest in a potential acquisition of New Relic if discussions regarding a sale transaction began to materialize.

On August 4, 2022, New Relic announced that David Barter would be joining the company as its new Chief Financial Officer. New Relic also announced financial results for the first quarter of fiscal year 2023, which showed year-over-year revenue growth of 20%.

On August 10, 2022, representatives of TPG contacted representatives of Qatalyst Partners to express their interest in a potential acquisition of New Relic if discussions regarding a sale transaction began to materialize.

On August 12, 2022, representatives of FP and TPG communicated to representatives of Qatalyst Partners that TPG would be proceeding in a joint bid for New Relic with FP under the same terms as previously provided in the proposal sent by FP on July 13, 2022.

On August 23, 2022, the Board of Directors met, with senior members of New Relic’s management and representatives of Qatalyst Partners present, to discuss FP’s bid and the addition of TPG as a joint bidder. Representatives of Qatalyst Partners led a presentation to the Board of Directors including an updated analysis of the joint proposal from FP and TPG based on preliminary internal projections developed by New Relic management since the prior board meeting on July 21, 2022, as well as an analysis of the potential responses to FP and TPG, potential negotiation strategies, other strategic alternatives and potential partners. In particular, representatives of Qatalyst Partners highlighted that, based on the high end of the preliminary internal projections developed by New Relic management, the proposal from FP and TPG would be significantly lower than potential future valuations of New Relic if management were able to execute to their preliminary projections. Mr. Lloyd also provided an overview of legal considerations in light of the proposal from FP and TPG, including a discussion of fiduciary duties and process considerations. Following extended discussion of the presentation from Qatalyst Partners, the Board of Directors concluded that the proposal from FP and TPG was insufficient to engage in further discussions with FP and TPG and directed representatives of Qatalyst Partners to communicate that to FP and TPG on behalf of New Relic. In light of the Board of Directors’ conclusion not to move forward with further discussions regarding the proposal from FP and TPG, the Board of Directors also determined that there was no need for Mr. Staples to further respond to the inquiry from PE Firm A at that time since the company would not be pursuing a sale transaction.

Later on August 23, 2022, representatives of Qatalyst Partners communicated to representatives of FP and TPG that their joint proposal, based on the terms of the proposal sent by FP and TPG on July 13, 2022, was insufficient for the Board of Directors to engage in discussions.

On August 26, 2022, a representative of TPG met with Mr. Barter and Mr. Staples and reinforced TPG’s continued interest in acquiring New Relic. Mr. Staples reiterated the message that the proposal from FP and TPG was insufficient for the Board of Directors to engage in discussions with FP and TPG.

On August 31, 2022, Ms. Cochran reinforced the message to representatives of TPG that the proposal from FP and TPG was insufficient. Representatives of TPG expressed their continued desire to be included if the Board of Directors were to run a sale process.

On September 9, 2022, Mr. Mahendran reiterated New Relic’s position to representatives of FP that the proposal from FP and TPG was insufficient for the Board of Directors to engage in discussions with FP and TPG.

On October 11, 2022, New Relic announced that Mark Dodds would be joining the company as its new Chief Revenue Officer. Mr. Dodds’ appointment continued New Relic’s focus on further building out its leadership team, following the hiring of David Barter as Chief Financial Officer and certain other members of senior management.

During the course of October and November 2022, representatives of FP and TPG continued to express interest to representatives of Qatalyst Partners in engaging with New Relic in discussions regarding a potential acquisition of New Relic. Representatives of Qatalyst Partners continued to reiterate New Relic’s position that the proposal from FP and TPG was insufficient for the Board of Directors to engage in discussions with FP and TPG.

On November 28, 2022, representatives of FP and TPG sent an updated proposal to acquire New Relic to Mr. Cirne and Mr. Staples, with an increased price range of $75-80 per share in cash, which represented a premium of 43-52% to New Relic’s closing share price of $52.62 per share on November 25, 2022. Later that same day, Mr. Lloyd forwarded to the Board of Directors the updated proposal from FP and TPG for their review, noting that the Board of Directors would discuss the proposal at their next meeting, to be scheduled, and that Qatalyst Partners was preparing materials based on the revised proposal for review by the Board of Directors.

On December 5, 2022, a representative of TPG reached out to representatives of Qatalyst Partners to reaffirm FP and TPG’s joint proposal and request an update. Representatives of Qatalyst Partners indicated that the Board of Directors was meeting the following week and that FP and TPG’s joint proposal would be discussed. As of the close of trading on December 5, 2022, the price per share of New Relic common stock on the New York Stock Exchange was $55.29 per share.

On December 11, 2022, the Board of Directors met to discuss FP and TPG’s joint proposal sent on November 28, 2022 with members of New Relic’s senior management and representatives of Qatalyst Partners present. Mr. Lloyd gave a presentation to the Board of Directors on legal considerations in connection with FP and TPG’s proposal, including a review of applicable fiduciary duties, and representatives of Qatalyst Partners led a presentation on the updated proposal to the Board of Directors. After discussion, the Board of Directors determined that the updated proposal was not compelling and that it was in the best interest of New Relic stockholders to reject the proposal and continue to pursue its current business plan. The Board of Directors believed that the updated joint proposal from FP and TPG did not represent the fair value for New Relic and that the prospects of the company’s operating and strategic growth plans continued to exceed the offer range. The Board of Directors then authorized representatives of Qatalyst Partners, on behalf of New Relic, to convey this determination to FP and TPG. However, in light of the ongoing interest expressed by FP and TPG, the Board of Directors also directed Mr. Staples and Mr. Barter to have a meeting with representatives of FP and TPG to answer any questions about New Relic that they may have on the basis of publicly available information.

On December 12, 2022, representatives of Qatalyst Partners communicated to FP and TPG that their joint proposal was insufficient for the Board of Directors to engage in discussions regarding a sale transaction with FP and TPG, but that Mr. Staples and Mr. Barter would be available to answer any questions about New Relic that they may have.

On January 9, 2023, Mr. Staples and Mr. Barter met with representatives of FP and TPG, as instructed by the Board of Directors at the December 11, 2022 meeting, to answer questions about New Relic and its business based on publicly available information.

On February 7, 2023, New Relic announced financial results for the third quarter of its fiscal year 2023, including year-over-year revenue growth for the quarter of 18% and projected year-over-year revenue growth for the fiscal year 2023 between 17.5% and 17.8%. New Relic attributed a significant majority of this revenue growth to success in consumption-based customer commitments, as opposed to legacy subscription contracts. The price per share of New Relic common stock on the New York Stock Exchange as of the close of trading on February 8, 2023 was $76.50 per share, an increase of 18% from the prior day close of trading.

On February 21, 2023, representatives of FP and TPG sent to Mr. Staples and Mr. Cirne a renewed proposal to acquire all outstanding shares of New Relic at a price of $95 per share. The offer price represented a premium of 29% to New Relic’s closing share price of $73.63 on February 21, 2023 and a premium of 38% to New Relic’s 30-day trailing VWAP. Later that same day, Mr. Lloyd forwarded to the Board of Directors the updated proposal from FP and TPG for their review, noting that the Board of Directors would discuss the proposal at their next meeting, to be scheduled, and that Qatalyst Partners was preparing materials based on the revised proposal for review by the Board of Directors.

On February 27, 2023, representatives of FP and TPG delivered a draft illustrative summary of the sources and uses of funds for a potential transaction at $95 per share to Qatalyst Partners, which reflected that an aggregate $750 million to $1 billion of the financing for the proposed transaction would come from two unnamed limited partner co-investors.

On March 12, 2023, the Board of Directors met, with representatives of Qatalyst Partners present, to discuss the joint proposal from FP and TPG and whether to conduct outreach to other potential bidders. Mr. Lloyd gave a presentation to the Board of Directors on legal considerations in connection with FP and TPG’s proposal, including a review of applicable fiduciary duties, and representatives of Qatalyst Partners led a presentation on the joint proposal to the Board of Directors. At the meeting, the Board of Directors concluded that the proposal was sufficiently attractive for New Relic to explore a potential sale process. The Board of Directors discussed with representatives of Qatalyst Partners a potential outreach process to other private equity sponsors and strategic counterparties (including the potential scope of any such outreach) on behalf of New Relic to solicit additional indications of interest based on publicly available information so as to engage additional potentially interested parties in the sale process. The Board of Directors also discussed process timing and a potential target signing and announcement date in conjunction with New Relic’s fourth quarter fiscal year 2023 earnings call in May 2023. The Board of Directors instructed Qatalyst Partners to develop a staged sale process for discussion at its next meeting with this potential timeline in mind.

On March 14, 2023, the Board of Directors met, together with members of New Relic’s senior management and representatives of Qatalyst Partners and Latham & Watkins LLP, outside counsel for New Relic (“Latham”), to further discuss the joint proposal from FP and TPG and a three-phase plan for the sale process going forward. The first phase would involve representatives of Qatalyst Partners reaching out to additional strategic and financial sponsor parties approved by the Board of Directors and soliciting initial bids based solely on public information, without providing access to New Relic’s management team. In addition, Qatalyst Partners would inform FP and TPG in parallel that their latest proposal remained inadequate but that the Board of Directors would be willing to invite them to conduct further diligence in order to improve their offer in a staged sale process. For the second phase, representatives of Qatalyst Partners would invite those parties who made competitive initial indications based on public information (including FP and TPG) to attend management presentations hosted by members of New Relic’s management, conduct further diligence (including access to non-public information about New Relic’s business), pursue follow-up discussions with members of New Relic’s management team and contact potential limited partners to serve as sources of equity capital, if necessary. After this period to conduct due diligence on New Relic’s business, the parties would be invited to submit revised proposals. The third phase would begin with the Board of Directors determining whether to proceed with a potential sale transaction, and if so, which parties to involve. The third phase would shift to completing confirmatory diligence, arranging debt and equity financing, if necessary, and negotiating definitive transaction documentation with interested bidders, with a potential target signing and announcement date in conjunction with New Relic’s fourth quarter fiscal year 2023 earnings call in May 2023. The Board of Directors directed Qatalyst Partners to proceed with the process as outlined. Representatives of Latham presented legal considerations in connection with running a potential sale process, including an overview of fiduciary duties, and the potential benefits of forming a Transaction Committee (as a committee of convenience) to provide regular input and direction to management and Qatalyst Partners during the strategic alternative review process. However, the Transaction Committee was not empowered to make recommendations or decisions regarding whether to move forward with a sale transaction. The Transaction Committee was not formed due to existing conflicts of interest. Following discussion, the Board of Directors formed the Transaction Committee, which initially consisted of Mr. Cirne, Mr. Henshall, Ms. DelSanto, Mr. Galligan and Mr. Mahendran. Such directors were selected for the Transaction Committee based on their relevant experience and qualifications to serve on such a committee.

On March 16, 2023, on behalf of New Relic and at the direction of the Board of Directors, representatives of Qatalyst Partners kicked off the first phase of the plan and began outreach to 16 additional parties, including 12 private equity sponsors and four strategic counterparties. Such third parties were identified by the Board of Directors following consultation with representatives of Qatalyst Partners and New Relic management as having the most likely strategic interest in acquiring New Relic and the financial capability to complete such an acquisition. Representatives of Qatalyst Partners were instructed by the Board of Directors to note as part of this outreach to the potential counterparties that New Relic had received serious and persistent unsolicited inbound acquisition interest, that the Board of Directors had not made any determination to sell the company, and that the Board of Directors would require a very compelling price that reflected both the long-term standalone value of the business and its strategic value in its business ecosystem in order to pursue a transaction. Representatives of Qatalyst Partners also informed each contacted party to provide the Board of Directors with a preliminary indication of interest in an acquisition of New Relic by March 31, 2023. In parallel, as directed by the Board of Directors, Qatalyst Partners informed FP and TPG that their latest proposal remained inadequate but that the Board of Directors would be willing to invite them to conduct further diligence in order to improve their offer in a staged sale process.

Representatives of Latham and representatives of these potential bidders negotiated NDAs over the next two weeks. Representatives of Latham provided a draft NDA to nine private equity firms, including FP and TPG, and one strategic counterparty (“Strategic Counterparty A”). Each such party negotiated and executed an NDA, which included a standstill provision that terminated at the signing of the Merger Agreement. Under the standstill, the potential bidders agreed not to take certain actions related to, among other things, acquiring securities of New Relic, influencing voting matters and the solicitation of proxies in connection with any New Relic stockholder meetings, altering the governing instruments of New Relic and influencing New Relic’s management or the Board of Directors. The NDAs with FP and TPG were unique in allowing them to team with each other.

On March 27, 2023, representatives of a private equity firm (“PE Firm B”) made a verbal indication of interest to representatives of Qatalyst Partners to acquire all the outstanding shares of New Relic at a price of $90-92 per share.

On April 1, 2023, representatives of PE Firm A sent to Mr. Staples and the Board of Directors a formal non-binding letter of intent to acquire all outstanding capital stock of New Relic at a price of $90-94 per share.

On April 2, 2023, representatives of another private equity firm (“PE Firm C”) verbally indicated that, based on public information, they were aiming for a bid price of $100 per share or more to acquire all outstanding shares of New Relic, but did not submit a written letter of intent or provide a specific value.

On April 4, 2023, the Board of Directors met, with members of New Relic’s senior management and representatives of each of Qatalyst Partners and Latham present, to discuss the sale process. During the meeting, Qatalyst Partners presented an overview of the initial stage of the sale process, including select bidder feedback, and summarized the proposals from each interested counterparty. In addition to the proposals made by FP and TPG, PE Firm A, PE Firm B and PE Firm C, representatives of Qatalyst Partners noted that Strategic Counterparty A had not yet submitted a proposal but requested a meeting with New Relic management to determine whether it would be interested in making a proposal. The ten other potential counterparties declined to further evaluate a potential acquisition of New Relic. Among the reasons articulated by those who declined to proceed were the large size of the transaction and corresponding significant equity commitment that would be required from the financial sponsors, difficulty rationalizing the current market valuation and required premium to announce a deal and the perceived risk in business execution, including the intense competitive environment surrounding New Relic. Following discussion, the Board of Directors directed Qatalyst Partners to inform each of FP and TPG, PE Firm A, PE Firm B, and PE Firm C that they would be invited to receive access to limited non- public business diligence information and attend a meeting with New Relic’s senior management in order to learn more about New Relic and improve their bids.

On April 5, 2023, the sale process moved into the second phase previously discussed by the Board of Directors, and representatives of Qatalyst Partners notified FP and TPG, PE Firm A, PE Firm B, and PE Firm C that the Board of Directors had determined to continue discussions with each of them, and provided each bidder with access to an initial set of non-public business diligence materials and invited them to schedule a meeting with New Relic management.

On April 7, 2023, members of New Relic’s management hosted a meeting with representatives of PE Firm B to learn more about New Relic.

Later on April 7, 2023, representatives of two limited partner co-investors (“LP Co-Investor A” and “LP Co-Investor B”) reached out to representatives of Qatalyst Partners and informed them that they had been working exclusively with FP and TPG for an unspecified amount of time up to this point and would not consider working with other private equity sponsors in this process.

On April 9, 2023, the Transaction Committee, with members of New Relic’s senior management and representatives of each of Qatalyst Partners and Latham present, held a meeting to review preliminary results for New Relic’s fiscal year 2023 and certain financial projections for fiscal year 2024 (the “Initial FY24 Forecast”). The Initial FY24 Forecast reflected expected year-over-year revenue growth of 16% for fiscal year 2024 (as compared to 18% for the prior two fiscal years), which New Relic’s senior management believed reflected the potential impact of a recession and broader macroeconomic trends that year. Following extended discussion, including with respect to sensitivities, the Transaction Committee approved the Initial FY24 Forecast and instructed New Relic’s senior management to develop a long-term model (the “Initial Long-Term Model”) using the Initial FY24 Forecast. In addition, representatives of Qatalyst Partners updated the committee on discussions with bidders since the last Board of Directors meeting and informed the committee that representatives of LP Co-Investor A and LP Co-Investor B had told representatives of Qatalyst Partners that they would be working exclusively with FP and TPG on their joint bid. Given this development and the difficult financing environment in the current market for capital from limited partners, representatives of Qatalyst Partners recommended that New Relic invite two additional potential limited partners to conduct due diligence as potential sources of equity financing for other bidders in the transaction. The Transaction Committee supported Qatalyst Partners’ recommendation and directed it to invite the additional potential limited partners into the process.

On April 10, 2023, members of New Relic’s management team, with representatives of Qatalyst Partners present, held a meeting with representatives of FP, TPG, LP Co-Investor A and LP Co-Investor B and addressed questions surrounding market growth, the competitive landscape, go-to-market strategy and financial performance for New Relic.

Also on April 10, 2023, members of New Relic’s management hosted a meeting with representatives of PE Firm A to learn more about New Relic.

On April 11, 2023, members of New Relic’s management team, with representatives of Qatalyst Partners present, hosted a meeting with representatives of Strategic Counterparty A to learn more about New Relic.

Later on April 11, 2023, representatives of Qatalyst Partners distributed process letters to each of FP and TPG, PE Firm A, PE Firm B and PE Firm C. The letters requested the potential bidders to submit updated proposals for an acquisition of New Relic by April 20, 2023 and confirm their ability to sign and announce a transaction on or before May 23, 2023.

On April 12, 2023, members of New Relic’s management team, with representatives of Qatalyst Partners present, hosted a management meeting with representatives of PE Firm C to learn more about New Relic.

Between April 12, 2023 and April 20, 2023, members of New Relic’s management responded to diligence questions from representatives of each of FP and TPG, PE Firm A, PE Firm B and PE Firm C.

On April 16, 2023, the Transaction Committee met, with members of New Relic’s senior management and representatives of Qatalyst Partners and Latham present, to discuss the sale process. Representatives of Qatalyst Partners updated the committee on discussions with bidders since the last committee meeting. In particular, representatives of Qatalyst Partners informed the committee that FP and TPG appeared to be the clear front-runners in the bidding process. While FP and TPG, PE Firm A, PE Firm B and PE Firm C were given access to the same non-public information at roughly the same time, FP and TPG differentiated themselves by working through the information at a much more rigorous pace and were significantly further ahead than other bidders in connection with their business diligence. Qatalyst Partners also informed the committee that potential limited partners outside of LP Co-Investor A and LP Co-Investor B had declined to participate in the process (meaning that additional sources of equity funding for other bidders was unlikely). Representatives of Qatalyst Partners also informed the committee that Strategic Counterparty A had not yet informed Qatalyst Partners whether it intended to participate in the sale process following its meeting with members of New Relic’s senior management.

Following the sale process update from representatives of Qatalyst Partners, members of New Relic’s senior management reviewed with the Transaction Committee the Initial Long-Term Model (which is summarized beginning on page 60 of this proxy statement under the heading “—Summary of Management Projections”) developed based on the Initial FY24 Forecast which was previously approved by the Transaction Committee. Following extended discussion regarding the underlying assumptions of the model, the Transaction Committee approved the Initial Long-Term Model with respect to fiscal years 2024 – 2026 and directed management to provide the Initial Long-Term Model with respect to fiscal years 2024 – 2026 to bidders as part of the sale process. Following such approval, Mr. Galligan exited the meeting, and the Transaction Committee discussed a potential agreement with JANA which would extend certain terms of the expiring cooperation agreement between New Relic and JANA, including an agreement to re-nominate Mr. Galligan to the Board of Directors, in order to demonstrate to bidders that the Board of Directors was acting in an aligned and cohesive manner in connection with the sale process. Following the meeting, the Board of Directors approved the new letter agreement with JANA by unanimous written consent, which was signed by New Relic and JANA the following day and publicly announced.

On April 17, 2023, based on the direction from the Transaction Committee, representatives of Qatalyst Partners shared the Initial Long-Term Model with respect to New Relic’s fiscal years 2024 – 2026 with representatives of each of FP and TPG, PE Firm A, PE Firm B and PE Firm C. The Initial Long-Term Model was not provided to Strategic Counterparty A due to concerns about Strategic Counterparty A’s speculative interest in the potential transaction.

Also on April 17, 2023, representatives of Qatalyst Partners spoke with representatives of PE Firm A. The representatives of PE Firm A stated they were concerned about New Relic’s competitive positioning and business durability in its market and unsure if they could be competitive on price.

On April 18, 2023, representatives of Qatalyst Partners spoke to representatives of PE Firm C. The representatives of PE Firm C stated they were struggling with their previously indicated verbal price of $100 per share (or more) based on the additional non-public data that had been provided to them for diligence. PE Firm C indicated that they were concerned that a significant amount of the recent business momentum was based on pricing changes, leading to concerns around durability of future growth, and that they had market share concerns given the significant competition in New Relic’s market.

Also on April 18, 2023, Strategic Counterparty A, without having received any diligence materials, formally dropped out of the sale process, citing uncertainty in their ability to achieve the significant amount of synergies that would be needed to justify a premium to the current market price. As a result, New Relic and Strategic Counterparty A ceased discussions regarding a potential transaction.

On April 19, 2023, the Transaction Committee, with members of New Relic senior management and representatives of Qatalyst Partners and Latham present, met to further discuss the Initial Long-Term Model for the years beyond fiscal year 2026. New Relic’s senior management reviewed with the Transaction Committee the underlying assumptions behind the projections for such years, including with respect to dilution, sales and marketing expense, taxes and growth rates. Following discussion, the committee approved the Initial Long-Term Model as presented for use by the Board of Directors in connection with evaluating any potential sale transaction, as well as for use by Qatalyst Partners in its financial analyses. Representatives of Qatalyst Partners also provided an update on the sale process at the end of the meeting, indicating that there was significant risk that only FP and TPG would present a credible offer as of the next bid deadline.

Later that day on April 19, 2023, representatives of PE Firm B verbally indicated that they were below the lower end of their prior range of $90 per share and declined to submit a written offer.

Also on April 19, 2023 representatives of PE Firm A verbally indicated that if they were to submit a bid, it would be “at or below” the lower end of their prior proposal of $90 per share and declined to submit a written offer.

On April 20, 2023, representatives of PE Firm C verbally indicated that they were below $90 per share and did not submit a written offer.

Later on April 20, 2023, FP and TPG submitted an updated joint proposal to purchase New Relic for $96.05 per share. The joint bid contemplated FP and TPG as the lead partners with equity co-investment from LP Co-Investor A and LP Co-Investor B as limited partners and third-party debt financing to complete the transaction. The offer price represented a premium of 32% to New Relic’s closing share price of $72.55 on April 20, 2023 and premiums of 34% to New Relic’s 30-day trailing VWAP, 33% to New Relic’s 60-day trailing VWAP and 40% to New Relic’s 90-day trailing VWAP.

On April 23, 2023, the Board of Directors held a meeting, with members of New Relic’s senior management and representatives of Qatalyst Partners and Latham present, to review the joint proposal from FP and TPG and feedback received from the other bidders as part of the sale process. Representatives of Latham began the meeting with a review of the fiduciary duties applicable to directors in connection with sale transactions. Representatives of Qatalyst Partners next presented an update on the proposals submitted by FP and TPG and the feedback from PE Firm A, PE Firm B and PE Firm C. During the meeting, Qatalyst Partners communicated that FP and TPG were the clear front-runners in the sale process and likely the only real remaining bidder. Following discussion, the Board of Directors determined that they would move forward in discussions only with FP and TPG based on their latest proposal with an aim of publicly announcing the transaction prior to New Relic’s earnings announcement on May 23, 2023.

On April 26, 2023, Qatalyst Partners sent an updated conflict disclosure letter to the Board of Directors.

On April 27, 2023, representatives of Latham and Qatalyst Partners sent a final bid process letter to representatives of FP and TPG along with an initial draft merger agreement. The letter requested FP and TPG to submit a final binding offer for an acquisition of New Relic by May 17, 2023 and confirm their ability to sign and announce a transaction on or before May 23, 2023.

On April 29, 2023, representatives of FP and TPG informed representatives of Qatalyst Partners that LP Co-Investor A had withdrawn from FP and TPG’s joint bid, indicating that their proposed investment in New Relic would not meet their required rate of return and citing concerns around New Relic’s competitive positioning with respect to larger competitors.

On May 1, 2023, members of New Relic’s management team, with representatives of Qatalyst Partners present, held a meeting with representatives of FP and TPG to discuss New Relic’s product and technology.

Later on May 1, 2023, representatives of FP and TPG informed representatives of Qatalyst Partners that LP Co-Investor B had withdrawn from FP and TPG’s joint bid, citing similar rate of return and competitive positioning concerns as LP Co-Investor A. Representatives of FP and TPG requested permission to contact additional sources of equity capital, including two private equity firms (“PE Firm D” and “PE Firm E”) in addition to approximately 20 additional limited partners.

On May 2, 2023, members of New Relic’s management, with representatives of Qatalyst Partners present, held a meeting with representatives of FP and TPG to discuss New Relic’s go-to-market strategy.

On May 3, 2023, the Board of Directors, with members of New Relic’s senior management as well as representatives of Qatalyst Partners and Latham present, met to discuss, among other things, New Relic’s financial performance for the fourth quarter of fiscal year 2023 and updates on the outlook for fiscal year 2024. While financial results for the fourth quarter of fiscal year 2023 and the full fiscal year 2023 were expected to be strong (with year-over-year revenue growth of 18% for the quarter and the fiscal year), more recent consumption data presented at the meeting showed a lack of seasonal rebound in usage and a decline in organic user growth, reflecting a meaningful slowdown relative to earlier forecast expectations. The Board of Directors and senior management discussed how these trends implied a significant deterioration in New Relic’s revenue growth outlook for fiscal year 2024 relative to earlier expectations and showcased a larger potential impact of broader macroeconomic trends on New Relic’s performance. During the meeting, Mr. Staples also shared with the Board of Directors that significant changes to the company’s go-to market execution would be needed to complete the transition from a subscription business model to a consumption-based pricing model. The Board of Directors discussed the potential impact of this data to the company’s expected public guidance for fiscal year 2024 (which would be announced together with earnings results on May 23, 2023) and the transaction process more generally. Following discussion of this financial performance and outlook, the Board of Directors discussed the transaction process with FP and TPG, in light of the update from Qatalyst Partners that LP-Co-Investor A and LP Co-Investor B had dropped out of the process. Qatalyst Partners informed the Board of Directors that FP and TPG now had a significant funding gap to fill (which would be very challenging, if not impossible at that time, to accomplish based on the current market) and would need to contact a meaningful number of sources of additional equity capital in order to meet capital needs for the transaction. Qatalyst Partners informed the Board of Directors of its belief that FP and TPG would require at least a few additional weeks beyond the original target signing date of May 23 in order to secure additional equity capital. Following discussion, the Board of Directors directed representatives of Qatalyst Partners to permit FP and TPG to bring other potential sources of equity capital into the transaction process and to give FP and TPG more time to contact such equity sources. In the meantime, however, the Board of Directors instructed New Relic’s senior management to focus the company on its upcoming earnings announcement and investor day later in May and to inform insiders who were aware of the potential transaction that the company had ceased discussions with FP and TPG.

On May 17, 2023, news of a potential deal involving New Relic and FP and TPG was published in the Wall Street Journal. The report did not indicate a price per share. The price per share of New Relic common stock on the New York Stock Exchange as of the close of trading that day was $83.84 per share, as compared to $75.66 per share on the prior trading day, an increase of 11% from the prior day close of trading.

On May 19, 2023, representatives of FP informed representatives of Qatalyst Partners that FP and TPG were continuing to have difficulty finding equity co-investors to finance a potential transaction at $96.05 per share. Both PE Firm D and PE Firm E were not willing to participate in the transaction at the current price of $96.05, citing competitive concerns and deteriorating business metrics.

On May 22, 2023, with representatives of Qatalyst Partners present, members of New Relic’s management met with representatives of FP and TPG to provide an update on consumption data for April 2023 and preview New Relic’s expected guidance for fiscal year 2024 for purposes of its upcoming earnings announcement, which reflected expected year-over-year revenue growth for fiscal year 2024 of 10-11% (as opposed to 16% as reflected in the Initial FY24 Forecast) and confirmed that New Relic now did not believe it would meet its projection for revenue for fiscal year 2024 as reflected in the Initial Long-Term Model.

On May 23, 2023, New Relic publicly announced its fourth quarter earnings results for fiscal year 2023 and guidance for fiscal year 2024, guiding to 10-11% expected full-year revenue growth, consistent with the results previewed with FP and TPG the prior day.

On May 24, 2023, representatives of FP and TPG communicated to representatives of Qatalyst Partners that they would not be able to secure replacement equity financing for the transaction at $96.05 per share in light of New Relic’s guidance for fiscal year 2024 and deteriorating business metrics, specifically citing declines in consumption data growth rates.

On May 25, 2023, New Relic held an analyst day to discuss its fourth quarter and fiscal year 2023 results with investors.

On May 26, 2023, the Transaction Committee, with members of New Relic’s senior management and representatives of Qatalyst Partners and Latham present, held a meeting. Qatalyst Partners updated the committee that FP and TPG would be dropping out of the bidding process because of their inability to secure financing.

Also on May 26, 2023, Reuters reported that FP and TPG ended talks to acquire New Relic after failing to secure financing and being unable to meet New Relic’s valuation expectations. The price per share of New Relic common stock on the New York Stock Exchange as of the close of trading on that day was $72.34 per share. This represented declines of 4% and 14% relative to the trading day immediately prior to and after the Wall Street Journal report on May 17, 2023, respectively.

On June 9, 2023, in light of their difficulty finding additional equity financing sources, representatives of FP reached out to representatives of Qatalyst Partners to ask if New Relic would have interest in doing a deal at a lower price if FP, TPG and another private equity firm could commit all of the required equity financing, with the caveat that they would need time to arrange debt financing and hold discussions with members of New Relic’s management. Representatives of Qatalyst Partners indicated that they would need to discuss any such proposal with the Board of Directors and declined to provide any indication to FP as to whether a lower price might be acceptable.

On June 13, 2023, representatives of FP, TPG, and PE Firm D submitted a revised proposal to acquire all outstanding shares of New Relic for $90 per share. The offer price represented a premium of 29% to New Relic’s closing share price on June 12, 2023. The revised per share price also reflected unmet revenue growth guidance for fiscal year 2024 of 10-11% as compared to the previously provided forecast of 16%. The proposal also noted that the offer was contingent upon PE Firm D’s business diligence and New Relic’s 2024 fiscal year forecast being in line with recent guidance.

On June 14, 2023, the Board of Directors met, with members of New Relic’s senior management and representatives from Qatalyst Partners and Latham present. Representatives of Qatalyst Partners provided an update on their discussions with representatives of FP. The Board of Directors reviewed the joint proposal from FP, TPG and PE Firm D. After reviewing and in light of the recent deterioration of New Relic’s business performance and uncertainty associated with executing upon New Relic’s business strategy, the Board of Directors expressed support in moving forward with the latest proposal and providing non-public information and a management presentation to PE Firm D, as well as updated financial due diligence information to FP and TPG.

On June 15, 2023, PE Firm D signed an NDA after negotiations with representatives of Latham. The key terms of the NDA were substantially the same as those of the NDAs negotiated in March between Latham and potential bidders, except there was no standstill provision. The NDA with PE Firm D allowed FP, TPG and PE Firm D to collaborate with each other.

On June 16, 2023, representatives of Qatalyst Partners provided FP, TPG and PE Firm D with access to a set of updated business diligence materials, including New Relic’s preliminary May financial results.

On June 19, 2023, members of New Relic’s management and Qatalyst Partners hosted a meeting with representatives from FP, TPG and PE Firm D to discuss financial due diligence.

On June 23, 2023, PE Firm D withdrew from the joint proposal and communicated that they would require significantly more financial due diligence to address their concerns around New Relic’s financial performance and ability to meet its 10-11% revenue growth guidance for fiscal year 2024 (but made no assurances that such concerns could be addressed at all). After PE Firm D withdrew, representatives of FP requested permission to reach out to another large private equity firm (“PE Firm F”).

Also on June 23, 2023, the Board of Directors met, with members of New Relic’s senior management and representatives of Qatalyst Partners and Latham present, to receive an update from Qatalyst Partners on transaction discussions. Representatives of Qatalyst Partners updated the Board of Directors that FP and TPG continued to have significant difficulties raising the required financing for the transaction and that their request for permission to introduce PE Firm F into the process was unlikely to be successful. However, the Board of Directors decided to allow PE Firm F and potentially other reputable equity financing sources (as may be recommended by Qatalyst Partners) into the process in order to allow FP and TPG to exhaust all potential financing options.

On June 26, 2023, PE Firm F signed an NDA after negotiations with representatives of Latham. The key terms of the NDA were substantially the same as those of the NDAs negotiated in March between Latham and potential bidders, except there was no standstill provision.

Given the lack of any certainty around a potential sale transaction with FP and TPG, on June 27, 2023, New Relic publicly announced a restructuring of New Relic’s workforce, resulting in a reduction in employee headcount by a total of up to 255 employees globally (inclusive of certain employees exited earlier in May 2023), in order to realign resources with the company’s business needs to drive growth of its consumption business, complete its transition to a consumption business model, and improve business efficiency.

On July 5, 2023, representatives of FP informed Qatalyst Partners that PE Firm F had withdrawn from the transaction process.

On July 6, 2023, FP and TPG introduced another large private equity firm (“PE Firm G”) as a potential participant in the transaction alongside FP and TPG. PE Firm G signed an NDA after negotiations with representatives of Latham. The key terms of the NDA were substantially the same as those of the NDAs negotiated in March between Latham and potential bidders, except there was no standstill provision. PE Firm G did not indicate further interest in pursuing a potential transaction after July 6, 2023.

On July 8, 2023, with no apparent external equity financing options available to FP and TPG to finance the transaction, representatives of Qatalyst Partners informed representatives of FP that they should simply submit their “best and final” proposal at this stage assuming no equity financing beyond FP and TPG so that the Board of Directors could evaluate the potential transaction without further iteration, delay and management distraction.

On July 10, 2023, representatives of FP informed Qatalyst Partners that they expected to submit a final revised proposal to acquire all outstanding shares of New Relic for $86 per share. Representatives of Qatalyst Partners insisted to FP and TPG that they submit a bid at a price higher than $86 per share.

On July 11, 2023, representatives of FP and TPG submitted a final revised proposal to acquire all outstanding shares of New Relic for $87 per share. The offer price represented a premium of 27% to New Relic’s closing share price of $68.61 on July 10, 2023. The bid further contemplated $250 million of rollover equity from current New Relic stockholders, which had not been contemplated in FP and TPG’s previous proposals. The bid further contemplated third party debt financing. FP and TPG said they would not require any other equity financing commitments, from limited partner co-investors or otherwise, to sign a definitive agreement. In terms of timing, FP and TPG affirmed that they had dedicated substantial resources to their pursuit of this opportunity, that they had completed all business due diligence, and they would be able to finalize debt financing and negotiate definitive documentation in approximately two weeks. The proposal also acknowledged that the definitive agreement would include a customary go-shop provision.

On July 12, 2023, the Board of Directors met, with members of New Relic management and representatives of Qatalyst Partners and Latham present. Qatalyst Partners provided an overview of FP and TPG’s latest bid and presented financial analyses that were based on the Initial Long-Term Model but with updated fiscal year 2024 estimates based on further revised management expectations that were now below the 10-11% revenue growth guidance given during New Relic’s last earnings announcement. After reviewing and in light of the continued recent deterioration of New Relic’s business performance, uncertainty associated with executing upon New Relic’s business strategy, and the likelihood that New Relic would have to reduce fiscal year 2024 revenue guidance at the upcoming Q1 earnings announcement, the Board of Directors determined that the proposal was compelling and had the potential to lead to a transaction that would be attractive to New Relic and its stockholders. In particular, Mr. Cirne indicated that he was supportive of moving forward with the transaction and would be willing to roll over a portion of his equity as contemplated by FP and TPG’s new bid, which would represent 40% of his total holdings. At the request of representatives of Latham, Mr. Cirne then exited the meeting, and the Board of Directors evaluated FP and TPG’s new bid without Mr. Cirne present. In light of the potential conflict of interest presented by Mr. Cirne’s expressed interest in the rollover, based on the recommendation of Latham, the Board of Directors removed Mr. Cirne from the Transaction Committee and determined that Mr. Cirne would not participate in any board meetings going forward relating to the potential transaction with FP and TPG. Latham also informed the Board of Directors that Mr. Cirne would be represented by separate counsel in connection with the transaction, including the negotiation of any rollover documentation with FP and TPG. Following discussion of the new bid from FP and TPG, the Board of Directors concluded that they would move forward with transaction discussions with FP and TPG based on the revised terms but directed representatives of Qatalyst Partners to inform FP and TPG that New Relic would require a company termination fee of 1.5% (during the go-shop period) and 3% (following the go-shop period), a reverse termination fee of 8%, and a go-shop period of 45 days. Thereafter, the Board of Directors instructed the representatives of each of Qatalyst Partners and Latham to resume negotiations on the proposed transaction. At the conclusion of the meeting, the Board of Directors instructed New Relic’s senior management team to update the Initial Long-Term Model for updated fiscal year 2024 estimates, in order for the Board of Directors to review and approve such updated projections at its next meeting.

On July 13, 2023, Qatalyst Partners sent a further updated conflict disclosure letter to the Board of Directors. After reviewing such letter, the Board of Directors determined that no conflicts of interest existed which would impact Qatalyst Partners’ ability to act in an independent and disinterested manner in rendering their services to the Board of Directors in connection with the potential transaction.

Also on July 13, 2023, New Relic granted FP and TPG permission to reach out to debt financing sources and representatives of Qatalyst Partners informed representatives of FP that Mr. Cirne would be willing to roll over a portion of his equity.

On July 15, 2023, with representatives of Qatalyst Partners present, members of New Relic’s management, including Mr. Staples and Mr. Barter, hosted a meeting with representatives of FP and TPG to discuss New Relic’s recent Q1 fiscal year 2024 business performance. New Relic’s management indicated that, based on business and consumption data, growth metrics reflected continued deterioration in business performance and fiscal year 2024 projected revenue was now likely to be below prior public guidance of 10-11% growth.

On July 17, 2023, representatives of Davis Polk & Wardwell LLP (“DPW”) and Paul Hastings LLP (“PH”), counsel to FP and TPG, sent a revised draft of the Merger Agreement to New Relic and Latham. Key issues included required efforts under the regulatory covenants, debt-related covenants and the scope of interim operation restrictions. The revised draft also contemplated company termination fees of 1.5% and 3%, a financing reverse termination fee of 8% and a go-shop period of 45 days.

Also on July 17, 2023, representatives of FP hosted a meeting with Mr. Cirne to discuss the terms of the rollover.

On July 19, 2023, representatives of DPW and PH sent to representatives of Latham an initial draft of the voting and support agreement to be executed by each of JANA, HMI and Mr. Cirne and certain of their respective affiliates.

On July 20, 2023, the Board of Directors (other than Mr. Cirne) met, with representatives of Qatalyst Partners and Latham present. During the meeting, members of New Relic’s senior management presented updates to the

Initial Long-Term Model to reflect the continued deterioration in business performance since April 2023 (the “Updated Long-Term Model”), including expectations that revenue growth for fiscal year 2024 would be closer to 8% compared to then-current street consensus of 11%. New Relic’s senior management and the Board of Directors also discussed the likelihood that guidance would be reduced at the upcoming Q1 fiscal year 2024 earnings announcement. The Board of Directors approved the Updated Long-Term Model (which is summarized beginning on page 60 of this proxy statement under the heading “—Summary of Management Projections”) for use in connection with its evaluation of the potential transaction with FP and TPG, as well as Qatalyst Partners’ financial analyses of the proposed merger consideration. The Board of Directors additionally received an update from Latham on the status of the Merger Agreement negotiations and timing in connection with the transaction. Following discussion, the Board of Directors determined not to share the Updated Long-Term Model with FP and TPG in order to avoid further disruption to the transaction process and the belief of the Board of Directors that FP and TPG had likely already significantly discounted New Relic’s prior projections based on its public guidance for fiscal year 2024 and discussions with FP and TPG regarding recent trends in consumption data and New Relic’s business performance.

Also on July 20, 2023, representatives of Latham sent to representatives of DPW and PH an initial draft of New Relic’s disclosure letter.

On July 21, 2023, representatives of Latham sent to representatives of DPW and PH comments on behalf of New Relic on the Merger Agreement.

On July 24, 2023, representatives of Latham sent to representatives of DPW and PH comments on behalf of JANA, HMI, and Mr. Cirne and certain of their respective affiliates on the Voting and Support Agreement.

Between July 24, 2023 and July 30, 2023, representatives of Latham, DPW and PH negotiated and finalized the terms of the Merger Agreement, disclosure letter, Voting and Support Agreement, Equity Commitment Letter, Debt Commitment Letter and Guarantee. During the same time, representatives of Mr. Cirne’s counsel, DPW and PH negotiated and finalized the terms of the Rollover Agreement.

On July 28, 2023, the Board of Directors (other than Mr. Cirne) met, with representatives of Qatalyst Partners and Latham present. Representatives of Qatalyst Partners reviewed and discussed Qatalyst Partners’ financial analyses based on the Updated Long-Term Model regarding the proposed merger consideration contemplated by the final proposal received from FP and TPG. Representatives of Latham then presented on applicable fiduciary duties and process considerations in connection with the proposed transaction, including a review of the conflict disclosure letter from Qatalyst Partners, and reviewed the proposed terms of and key open issues in the Merger Agreement, Voting and Support Agreement, Equity Commitment Letter, Debt Commitment Letter and Guarantee.

At the close of trading on July 28, 2023, the last trading day before the Merger Agreement was signed, the price per share of New Relic common stock on the New York Stock Exchange was $74.05 per share.

On July 30, 2023, the Board of Directors (other than Mr. Cirne) met, with members of New Relic’s management and representatives of Latham and Qatalyst Partners present. Representatives of Latham reviewed with the Board of Directors its fiduciary duties in connection with a decision to sell New Relic and updated the Board of Directors on the resolution of open items in the Merger Agreement and other transaction documents. Representatives of Qatalyst Partners then reviewed and discussed Qatalyst Partners’ financial analyses based on the Updated Long-Term Model regarding the proposed merger consideration contemplated by the final proposal received from FP and TPG. Thereafter, at the request of the Board of Directors, Qatalyst Partners rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 30, 2023, to the Board of Directors that, as of July 30, 2023 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of shares of New Relic common stock, (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders, as further described in the section “ —Opinion of Qatalyst Partners LP, New Relic’s Financial Advisor.” After deliberation and discussion, taking into the account the factors described below in greater detail in the section “ —Recommendation of the New Relic Board and Reasons for the Merger”, the Board of Directors, (i) determined that it is in the best interests of New Relic and its stockholders, and declared it advisable, to enter into the Merger Agreement, the Voting and Support Agreement, and consummate the merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement and the Voting and Support Agreement by New Relic, the performance by New Relic of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein and (iii) resolved to recommend, subject to the terms and conditions of the Merger Agreement, that the stockholders of New Relic adopt the Merger Agreement in accordance with the DGCL.

Later on July 30, 2023, the parties executed and delivered the Merger Agreement, Voting and Support Agreement, Rollover Agreement, Equity Commitment Letter, Debt Commitment Letter and Guarantee.

Early in the morning on July 31, 2023, prior to the opening of trading on the New York Stock Exchange, the parties issued a press release announcing the transaction.

The “Go-Shop” Period

Beginning on July 31, 2023, representatives of Qatalyst Partners reached out to 53 parties to invite such parties to participate in New Relic’s go-shop process. Such parties were identified as having the most likely strategic interest in acquiring New Relic and the financial capability to complete an acquisition. 28 of the contacted parties were private equity sponsors, and the remaining 25 were potential strategic counterparties. 16 of the contacted parties were ones that representatives of Qatalyst Partners had previously reached out to in Phase 1 of the sale process in March 2023. These parties included PE Firm A, PE Firm B, PE Firm C and Strategic Counterparty A. Of the 53 parties contacted, four parties (including PE Firm B) indicated interest in evaluating preliminary diligence information. Following execution of NDAs by each such party, representatives of Qatalyst Partners provided representatives of such parties with a targeted set of documents under NDA for due diligence review.

All of the invited parties indicated that they were not interested in pursuing an acquisition of New Relic, without any request to do further due diligence.

At 11:59 p.m., Pacific time, on September 13, 2023, the “go-shop” period ended with New Relic not having received any alternative acquisition proposals.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has, unanimously amongst members of the Board of Directors present and voting: (i) determined that it is in the best interests of New Relic and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by New Relic, the performance by New Relic of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that New Relic Stockholders adopt the Merger Agreement.

The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In the course of reaching its determination and recommendation, the Board of Directors consulted with New Relic management, Latham, and Qatalyst Partners. The Board of Directors considered a number of factors, including those below (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) approval of the execution and delivery of the Merger Agreement by New Relic, the performance by New Relic of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (ii) resolution to recommend that New Relic Stockholders adopt the Merger Agreement:

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the current and historical market prices of New Relic common stock, including the market performance of the New Relic common stock relative to those of other participants in New Relic’s industry and general market indices, and the fact that the Per Share Merger Consideration represents a premium of approximately 26% to New Relic’s 30-day volume-weighted average closing price ending on July 28, 2023, and approximately a 30% premium to New Relic’s last-twelve-months volume-weighted average closing price ending on July 28, 2023;

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the belief of the Board of Directors, after a thorough review of New Relic’s business, market trends, results of operations, competitive landscape, execution risks, and financial condition, and discussions with New Relic’s management and advisors, that the value offered to New Relic Stockholders pursuant to the Merger Agreement is more favorable to New Relic Stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering (among other things):

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risks and uncertainties regarding New Relic’s competitive positioning and prospects as an independent company. Included among these risks were considerations of (1) the shift to a consumption-based pricing model and associated volatility in revenue growth in connection therewith; (2) new and evolving competitive threats; (3) challenges to acquiring new customers or retaining New Relic’s existing customers; and (4) other factors affecting the revenues, operating costs, and profitability of companies in New Relic’s industry generally and other risk factors described in New Relic’s other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information”;

•	New Relic’s history of losses, and the challenges to achieving sustainable profitability in the near term, along with evolving investor expectations regarding profitability at technology companies;

•	New Relic’s internal revenue forecast for its fiscal year 2024, which were below analysts’ estimates of New Relic’s financial performance for that period;

•	intense competition in the market for observability solutions;

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the belief of the Board of Directors, based upon the course of negotiations with FP and TPG (as described in more detail under the section of this proxy statement captioned “—Background of the Merger”), that the Per Share Merger Consideration represents the highest price that Parent was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree;

•	the high degree of certainty that the closing would be achieved in a timely manner, in view of the terms of the Merger Agreement;

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the view of the Board of Directors that the Per Share Merger Consideration was more favorable to New Relic Stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to New Relic, based upon the Board of Directors’ extensive knowledge of New Relic’s business, assets, financial condition, and results of operations, its competitive position and historical and projected financial performance, and the belief that the Per Share Merger Consideration represented an attractive and comparatively certain value for New Relic Stockholders relative to the risk-adjusted prospects for New Relic on a standalone basis;

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the fact that Lewis Cirne (together with certain of his affiliates), HMI, and JANA, three of the Company’s largest stockholders, were supportive of the transaction and prepared to execute and deliver the Voting and Support Agreement;

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the oral opinion of Qatalyst Partners rendered to the Board of Directors, subsequently confirmed in writing, to the effect that, as of July 30, 2023 and based upon and subject to the various assumptions, qualifications, limitations, and other matters set forth in Qatalyst Partners’ written opinion, the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic’s common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders, as set forth in such opinion as more fully described below in the section of this proxy statement captioned “The Merger—Opinion of Qatalyst Partners”;

•	the terms and conditions of the Merger Agreement and the other transaction documents, including the following:

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the right of New Relic, pursuant to a 45-day “go-shop” period, to solicit Acquisition Proposals (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “Go-Shop” Period—Solicitation of Other Offers”) from, and participate in discussions and negotiations with, third parties regarding any Acquisition Proposal;

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New Relic’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying Parent a termination fee of either (i) $98.0 million if the Merger Agreement had been terminated during the Go-Shop Period or (ii) $196.0 million, in the case of any other such termination – amounts which the Board of Directors believed, based upon the advice of its financial and legal advisors, were unlikely to deter third parties from making Acquisition Proposals;

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the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of New Relic’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties”) qualification;

•	the requirement that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of the outstanding shares of New Relic common stock;

•	the fact that New Relic has sufficient operating flexibility to conduct its business in the ordinary course consistent with past practice prior to the consummation of the Merger;

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the provision of the Merger Agreement allowing the Board of Directors to effect a Company Board Recommendation Change and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Superior Proposal or in response to an intervening event, subject to the applicable procedures, terms and conditions set forth in the Merger Agreement (including, if applicable, payment of termination fees) (for more information, see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation Change; Company Board Recommendation Change,” “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement” and “Proposal 1: Adoption of the Merger Agreement—Termination Fee”);

•	the absence of a financing condition in the Merger Agreement;

•	the end date of January 30, 2024, which, under certain circumstances, may be extended to April 30, 2024 and July 30, 2024, allowing for sufficient time to complete the Merger;

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that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing for the transaction from certain affiliated funds of Parent that together provide funding of an amount sufficient to cover the aggregate Per Share Merger Consideration and all fees and expenses payable by Parent, Merger Sub, or New Relic;

•	the obligation of Parent and Merger Sub to use reasonable best efforts to consummate the financing and the limited number and nature of the conditions to the debt and equity financing;

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the Company’s ability, under circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to enforce the financing commitments and to cause Parent to cause the FP Funds and the TPG Fund to fund their respective contributions as contemplated by the Merger Agreement and the Equity Commitment Letter;

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the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $524.0 million, and the obligation to pay such amounts by the FP Funds and the TPG Fund pursuant to the terms of the Guarantee, as more fully described under the section of this proxy statement captioned “The Merger – Financing of the Merger—Equity Financing” and “The Merger – Financing of the Merger—Guarantee”;

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the fact that the Voting and Support Agreement terminates in the event the Board of Directors withdraws its recommendation in favor of the Merger in connection with a Company Board Recommendation Change, as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting and Support Agreement”;

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the availability of appraisal rights under Delaware law to holders of shares of New Relic common stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

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the fact that, in the absence of the Merger, New Relic would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing, and filing fees, and that those expenses could adversely affect New Relic’s financial performance and the value of its shares.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

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the fact that New Relic would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of New Relic;

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the risks and costs to New Relic if the Merger is not completed in a timely manner or at all, including the potential adverse effect on New Relic’s ability to attract and retain key personnel, the diversion of management and employee attention and the potential disruptive effect on New Relic’s day-to-day operations and New Relic’s relationships with customers, suppliers and other third parties, any or all of which risks and costs, among other things, could adversely affect New Relic’s overall competitive position and the trading price of its common stock;

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the requirement under certain circumstances that New Relic pay Parent a termination fee following termination of the Merger Agreement, including if the Merger Agreement is terminated by New Relic in order to enter into a Superior Proposal or by Parent because the Board of Directors effects a Company Board Recommendation Change;

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if Parent fails to complete the Merger as a result of failure to obtain the Debt Financing (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”) or as a breach of the Merger Agreement in certain circumstances, remedies may be limited to the termination fee payable by Parent described above, which may be inadequate to compensate New Relic for the damage caused;

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the restrictions on the conduct of New Relic’s business prior to the consummation of the Merger, which may delay or prevent New Relic from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, New Relic might have pursued;

•	the fact that an all cash transaction would be taxable to New Relic’s stockholders that are U.S. persons for U.S. federal income tax purposes;

•	the fact that under the terms of the Merger Agreement, New Relic is unable to solicit other Acquisition Proposals following the expiration of the 45-day Go-Shop Period;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of New Relic management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of New Relic common stock;

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the fact that the completion of the Merger requires certain regulatory clearances and consents, including under applicable antitrust laws, which clearances and consents could subject the Merger to unforeseen delays and risks;

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the fact that New Relic’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of New Relic’s stockholders generally (see below under the caption “—Interests of Executive Officers and Directors of New Relic in the Merger”);

•	the possible loss of key management or other personnel of New Relic during the pendency of the Merger;

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the risk of legislative, regulatory and related economic developments in the United States or any other country or region in the world in which New Relic operates that would reasonably be expected to have an adverse effect on New Relic’s business;

•	the impact of general economic and market developments and conditions; and

•

the risk of unpredictable and severe catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement is not meant to be exhaustive but addresses the material information and factors considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of Qatalyst Partners

The Company retained Qatalyst Partners to act as its financial advisor in connection with a potential transaction such as the Merger and to evaluate whether the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. The Company selected Qatalyst Partners to act as the Company’s financial advisor based on Qatalyst Partners’ long-standing relationship with the Company as well as Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of the Company and the industry in which it operates. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Board of Directors on July 30, 2023, Qatalyst Partners rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations, and other matters set forth therein, the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated July 30, 2023, to the Board of Directors following the meeting of the Board of Directors.

The full text of Qatalyst Partners’ written opinion, dated July 30, 2023, is attached hereto as Annex B and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of New Relic common stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Board of Directors and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent), to such holders, and it does not address any other aspect of the Merger. It does not constitute a recommendation as to how any holder of shares of New Relic common stock should vote with respect to the Merger or any other matter and does not in any manner address the price at which New Relic common stock will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.

In arriving at its opinion, Qatalyst Partners reviewed a draft of the Merger Agreement dated July 30, 2023, certain related documents and certain publicly available financial statements, and other business and financial information of the Company. Qatalyst Partners also reviewed the Updated Long-Term Model prepared by the management of the Company, described in the section below captioned “—Management Projections—Summary of Management Projections.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. Qatalyst Partners also reviewed the historical market prices and trading activity for New Relic common stock and compared the financial performance of the Company and the prices and trading activity of New Relic common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by the Company. With respect to the Updated Long-Term Model, Qatalyst Partners was advised by the management of the Company, and Qatalyst Partners assumed based on discussions with the management of the Company and the Board of Directors, that the Updated Long-Term Model had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. Qatalyst Partners expressed no view as to the Updated Long-Term Model or the assumptions on which they were based. Qatalyst Partners assumed that the terms of the draft Merger Agreement reviewed by Qatalyst Partners would not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the Merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of (i) the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration or (ii) any consideration to be received by the Rollover Stockholder or any of their affiliates other than the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated July 30, 2023. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized, among other things, the Updated Long-Term Model described in the section below captioned “—Management Projections—Summary of Management Projections.” Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for New Relic common stock as of June 30, 2023 (which is the end of the Company’s most recent completed fiscal quarter and most recent publicly available balance sheet date) by:

•	adding:

(a)

the implied net present value of the estimated future unlevered free cash flows (which are referred to as the “UFCF”) of the Company based on the Updated Long-Term Model for the second quarter of fiscal year 2024 through fiscal year 2027 (which implied present value was calculated using a range of discount rates of 11.5% to 14.0%, based on an estimated weighted average cost of capital for the Company);

(b)

the implied net present value of a corresponding terminal value of the Company, calculated by multiplying the Company’s estimated UFCF in fiscal year 2028 of approximately $301 million, based on the Updated Long-Term Model (assuming a long-term effective cash tax rate of 19%, as provided by management of the Company), by a range of fully diluted enterprise value to next-twelve-months’ estimated UFCF multiples of 25.0x to 37.5x (which were chosen based on Qatalyst Partners’ professional judgment and experience), and discounted to present value using the same range of discount rates used in item (a) above;

(c)	the net cash of the Company as of June 30, 2023, as provided by management of the Company; and

(d)

the implied net present value of estimated federal tax savings due to its net operating losses for the fiscal years 2028 and beyond, as provided by management of the Company, discounted to present value using the same range of discount rates used in item (a) above; and

•	subtracting:

a)	the Company’s redeemable non-controlling interest in New Relic K.K. (the Company’s Japanese joint venture), as of June 30, 2023, as provided by management of the Company; and

•

dividing the resulting amount by the number of fully diluted shares of New Relic common stock outstanding (calculated using the treasury stock method, taking into account the restricted stock units, performance-based restricted stock units and in-the-money stock options, and assuming all performance-based restricted stock units vest at 100% of target attainment) as of July 26, 2023, all as provided by management of the Company, with each of the above-referenced estimated future UFCFs, terminal value and federal tax savings due to net operating losses for the fiscal years 2028 and beyond having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 16% in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of the Company.

Based on the calculations set forth above, this analysis implied a range of values for New Relic common stock of approximately $65.75 to $99.11 per share.

Selected Companies Analysis

Qatalyst Partners reviewed and compared selected financial information and public market multiples for the Company with publicly available financial information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to the Company, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon third-party research analyst consensus estimates as of July 28, 2023, and using the closing prices as of July 28, 2023, for shares of the selected companies, Qatalyst Partners calculated, among other things, the fully diluted enterprise value divided by (i) the estimated consensus revenue for calendar year 2024 (which are referred to as the “CY24E revenue multiples”) and (ii) the estimated consensus EBITDA for calendar year 2024 (which are referred to as the “CY24E EBITDA multiples”), for each of the selected companies, as shown below:

Selected Software Companies	CY2024E Revenue Multiple	CY2024E EBITDA Multiple
Datadog Inc.	14.4x	—
Dynatrace, Inc.	9.9x	37.0x
DigitalOcean Holdings, Inc.	7.5x	17.9x
JFrog Ltd.	7.1x	—
Tenable Holdings, Inc.	6.5x	44.2x
UiPath, Inc.	6.0x	37.9x
Okta, Inc.	4.8x	37.4x
PagerDuty, Inc.	4.8x	24.6x
Jamf Holdings Corp.	4.6x	47.6x
Elastic N.V. Inc.	4.6x	36.5x
Splunk Inc.	4.5x	21.2x
Amplitude, Inc.	4.1x	—
DocuSign Inc.	3.8x	14.4x
Q2 Holdings, Inc.	3.4x	25.4x
Zuora, Inc.	3.2x	28.5x
RingCentral, Inc.	2.3x	9.6x

Selected Profitable Software Companies
Adobe Inc.	11.3x	23.3x
Palo Alto Networks, Inc.	9.1x	33.1x
Qualys, Inc.	7.8x	19.0x
ZoomInfo Technologies Inc.	7.5x	17.1x

Selected Software Companies	CY2024E Revenue Multiple	CY2024E EBITDA Multiple

Selected Profitable Software Companies
Workday, Inc.	7.4x	26.9x
Salesforce, Inc.	5.7x	14.7x
Box, Inc.	4.8x	14.9x
TeamViewer AG	4.6x	11.7x
Dropbox, Inc.	4.1x	10.5x

Note: “-” means non-meaningful. Multiples greater than 50.0x or negative are considered non-meaningful.

Based on an analysis of the CY2024E revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 3.5x to 6.0x. Qatalyst Partners then applied this range to the Company’s estimated revenue for calendar year 2024, based on the Updated Long-Term Model. Based on the fully diluted shares of New Relic common stock outstanding as of July 26, 2023 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied a range of values for New Relic common stock of approximately $56.87 to $93.16 per share based on the Updated Long-Term Model for calendar year 2024.

Based on an analysis of the CY2024E EBITDA multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 20.0x to 30.0x. Qatalyst Partners then applied this range to the Company’s estimated EBITDA for calendar year 2024, based on the Updated Long-Term Model. Based on the fully diluted shares of New Relic common stock outstanding as of July 26, 2023 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied a range of values for New Relic common stock of approximately $60.99 to $88.44 per share based on the Updated Long-Term Model for calendar year 2024.

No company included in the selected companies analysis is identical to the Company. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of the Company, such as the impact of competition on the Company’s business or the industry in general, industry growth and the absence of any material adverse change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared twenty-five selected public company transactions, including transactions involving companies participating in similar lines of business to the Company or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ revenue of the target company (which are referred to as the “NTM revenue multiples”) and (b) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ EBITDA of the target company (which are referred to as the “NTM EBITDA Multiples”).

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple
04/26/21	Proofpoint, Inc.	Thoma Bravo	9.4x	55.6x
08/19/21	Inovalon Holdings, Inc.	Nordic Capital Limited	8.8x	25.0x
12/07/21	Mimecast Limited	Permira Holdings Limited	8.8x	32.1x
03/06/18	CommerceHub, Inc.	GTCR LLC & Sycamore Partners Management, L.P.	8.6x	20.5x
12/21/20	RealPage, Inc.	Thoma Bravo	8.2x	28.9x
08/03/22	Ping Identity Holding Corp.	Thoma Bravo	8.0x	—
05/22/12	Ariba, Inc.	SAP SE	7.8x	32.4x
03/10/21	Talend S.A.	Thoma Bravo	7.4x	—
03/13/23	Qualtrics International Inc.	Silver Lake & CPPIB	7.1x	50.2x
01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners Management, LLC	7.0x	—
02/12/19	Ellie Mae, Inc.	Thoma Bravo	6.8x	31.0x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	5.9x	18.8x
06/28/21	QAD Inc.	Thoma Bravo	5.3x	50.6x
06/01/21	Cloudera, Inc.	KKR & Co. Inc. and Clayton, Dubilier & Rice, LLC	5.2x	30.4x
05/26/22	VMware, Inc.	Broadcom Inc.	5.1x	15.1x
01/31/22	Citrix Systems, Inc.	Vista Equity Partners Management, LLC and Evergreen Coast Capital Corp.	5.1x	16.0x
12/23/18	MYOB Group Limited	Kohlberg Kravis Roberts & Co. L.P.	4.9x	12.1x
02/09/23	Sumo Logic, Inc.	Francisco Partners Management, L.P.	4.2x	—
11/11/18	athenahealth, Inc.	Veritas Capital Fund Management, L.L.C. & Evergreen Coast Capital Corp.	3.9x	13.8x
12/17/19	LogMeIn, Inc.	Francisco Partners Management, L.P.	3.4x	10.7x
08/22/19	Pivotal Software, Inc.	VMware, Inc.	3.4x	—
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc. & Permira Holdings Limited	3.2x	39.0x
03/13/23	Momentive Global Inc.	STG Partners, LLC	3.0x	16.0x
05/04/23	Software AG	Silver Lake Technology Management, L.L.C.	2.6x	14.4x
11/02/15	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	2.3x	11.3x

Note: “-” means non-meaningful. Multiples greater than 75.0x or negative are considered non-meaningful.

Based on the analysis of the NTM revenue multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 4.0x to 8.0x, then applied this range to the Company’s estimated next-twelve months’ revenue (calculated as the four quarters ended on June 30, 2024). Based on the fully diluted shares of New Relic common stock outstanding as of July 26, 2023 (calculated utilizing the same methodology as used in the above discounted cash flow analysis) as provided by management of the Company, this analysis implied a range of values for New Relic common stock of approximately $60.12 to $114.07 per share.

Based on the analysis of the NTM EBITDA multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 20.0x to 35.0x, then applied this range to the Company’s estimated next-twelve-months’ EBITDA (calculated as the four quarters ending on June 30, 2024). Based on the same fully diluted share count as used in the immediately preceding paragraph, this analysis implied a range of values for New Relic common stock of approximately $54.82 to $91.40 per share.

No company or transaction utilized in the selected transactions analysis is identical to the Company or the Merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on the Company’s business or the industry generally, industry growth and the absence of any material adverse change in the Company’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the Merger, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the Merger by the Board of Directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of the Company. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent), to such holders. These analyses do not purport to be appraisals or to reflect the price at which New Relic common stock might actually trade or otherwise be transferable at any time.

Qatalyst Partners’ opinion and its presentation to the Board of Directors was one of many factors considered by the Board of Directors in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Per Share Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of New Relic common stock (other than Parent or any affiliate of Parent) or of whether the Board of Directors would have been willing to agree to different consideration. The Per Share Merger Consideration payable in the Merger was determined through arm’s-length negotiations between the Company and TPG and FP, and was approved by the Board of Directors. Qatalyst Partners provided advice to the Company during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to the Company or that any specific consideration constituted the only appropriate consideration for the Merger.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, TPG, FP, Parent or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company, TPG, FP, or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates, except that Qatalyst Partners has provided financial advisory services to the Company and received a fee of $1 million in connection with such services. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company, TPG, FP, or Parent and their respective affiliates for which Qatalyst Partners would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided the Company with financial advisory services in connection with the Merger for which it will be paid an aggregate amount currently estimated at approximately $64 million, $250,000 of which was payable upon the execution of the engagement letter, $7.5 million of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the closing of the Merger. The Company has also agreed to reimburse Qatalyst Partners for certain expenses incurred in performing its services. The Company has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

Summary of Management Projections

New Relic has historically prepared and publicly issued limited guidance as to projected financial results for its then-current fiscal quarter or fiscal year in its press releases announcing its financial results for the immediately preceding fiscal quarter or fiscal year, as applicable. New Relic also provides, from time to time, a higher level view on projected financial results over a longer time horizon. Other than such public guidance, New Relic does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. However, in connection with the transaction, New Relic’s senior management prepared certain unaudited prospective financial information which was provided to and approved by the Board of Directors or the Transaction Committee and which was provided to each of Qatalyst Partners, FP, and TPG, and certain other bidders, in each case as set forth herein.

During April 2023, New Relic’s senior management produced and reviewed with the Transaction Committee a long-term model (the “Initial Long-Term Model”) for use by the Board of Directors and Qatalyst Partners in connection with the transaction. The Transaction Committee approved the Initial Long-Term Model pursuant to a meeting and discussion on April 19, 2023 and instructed Qatalyst Partners to share the Initial Long-Term Model (with respect to fiscal years 2024-2026) with FP and TPG. The following is a summary of the Initial Long-Term Model as reviewed with, and approved by, the Transaction Committee:

Initial Long-Term Model

	FY24	FY25	FY26	FY27	FY28
	(all amounts in $ millions)
Revenue	$1,070	$1,321	$1,665	$2,120	$2,692
Gross Profit / (Loss)	$854	$1,064	$1,341	$1,717	$2,181
Operating Income / (Loss)	$172	$231	$333	$424	$538

In July 2023, after transaction discussions with FP and TPG had resumed, at a meeting on July 12, 2023 the Board of Directors requested that New Relic senior management produce an updated Long-Term Model. New Relic senior management produced and presented to the Board of Directors updates to the Initial Long-Term Model to reflect New Relic’s business performance and updated expectations for revenue growth in fiscal year 2024 based on consumption data, in each case, since April 2023 (the “Updated Long-Term Model”). The Board of Directors approved the Updated Long-Term Model at a meeting on July 20, 2023. The Updated Long-Term Model was not provided to FP and TPG or to any other bidder. The following is a summary of the Updated Long-Term Model as reviewed with, and approved by, the Board of Directors:

Updated Long-Term Model

	FY24	FY25	FY26	FY27	FY28
	(all amounts in $ millions)
Revenue	$1,003	$1,152	$1,419	$1,798	$2,282
Gross Profit / (Loss)	$801	$922	$1,135	$1,439	$1,825
Operating Income / (Loss)	$160	$207	$284	$360	$456

We refer to any of the Initial Long-Term Model and the Updated Long-Term Model as the “Management Projections.” The Management Projections were prepared by New Relic on a stand-alone basis and do not take into account the transactions, including any costs incurred in connection with the transaction or any changes to New Relic’s operations or strategy that may be implemented after the completion of the transaction. As a result, actual results likely will differ, and may differ materially, from those contained in the Management Projections.

The information and tables set forth above are included solely to give New Relic stockholders access to relevant portions of the Management Projections and are not included in this proxy statement to influence any New Relic stockholder to vote their shares of common stock in favor of the transaction or for any other purpose.

Important Information About the Management Projections

The Management Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Management Projections were relied upon by the Board of Directors in connection with its consideration of the transaction, and the Board of Directors directed Qatalyst Partners to use the Updated Long-Term Model in performing its financial analyses in connection with its financial fairness opinion, as described in more detail above in the section “The Merger—Opinion of Qatalyst Partners.” The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Qatalyst Partners or to the Board of Directors in connection with a proposed business combination like the merger if the disclosure is included in a document like this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Qatalyst Partners for purposes of its opinion or by the Board of Directors in connection with its consideration of the merger agreement and the merger. Accordingly, New Relic has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. In addition, the Management Projections were not prepared with a view towards complying with GAAP. The Management Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger.

While the Management Projections are presented with numerical specificity, the Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond New Relic management’s control. Further, given that the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. Important factors that may affect actual results and may result in such projections not being achieved include: risks and uncertainties detailed in New Relic’s public periodic filings with the SEC. In addition, the ability to achieve the Management Projections may depend on, in part, whether or not the strategic goals, objectives and targets are reached over the applicable period. The assumptions upon which the Management Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which New Relic operates, and the risks and uncertainties described in the section titled “Forward-Looking Statements,” all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Management Projections also reflect assumptions by New Relic management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the New Relic business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when such projections were prepared.

Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may differ, and may differ materially, from those shown. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that any of New Relic, Qatalyst Partners, FP, TPG, or any of their respective affiliates, officers, directors, advisors or other representatives considered or consider the Management Projections necessarily predictive of actual future events, and the Management Projections should not be relied upon as such. None of New Relic, Qatalyst Partners, FP, TPG, or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Management Projections. None of New Relic, Qatalyst Partners, FP, TPG, or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder of New Relic or other person regarding the ultimate performance of New Relic compared to the information contained in the Management Projections or that forecasted results will be achieved.

In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, New Relic does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

The Management Projections were prepared by, and are the responsibility of, New Relic’s management. Deloitte & Touche LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

Interests of Executive Officers and Directors of New Relic in the Merger

In considering the recommendation of the Board of Directors that the stockholders of New Relic adopt the Merger Agreement, New Relic’s stockholders should be aware that the executive officers and directors of New Relic have certain interests in the Merger that may be different from, or in addition to, the interests of New Relic’s stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated hereby, including the Merger, and in making their recommendation that New Relic’s stockholders approve the Merger Agreement. These interests are summarized below.

For purposes of this disclosure:

•	The “named executive officers” of New Relic are:

•	William Staples, our Chief Executive Officer;

•	David Barter, our Chief Financial Officer;

•	Mark Dodds, our Chief Revenue Officer;

•	Kristy Friedrichs, our Chief Operating Officer;

•	Thomas Lloyd, or Chief Legal Officer and Corporate Secretary; and

•	Mark Sachleben, our former Chief Financial Officer and Corporate Secretary.

Mr. Sachleben ceased being an employee of New Relic on May 5, 2023, we have included him in this proxy statement however since he was a named executive officer for fiscal 2023.

On June 11, 2023, Ms. Friedrichs resigned from her roles as the Chief Operating Officer effective as of December 31, 2023.

•	The executive officers of New Relic since the beginning of New Relic’s last fiscal year on April 1, 2023 are:

•	the named executive officers; and

•	Lewis Cirne.

On June 11, 2023, Mr. Cirne agreed with New Relic that he will transition from his current role as Executive Chairman to the role of Chairman of the Board (non-executive), effective upon the conclusion of New Relic’s Annual Meeting of its Stockholders on August 16, 2023, thereby ending his employment relationship with New Relic.

Treatment of Company Equity Awards

Each Vested Option will be cancelled in exchange for an amount in cash equal to the Option Consideration. The Option Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Unvested Option will be substituted and converted into an award to receive an amount in cash equal to the Substituted Option Award, payable on the same schedule as the Unvested Options that vest in the future and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic. Each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled for no consideration as of the Effective Time.

Each Company RSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time will be cancelled in exchange for an amount in cash equal to the RSU Consideration. The RSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Company RSU Award that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to such Company RSU Award) will be cancelled and be converted into the contractual right to receive the payment of the RSU Consideration in respect of the Converted RSU Award in cash from the Surviving Corporation. The Converted RSU Award will be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company RSU Award).

Each Company Special PSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time based on actual performance through the Effective Time will be cancelled in exchange for the payment of PSU Consideration. The PSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

Each Company PSU Award that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions but that has not satisfied the service vesting conditions upon the occurrence of the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Merger Consideration and (B) the number of shares of New Relic common stock covered by such Company PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company PSU Award that vest based on actual performance through the Effective Time). The PSU Consideration will be subject to the same terms and conditions applicable to the corresponding Company PSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company PSU Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company PSU Award). Any portion of a Company PSU Award that does not get converted in accordance with the foregoing will immediately terminate without consideration at the Effective Time. In connection with the signing of the Merger Agreement, New Relic approved an amendment to the terms of the Company PSU Awards whereby the total shareholder return of the comparable index companies will be measured as of Agreement Date in lieu of instead being measured as of immediately prior to the Effective Time of the Merger, and all other terms and conditions remain as is.

In connection with the execution and delivery of the Merger Agreement New Relic took the following actions under our ESPP: (i) ensured no new participants will commence participation in the ESPP after July 30, 2023; (ii) ensured no participant will be allowed to increase his or her payroll contribution rate in effect as of July 30, 2023 or make separate non-payroll contributions on or following such date; and (iii) ensured no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after July 30, 2023. If the Effective Time is expected to occur prior to the end of the current purchase period, New Relic must provide for an earlier exercise date (including for purposes of determining the purchase price for the current purchase period). Such earlier exercise date will be as close to the Effective Time as is administratively practicable. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time, but subject to the consummation of the Merger.

For an estimate of the value of unvested equity awards held by named executive officers that would be cancelled in exchange for Merger consideration assuming that the Merger occurs on August 18, 2023, see “—Quantification of Payments and Benefits to New Relic’s Named Executive Officers” below.

We estimate that the value of unvested equity awards held by Mr. Cirne (the only executive officer who is not a named executive officer) that would be cancelled in exchange for Merger consideration assuming that the Merger occurs on August 18, 2023 is $2,171,776.32. We estimate that the aggregate value of unvested equity awards held by all non-employee directors of New Relic that would vest assuming that the Merger occurs on August 18, 2023 is $1,805,859.

Rollover Equity

Pursuant to the Merger Agreement and that certain Rollover Agreement by and among J.P. Morgan Trust Company of Delaware, as trustee of The Cirne Family 2012 Irrevocable Trust, UAD March 20, 2012 (the “Irrevocable Trust”), Lewis Cirne, as trustee of The Cirne Family Revocable Trust, UAD March 20, 2012 (the “Revocable Trust” and together with the Irrevocable Trust, the “Trusts”), the Beloved in Chris Foundation, a section 501(c)(3) exempt private foundation (together with the Trusts, collectively, the “Rollover Investors”), Crewline TopCo, L.P. (the “TopCo”), Crewline Parent, Inc., Crewline Intermediate, Inc. and the Parent, the Rollover Investors hold 7,210,958 shares of New Relic common stock with an aggregate value of $250,000,000 (“Rollover Amount”), which the Rollover Investors will, immediately prior to the Effective Time, contribute, transfer and assign to TopCo all such Rollover Investor’s right, title and interest in the number of shares of the Company common stock (“Rollover Shares”) equal to the Rollover Amount divided by the Per Share Merger Consideration, rounded down to the nearest whole number. In exchange for the Rollover Shares, TopCo shall issue and deliver to the Rollover Investors that certain number of newly issued units of TopCo of the same class as are issued to the sponsor parties as set forth in the Merger Agreement and in the same ratio as applies to such sponsor parties (subject to appropriate adjustments to reflect any adjustments as set forth in the Merger Agreement).

Change-in-Control and Severance Arrangements

New Relic has entered into change-in-control and severance agreements (the “Post-Employment Agreements”) with our executive officers, including each of our named executive officers who are current executive officers, in order to be more in line with competitive market practice. Mr. Sachleben’s employment with the Company terminated on May 5, 2023, and, therefore, his Post-Employment Agreement is no longer in force and no payments or benefits will be made thereunder. Ms. Friedrich’s Post-Employment Agreement will cease to be in effect upon her resignation on December 31, 2023 and she will not be entitled to any payments upon her resignation under the Post-Employment Agreements. In connection with Mr. Cirne’s transition from his role as an employee of the Company effective as of August 16, 2023, he will not be entitled any payments under the Post-Employment Agreements.

The Post-Employment Agreements provide for the following payments and benefits upon a termination of employment (i) without cause or (ii) for good reason in connection with or within a period commencing three months prior to the effective date of the change in control and ending 12 months following a change in control of New Relic (the “Change in Control Period”):

•

a lump-sum cash payment determined as a specified number of months of base salary plus a certain percentage of target annual cash bonus opportunity (Mr. Staples will receive 18 months’ salary and 150% target bonus and each other executive will receive 12 months’ salary and 100% target bonus);

•	continuation (or reimbursement) of health benefit premiums for the number of months used to determine the lump-sum cash payment; and

•	accelerated vesting of all outstanding equity awards.

If the total value of the payments and benefits payable to a named executive officer would exceed the deductibility limits under Section 280G of the Code with respect to “excess parachute payments,” New Relic will pay either the full amount of the benefits, or a reduced amount, whichever results in the greater after-tax benefit to the executive officer.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, New Relic’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six (6) years following the effective time under directors’ and officers’ liability insurance policies from the surviving corporation. This indemnification and insurance coverage is further described in the section captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy, adopted as of May 6, 2015 and as amended on August 23, 2017, August 21, 2018 and April 27, 2021 (“Director Policy”), upon a change in control (which will include the Merger), each non-employee director of New Relic who remains in continuous service with New Relic until immediately prior to the change in control is entitled to accelerated vesting of all outstanding equity awards that were granted pursuant to the Director Policy then held by each non-employee director.

New Compensation Arrangements with Parent

Any New Relic executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to Parent or the Surviving Corporation following the closing of the Merger may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent or the Surviving Corporation. As of the date of this proxy statement/prospectus, no compensation arrangements between such persons and Parent and/or its affiliates have been established.

Quantification of Payments and Benefits to New Relic’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of New Relic’s named executive officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a qualifying termination, entitling the executives to the Change in Control Period benefits provided under the Post-Employment Agreement, on July 30, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) a per share price of New Relic common stock of $87.00 (the Per Share Merger Consideration); (iii) that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (iv) the number of unvested equity awards held by the named executive officers is as of August 18, 2023, the latest practicable date to determine such amounts before filing this proxy statement, and excludes any additional grants that may occur following such date and any awards that are expected to vest or be paid in accordance with the terms following such date. In addition, these amounts do not attempt to forecast any additional awards, grants, or forfeitures that may occur prior to the Effective Time of the Merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

We have not included Mr. Sachleben below since his employment was terminated on May 5, 2023 and he is not entitled to any payments disclosable in the table below. Despite Ms. Friedrich’s resignation, which is effective December 31, 2023, we have included her in the table below as if she experienced a qualifying termination prior to her effective resignation.

For purposes of this discussion, “single trigger” refers to benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination. Payments of double trigger benefits are contingent on the named executive officer signing and not revoking a release of claims in favor of New Relic, as described above under “ —Change in Control and Severance Arrangements.”

Golden Parachute Compensation*

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)(4)
William Staples	1,755,000	31,537,749	63,000	33,355,749
David Barter	731,000	16,118,861	42,000	16,160,861
Mark Dodds	920,000	12,542,941	42,000	12,584,941
Kristy Friedrichs	743,750	6,804,673	42,000	6,846,673
Thomas Lloyd	656,000	7,052,954	42,000	7,750,954

*	As noted above, we have not included Mr. Sachleben in this table since his employment was terminated on May 5, 2023 and he is not entitled to any payments disclosable in this table.
(1)

Cash. For William Staples, represents the double trigger cash severance that he is eligible to receive pursuant to his Post Employment Agreement upon a qualifying termination of employment that occurs within the period beginning three months before and ending 12 months after a change in control (which includes the Merger), equal to the sum of (i) 18 months of his annual base salary and (ii) 150% of his annual target bonus.

For Messrs. Barter, Dodds and Lloyd, and Friedrichs, represents the double trigger cash severance that each of them is eligible to receive pursuant to their Post-Employment Agreements upon a qualifying termination of employment that occurs within the period beginning three months before and ending 12 months after a change in control (which includes the Merger), equal to the sum of (i) 12 months of the executive’s base salary and (ii) 100% of the executive’s annual target bonus.

The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column:

Name	Salary Severance ($)	Target Annual Bonus ($)
William Staples	877,500	877,500
David Barter	430,000	301,000
Mark Dodds	460,000	460,000
Kristy Friedrichs	425,000	318,750
Thomas Lloyd	410,000	246,000

(2)

Equity. Under the Merger Agreement, at the Effective Time each (i) Company Option that is unvested and outstanding immediately prior to the Effective Time will be substituted and converted into the Option Consideration that vests on the original schedule and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic, (ii) unvested Company RSU Award and Company PSU Award that is outstanding immediately prior to the Effective Time (and that has satisfied the performance vesting conditions but not the service vesting conditions as of the Effective Time) shall be cancelled and converted into the right to receive the RSU Consideration and the PSU Consideration, respectively, that vests on the original time-based vesting schedule of the related Company RSU Award and Company PSU Award (and for the Company PSU Award, without regard to any performance requirement) and (iii) Company Special PSU Award will vest based on actual performance through the Effective Time and be converted into the right to receive the PSU Consideration payable shortly following the Effective Time. Even though payment of the PSU Consideration is subject to the time-based vesting schedule of the related Company PSU Award, because the PSU Consideration is no longer subject to the performance-based vesting schedule of the related Company PSU Award, the PSU Consideration may constitute a single trigger benefit. With respect to the PSU Consideration for the Company Special PSU Awards, it is considered a single trigger benefit since vesting is measured as of the Effective Time and not subject to any service vesting condition. Under the double trigger arrangements in the named executive officers’ Post-Employment Agreements, each named executive officer is eligible to receive 100% vesting acceleration for their outstanding New Relic equity awards upon a qualifying termination of employment that occurs within the period beginning three months before and ending 12 months after a change in control, as described above under “—Change in Control and Severance Arrangements,” and this accelerated vesting applies to the RSU Consideration, the PSU Consideration and unvested Company Options. The amount reported represents the value of Merger consideration that would be received in respect of Company RSU Awards, Company PSU Awards, Company Special PSU Awards and unvested Company Options assuming a qualifying termination in connection with the transaction.

The following table quantifies the value of the Option Consideration, RSU Consideration and the PSU Consideration included in the aggregate total reported in the column. The calculation for the Company Special PSU Awards shows the amounts that will vest based on the transaction price of $87.00. The amounts shown for the Company PSU Awards represents 100% of target, as the Company Board has not determined and certified achievement of the applicable total shareholder return for the comparable index companies measured as of the Agreement Date. As noted above, only the amounts listed under “Unvested PSUs” may be considered a single trigger benefit.

Name	Unvested Company Options ($)	Unvested RSUs ($)	Unvested PSUs ($)
William Staples	368,235	12,154,944	19,014,569
David Barter	—	6,458,358	9,660,503
Mark Dodds	—	6,020,748	6,522,193
Kristy Friedrichs	172,054	4,182,525	2,450,094
Thomas Lloyd	69,661	3,374,817	3,608,476

(3)

Perquisites/Benefits. Represents the estimated value of New Relic-paid COBRA continuation benefits. Under the double trigger arrangements in the named executive officers’ Post-Employment Agreements described in footnote (1) above, William Staples is eligible to receive up to 18 months of New Relic-paid COBRA continuation benefits, and each other named executive officer is eligible to receive up to 12 months of New Relic-paid COBRA continuation benefits, respectively.

(4)

Total. This amount includes the aggregate dollar value of the sum of all amounts reported in the preceding columns. In the event any payment or benefit received by a named executive officer in connection with the Merger would be subject to excise taxes imposed under Section 4999 of the Code, the amount of such payments or benefits provided would be reduced, but only to the extent such reduction results in a greater after-tax benefit to the named executive officer.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $6.67 billion. This amount includes funds needed to pay the Required Amounts.

Parent has obtained committed financing consisting of (i) equity to be provided by the FP Funds and the TPG Fund pursuant to the terms of the Equity Commitment Letter and (ii) debt financing to be provided pursuant to the Debt Commitment Letter by the lenders party thereto. In connection with the Merger Agreement, Parent has delivered to New Relic copies of the Financing Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent and Merger Sub under the Merger Agreement.

Equity Financing

Pursuant to the Equity Commitment Letter, the FP Funds and the TPG Fund have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $4.02 billion for the purpose of funding the Required Amounts. The obligations of the FP Funds and the TPG Fund to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) satisfaction or written waiver by New Relic, Parent and Merger Sub, as applicable, of each the conditions to the obligations of New Relic, Parent and Merger Sub to consummate the Merger set forth in Section 6.1 and Section 6.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions), (ii) the substantially contemporaneous receipt of the debt financing or an alternative debt financing contemplated by the Debt Commitment Letter or confirmation that the debt financing contemplated by the Debt Commitment Letter will be funded at the closing of the Merger if the equity financing under the Equity Commitment Letter is consummated at the closing of the Merger, and (iii) the prior or substantially concurrent funding by the other funds of such fund’s equity commitment. We refer to the equity financing described in the preceding sentence as the “Equity Financing.”

The obligation of the FP Funds and the TPG Fund to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the assertion of a claim or legal proceeding by the New Relic Group or any of their representatives, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the New Relic Group claiming or accepting any portion or all of the Parent Termination Fee pursuant to the Merger Agreement or accepting any payment from the Guarantors under the Guarantee, or (iv) the consummation of the closing of the Merger.

New Relic is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter by the FP Funds and the TPG Fund

to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the FP Funds and the TPG Fund to perform their funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Debt Financing

The Debt Commitment Letter provides that the lenders party thereto will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $2.65 billion in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of the following:

•	$2.4 billion senior secured first lien term loan facility; and

•	$250 million senior secured first lien revolving credit facility.

We refer to the debt financing described above as the “Debt Financing.” The proceeds of the Debt Financing will be used on the Closing Date (i) to effect the Merger and related transactions on the Closing Date, (ii) to fund working capital needs and general corporate purposes, and (iii) to pay fees and expenses related to the Merger and related transactions.

The obligations of the lenders party to the Debt Commitment Letter to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including, but not limited to (as applicable):

•	the absence of a Company Material Adverse Effect since July 30, 2023 that is continuing;

•

the consummation in all material respects of the Merger in accordance with the Merger Agreement as in effect on July 30, 2023 (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the lenders in their capacity as such without the consent of the lead arrangers holding at least a majority of the commitments under the first lien and/or second lien facilities described above);

•

subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents;

•	the Equity Financing shall have occurred or, substantially concurrently with the initial funding of the Debt Financing, shall occur;

•	the payment of applicable invoiced fees and expenses;

•	the delivery of certain customary closing documents (including a customary solvency certificate);

•

the receipt by the lead arrangers of certain documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act); and

•	immediately after consummating the Merger, the New Relic Group shall have an aggregate amount of unrestricted cash on hand of no less than $300,000,000.

As of the date hereof, the documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.

We have agreed to use our reasonable best efforts to provide, and to cause our subsidiaries (and their respective representatives) to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing, subject to the terms of and as set forth in the Merger Agreement.

Guarantee

Pursuant to the Guarantee, the FP Funds and the TPG Fund have agreed to guarantee the due, punctual and complete payment and performance of: (1) the aggregate amount of the Parent Termination Fee (as defined under the caption “The Merger—Termination Fee”) solely if and when any of the Parent Termination Fee is payable pursuant to the Merger Agreement; (2) enforcement expenses due by Parent pursuant to legal proceedings as a result of certain defaults under the Merger Agreement, not to exceed $5 million in the aggregate; and (3) the reimbursement obligations of Parent pursuant to the indemnification obligations to New Relic and its representatives in connection with debt financing. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the FP Funds and the TPG Fund under the Guarantee are subject to an aggregate cap equal to $524.0 million (the “Cap”).

Subject to specified exceptions, the Guarantee will terminate upon the earliest of:

•	the closing of the Merger;

•	subject to the Cap, the payment and full discharge of any Obligations (as defined in the Guarantee) that are or may become payable under the Guarantee;

•	the termination of the Merger Agreement by mutual written consent of New Relic and Parent; or

•

the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which New Relic would be entitled to a Parent Termination Fee under the Merger Agreement, in which case the Guarantee shall terminate 90 days after such termination unless (i) a notice of a claim for payment of any Obligation is presented in writing by New Relic to Parent or the FP and TPG Funds or (ii) New Relic shall have commenced a legal proceeding against Parent, the FP Funds or the TPG Fund alleging the Parent Termination Fee is due and owing prior to such 90th day; provided that if the Merger Agreement has been so terminated and such legal proceeding has been filed, the TPG Fund and the FP Funds shall have no further liability or obligation under the Guarantee from and after the earliest of (x) a final, non-appealable resolution of such proceeding and all amounts (if any) payable by the TPG Fund and the FP Funds under the Guarantee have been paid and (y) a written agreement among the FP Funds and the TPG Fund and New Relic terminating the obligations and liabilities of the FP Funds and the TPG Fund pursuant to the Guarantee.

Closing and Effective Time

The closing of the Merger will take place remotely no later than 8:00 a.m., Pacific time, on the fifth business day following the satisfaction or waiver of all conditions to closing of the Merger (as described under the caption, “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.

If the Merger is consummated, stockholders who continuously hold shares of New Relic common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 the DGCL (“Section 262”). All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of New Relic common stock unless otherwise expressly noted herein. Only a holder of record of shares of New Relic common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of New Relic common stock held of record in the name of another person, such as a bank, broker, trust, or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of New Relic common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, or the other nominee.

Under Section 262, if the Merger is completed, holders of shares of New Relic common stock who: (i) submit a written demand for appraisal of their shares; (ii) do not vote in favor of the adoption of the Merger Agreement; (iii) continuously are the record holders of such shares through the Effective Time; and (iv) otherwise exactly follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of New Relic common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of New Relic common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Per Share Merger Consideration in respect of the shares of New Relic common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes New Relic’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of New Relic common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of New Relic common stock, New Relic believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of New Relic common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to New Relic a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder (or any person who is the beneficial owner of shares of New Relic common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of New Relic common stock wishing to exercise appraisal rights must deliver to New Relic, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of New Relic common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, or otherwise fail to vote, on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of New Relic Stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of New Relic common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of New Relic common stock must be executed by or on behalf of the holder of record, and must reasonably inform New Relic of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

New Relic, Inc.

Attention: Chief Legal Officer

188 Spear Street, Suite 1000

San Francisco, California 94105

Any holder of shares of New Relic common stock who has delivered a written demand to New Relic and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to New Relic a written withdrawal of the demand for appraisal . However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Per Share Merger Consideration within 60 days after the Effective Time. If an appraisal proceeding is commenced and New Relic, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Per Share Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of New Relic common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of New Relic common stock who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of New Relic common stock. Accordingly, any holders of shares of New Relic common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of New Relic common stock within the time and in the manner prescribed in Section 262. The failure of a holder of New Relic common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of New Relic common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which New Relic has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of New Relic common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of New Relic common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of New Relic common stock are entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of New Relic common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither New Relic nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of New Relic and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of New Relic common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of New Relic common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of New Relic common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of New Relic common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of New Relic common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of New Relic common stock whose shares are converted into the right to receive cash pursuant to the Merger, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is limited to U.S. Holders and Non-U.S. Holders who hold their shares of New Relic common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies, or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting;

•	regulated investment companies and real estate investment trusts;

•	tax-qualified retirement plans;

•	tax-exempt organizations, governmental agencies, instrumentalities, or other governmental organizations and pension funds;

•	holders that are holding shares of New Relic common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders that own or have owned (directly, indirectly, or constructively) five percent or more of New Relic common stock (by vote or value);

•	holders required to accelerate the recognition of any item of gross income with respect to their shares as a result of such income being recognized on an applicable financial statement;

•	grantor trusts;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•

persons who hold or received New Relic common stock pursuant to the exercise of any employee stock option, in connection with a restricted stock unit award or company performance stock unit award or otherwise in a compensatory transaction;

•	holders that own an equity interest in Parent following the Merger;

•	holders that hold their New Relic common stock through a bank, financial institution, or other entity, or a branch thereof, located, organized, or resident outside the United States; and

•	holders that do not vote in favor of the Merger and that properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of New Relic common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding shares of New Relic common stock should consult their tax advisors as to the particular tax consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” is any beneficial owner of New Relic common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of New Relic common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of New Relic common stock surrendered pursuant to the Merger by such U.S. Holder. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of New Relic common stock. A U.S. Holder’s gain or loss on the disposition of shares of New Relic common stock generally will be characterized as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the completion of the Merger. The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of New Relic common stock (shares of New Relic common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of New Relic common stock that is not a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized in connection with the Merger, unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of New Relic common stock pursuant to the Merger and certain other requirements are met; or

•

shares of New Relic common stock constitute a United States real property interest (“USRPI”) by reason of New Relic’s status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and one or more other conditions are satisfied.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized in connection with the Merger, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe that New Relic is not currently, has not been during the preceding five years and prior to or at the time of the Merger does not expect to become, a USRPHC. Because the determination of whether New Relic is a USRPHC depends on the fair market value of New Relic’s USRPIs relative to the fair market value of New Relic’s non-USRPIs and other business assets, there can be no assurance that New Relic is not or will not become a USRPHC. A non-U.S. holder should consult its own tax advisor about the consequences that could result if New Relic is or were to become a USRPHC.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder in connection with the Merger. Backup withholding generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of shares of New Relic common stock in the Merger by a non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies, on a properly completed applicable IRS Form W-8, its status as a non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain connections with the United States will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. The amount of any backup withholding generally will be allowed as a credit against a holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS BASED ON CURRENT U.S. FEDERAL INCOME TAX LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS NOT TAX ADVICE. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals Required for the Merger

General

New Relic and Parent have agreed to use reasonable best efforts to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include approval under the HSR Act and any other applicable antitrust laws (whether domestic or foreign).

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until New Relic and Parent each file a notification and report form with the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

New Relic and Crewline Buyer, Inc. each filed a notification and report form with respect to the Merger with the FTC and DOJ on August 11, 2023. The waiting period with respect to such notification and report forms under HSR Act expired at 11:59 p.m., Eastern time, on September 11, 2023.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking to unwind the Merger after closing, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Approvals

The Merger is also subject to clearance or approval by the antitrust authorities in other jurisdictions. The Merger cannot be completed until New Relic and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions. New Relic and Parent, in consultation and cooperation with each other, have made or are in process of making antitrust filings with the authorities of such jurisdictions.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by New Relic, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between New Relic, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of New Relic, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of New Relic, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding New Relic, Parent, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding New Relic and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Closing Date (as defined in the section of this proxy statement captioned “—Closing and Effective Time”): (i) Merger Sub will be merged with and into New Relic, with New Relic becoming a wholly owned subsidiary of Parent; (ii) the separate corporate existence of Merger Sub will thereupon cease; and (iii) New Relic will continue as the Surviving Corporation. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of New Relic and Merger Sub, and all of the debts, liabilities and duties of New Relic and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of New Relic as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed. At the Effective Time, the certificate of incorporation of New Relic as the Surviving Corporation will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place remotely at 8:00 a.m., Pacific time, on the fifth business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption, “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger) or such other time agreed to in writing by Parent, New Relic, and Merger Sub. However, notwithstanding the satisfaction or waiver of all conditions to closing of the Merger, in no event shall the closing occur prior to 60 days after July 30, 2023 without the Parent’s prior written consent in its sole discretion. The date on which the closing of the Merger occurs is herein referred to as the “Closing Date.”

On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective at the Effective Time.

Merger Consideration

New Relic common stock

At the Effective Time, and without any action required by any stockholder, each share of New Relic common stock (other than Excluded Shares, which include, among other things, the Rollover Shares and shares of New Relic common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal under Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be cancelled and extinguished, and automatically converted into the right to receive the Per Share Merger Consideration, less applicable withholding taxes.

Treatment of Company Equity Awards

Company Options. Pursuant to the Merger Agreement, each Vested Option will be cancelled in exchange for an amount in cash equal to the Option Consideration. The Option Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each Unvested Option will be substituted and converted into an award to receive an amount in cash equal to the Substituted Option Award, payable on the same schedule as the Unvested Options that vest in the future and be subject to the same terms and conditions applicable to such Unvested Options immediately prior to the Effective Time, including continued employment with Parent or New Relic. Each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled for no consideration as of the Effective Time.

Company Restricted Stock Units. Each Company RSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time will be cancelled in exchange for an amount in cash equal to the RSU Consideration. The RSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date. Each other Company RSU Award that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to such Company RSU Award) will be cancelled and be converted into the contractual right to receive a payment of the RSU Consideration in respect of the Converted RSU Award in cash from the Surviving Corporation. The Converted RSU Award will be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company RSU Award).

Company Special Performance Stock Units. Each Company Special PSU Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time based on actual performance through the Effective Time will be cancelled in exchange for the payment of PSU Consideration. The PSU Consideration will be payable on the first regular payroll date to occur after the fifth business day following the Closing Date.

Company Performance Stock Units. Each Company PSU that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions but that has not satisfied the service vesting conditions upon the occurrence of the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of New Relic common stock covered by such Company PSU Award immediately prior to the Effective Time (after determining the number of shares of New Relic common stock underlying the Company PSU that vest based on actual performance through the Effective Time). Except as otherwise provided, the PSU Consideration will be subject to the same terms and conditions applicable to the corresponding Company PSU Award (including time-vesting conditions and any accelerated vesting provisions of any employee benefit plans applicable to such Company PSU Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company PSU Award). Any portion of a Company PSU Award that does not get converted in accordance with the foregoing will immediately terminate without consideration at the Effective Time. In connection with the signing of the Merger Agreement, New Relic approved an amendment to the terms of the Company PSU Awards whereby the total shareholder return of the comparable index companies will be measured as of Agreement Date in lieu of instead being measured as of immediately prior to the Effective Time of the Merger, and all other terms and conditions remain as is.

Restricted Stock. Each Restricted Stock that is outstanding immediately prior to the Effective Time will be cancelled and be converted into the contractual right to receive a payment in an amount in cash, less applicable withholding taxes, from the Surviving Corporation equal to the Per Share Merger Consideration , and such consideration will be payable on the same schedule as the underlying Restricted Stock and be subject to the same terms and conditions applicable to such Restricted Stock immediately prior to the Effective Time (including time-based vesting conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

Company ESPP. In connection with the execution and delivery of the Merger Agreement New Relic took the following actions under our ESPP: (i) ensured no new participants will commence participation in the ESPP after July 30, 2023; (ii) ensured no participant will be allowed to increase his or her payroll contribution rate in effect as of July 30, 2023 or make separate non-payroll contributions on or following such date; and (iii) ensured no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after July 30, 2023. If the Effective Time is expected to occur prior to the end of the current purchase period, New Relic must provide for an earlier exercise date (including for purposes of determining the purchase price for the current purchase period). Such earlier exercise date will be as close to the Effective Time as is administratively practicable. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time, but subject to the consummation of the Merger.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will select a transfer agent or such other bank or trust company, reasonably acceptable to New Relic (the “Payment Agent”) to make payments of the Per Share Merger Consideration to stockholders. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent cash sufficient to pay the aggregate Per Share Merger Consideration to stockholders.

Promptly following the Effective Time (and in any event within five (5) business days), the Payment Agent will mail to each holder of record (as of immediately prior to the Effective Time) a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder’s shares of New Relic common stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Per Share Merger Consideration payable in respect of such shares. The amount of any Per Share Merger Consideration paid to stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Payment Agent is not claimed within one (1) year following the Effective Time, such cash will be returned to the Surviving Corporation, upon demand, and any holders of New Relic common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as general creditor for payment of the Per Share Merger Consideration. Any cash deposited with the Payment Agent that remains unclaimed two (2) years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties of New Relic, Parent, and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by New Relic are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to New Relic, any change, event, effect, or circumstance that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (i) the ability of the New Relic Group Members to perform their material obligations under, or to consummate the transactions contemplated by, the Merger Agreement or (ii) the business, financial condition, or results of operations of the New Relic Group, taken as a whole, except that, solely with respect to clause (ii), no changes, events, effects or circumstances with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

•	general economic or business conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

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conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (i) changes in interest rates or credit ratings in the United States or any other country; (ii) changes in exchange rates for the currencies of any country; or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	general conditions in the industries in which the New Relic Group generally conducts business;

•	regulatory, legislative, or political conditions in the United States or any other country or region in the world;

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geopolitical conditions, cyberterrorism, outbreak of hostilities, armed conflicts, acts of war, sabotage, terrorism, or military actions (including, in each case, any escalation or general worsening of any of the foregoing) in the United States or any other country or region in the world;

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions, weather conditions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));

•	inflation or any changes in the rate of increase or decrease of inflation;

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resulting from the announcement, pendency, or consummation of the Merger Agreement or the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the New Relic Group with employees, suppliers, customers, partners, vendors, or any other third person (except with respect to any representation or warranty to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the Merger Agreement or the consummation or pendency of the transactions contemplated thereby);

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the compliance by Parent, Merger Sub or New Relic with the terms of the Merger Agreement, including the taking of any action expressly required to be taken or refraining from taking any action expressly prohibited by the terms of the Merger Agreement;

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arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to, or requested in writing (including email) following the date of the Merger Agreement and failure to take any action restricted or prohibited in the Forbearance Covenants that New Relic specifically sought Parent’s consent in accordance with the Merger Agreement and to the extent such consent is unreasonably withheld by Parent;

•	changes in GAAP or other accounting standards or in any applicable laws or regulations (or the official interpretation of any of the foregoing);

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any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines, or recommendations promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

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change in the price or trading volume of New Relic common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change, in and of itself, in the credit ratings or ratings outlook of any New Relic Group Member (provided that the underlying cause of such change in credit rating or rating outlook may be considered in determining if there has been a Company Material Adverse Effect);

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any failure, in and of itself, by the New Relic Group to meet (i) any public estimates or expectations of New Relic’s revenue, earnings, or other financial performance or results of operations for any period; or (ii) any budgets, plans, projections, or forecasts of its revenues, earnings, or other financial performance or results of operations (it being understood that, in each case, any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred if not otherwise excluded in the definition of Company Material Adverse Effect);

•	the availability or cost of equity, debt, or other financing to Parent or Merger Sub;

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any termination of, reduction in, or similar negative impact on relationships with any employees, customers, suppliers or partners, in each case, to the extent resulting from the identity of the FP Funds, TPG Fund, Parent, or Merger Sub or their respective affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing or the public announcement of the respective plans or intentions of the foregoing with respect to New Relic or its business;

•	any breach by Parent or Merger Sub of the Merger Agreement; and

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any legal proceeding commenced or threatened in writing against Parent, Merger Sub, or New Relic, or any of their subsidiaries or affiliates or otherwise relating to, involving or affecting such parties or any of their subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger and other transactions contemplated by the Merger Agreement, including any legal proceeding or alleging or asserting any misrepresentation or omission in this proxy statement, any other required company filing, or any other communications to the New Relic Stockholders, other than any legal proceedings solely among the Parent, Merger Sub, and New Relic or with the agents, arrangers and lenders that provide or arrange the Debt Financing;

except, with respect to bullets 1-7 and 11-12 above, to the extent that such change, event, effect, or circumstance has had a disproportionate adverse effect on the New Relic Group relative to other companies operating in the industry or industries in which the New Relic Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

In the Merger Agreement, New Relic has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing, and authority and qualification to conduct business with respect to New Relic;

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New Relic’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, New Relic’s organizational documents and New Relic’s contracts;

•	the organizational documents of New Relic;

•	the necessary approval of the Board of Directors;

•	the rendering of Qatalyst Partners’ opinion to the Board of Directors;

•	the inapplicability of anti-takeover statutes to the Merger;

•	the necessary vote of stockholders in connection with the Merger Agreement;

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the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to New Relic, or the resulting creation of any lien upon New Relic’s assets due to the performance of the Merger Agreement;

•	required consents, approvals, and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of New Relic;

•	the absence of any undisclosed exchangeable security, option, warrant, or other right convertible into New Relic common stock;

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the absence of any undisclosed contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of New Relic’s securities;

•	the subsidiaries of New Relic;

•	the accuracy and required filings of New Relic’s SEC filings and financial statements;

•	New Relic’s disclosure controls and procedures;

•	New Relic’s internal accounting controls and procedures;

•	the absence of specified undisclosed liabilities;

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since March 31, 2023 through the date of the Merger Agreement, (a) New Relic has conducted its business in the ordinary course of business consistent with past practice in all material respects, (b) there has not occurred any Company Material Adverse Effect, and (c) there has not been any action taken by New Relic Company Group that would have required the consent of Parent pursuant to the terms of the Merger Agreement had such action or event occurred after the date of the Merger Agreement;

•	the existence and enforceability of specified categories of New Relic’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	certain property owned or leased by a New Relic Group Member;

•	environmental matters;

•	trademarks, patents, copyrights, domain names, social media identifiers, and other intellectual property matters including data security requirements, privacy, and information technology systems;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	New Relic’s compliance with laws, standards, and requirements and possession of necessary permits;

•	litigation, third party infringement, and regulatory matters;

•	insurance matters;

•	Section 280G matters;

•	absence of any undisclosed transactions, relations, or understandings between a New Relic Group Member, on the one hand, and any affiliate or related person thereof, on the other hand;

•	payment of fees to brokers in connection with the Merger Agreement;

•	export controls matters and compliance with applicable anti-corruption and anti-money laundering laws; and

•	the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to New Relic that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing, and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

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Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation, orders, and investigations;

•	accuracy of information to be provided in the proxy statement;

•	ownership of capital stock of New Relic;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of Parent and Merger Sub;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

•	delivery and enforceability of the Equity Commitment Letter, Guarantee, Debt Commitment Letter, and a certain redacted fee letter dated as of July 30, 2023;

•	the commitments to provide financing to Parent, the availability of Parent’s financing, and sufficiency of funds;

•	the absence of any stockholder or management arrangements related to the Merger;

•	the solvency of Parent and its subsidiaries following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

•	the exclusivity and terms of the representations and warranties made by New Relic.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except: (i) as expressly contemplated by the Merger Agreement; (ii) as required by applicable law; (iii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iv) as disclosed in the confidential disclosure letter to the Merger Agreement; or (v) for any reasonable actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or the COVID-19 Measures (provided New Relic consults in good faith with Parent, reasonably in advance to the extent practicable, about the merits of taking any action and considers Parent’s comments in good faith while also keeping Parent reasonably informed of the action it takes), during the period of time between the date of the signing of the Merger Agreement and the first to occur of the Effective Time and the termination of the Merger Agreement (the “Interim Period”), New Relic will and will cause each of its subsidiaries to:

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subject to the restrictions and exceptions in the Merger Agreement, use commercially reasonable efforts to carry on its business, in all material respects, in the ordinary course of business consistent with past practice; and

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use its commercially reasonable efforts to (A) preserve intact its present business, (B) keep available the services of its officers and key employees (other than where termination of such services is for cause), and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and other Persons with which it has significant business dealings.

In addition, New Relic has also agreed that, except: (i) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned, or delayed); (ii) as disclosed in the confidential disclosure letter to the Merger Agreement; (iii) as required by applicable law; or (iv) as expressly contemplated by the terms of the Merger Agreement, during the Interim Period, New Relic will not, among other things (and subject to certain exceptions):

•	propose to adopt any amendments to or amend the organizational documents (whether by merger, consolidation, or otherwise) of any member of the New Relic Group;

•	liquidate, dissolve, or reorganize;

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authorize for issuance, issue, sell, deliver, or grant any shares of capital stock or any restricted stock units, options, warrants, other equity-based commitments, subscriptions, or rights to purchase any similar capital stock or securities of the New Relic Group;

•	acquire, redeem, or amend any securities of the New Relic Group;

•	split, combine, or modify the terms of capital stock of New Relic;

•	declare, set aside, or pay any dividend or other distribution;

•	incur or assume any long-term or short-term debt or issue any debt securities;

•	enter into, adopt, amend, modify, renew, or terminate any employee plan;

•	pay or grant any special bonus, retention, severance, termination, or similar payments or benefits to any current or former director officer or employee;

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pay or grant any bonuses or similar payments or benefits to any current or former director, officer, or employee, other than the payment of bonuses in the ordinary course of business consistent with past practices to any current or former director, officer or employee whose annual base cash compensation is less than $250,000 who is not a party to the Change in Control Agreement (except as required by a plan or arrangement in effect as of July 30, 2023 or as approved by the New Relic Compensation Committee prior to July 30, 2023 with future effect in the ordinary course of business);

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(A) hire, engage, promote, transfer, change the title, position or duties, temporarily layoff, furlough, or terminate (other than termination for cause), (B) take or omit to take any actions that could cause any individual to have “Good Reason” pursuant to his or her change in control agreement, severance agreement, employment agreement or similar agreement with New Relic, or (C) accelerate, increase or decrease the compensation, remuneration or benefits of, in each case, any employee, or independent contractor whose annual base cash compensation exceeds $250,000 or is a party to the Change in Control Agreement;

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accelerate, increase, or decrease the compensation, remuneration, or benefits of other employees or independent contractors whose annual base cash compensation do not exceed $250,000 or are not parties to the Change in Control Agreement outside of the ordinary course consistent with past practice;

•	waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other independent contractor of any New Relic Group Member;

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implement or announce any layoffs, plant closings, reductions in force, furloughs, or material work schedule changes affecting any current or former employee, officer, director, or independent contractor of any New Relic Group Member;

•	forgive any loans to any of its employees, officers, or directors or any employees, officers or directors of any New Relic Group Member;

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accelerate the funding of compensation or benefits under any employee benefit plans, other than deposits or contribution that are in the ordinary course of business consistent with past practices or required by the terms of any employee benefit plans that are set forth in the confidential disclosure letter or as required or prohibited by applicable law;

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enter into, amend, negotiate or extend any labor agreement or, unless required by law, recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of any New Relic Group Member;

•

acquire, sell, lease, license, divest, or dispose of any material property or assets in any single transaction or series of related transactions, except for existing contracts made available to Parent or that are set forth on the confidential disclosure letter, acquisitions of supplies or sales of inventory in the ordinary course of business consistent with past practice, or transactions regarding non-exclusive licenses granted by New Relic or any of its subsidiaries to customers in the ordinary course of business;

•	make any material change to accounting principles or practices;

•	undertake certain tax-related actions;

•

terminate, cancel, or amend in any material respect any material contract, or grant any release, waiver, or relinquishment of any material rights under any such contract, other than immaterial amendments, extensions, or renewals in the ordinary course of business and grants of non-exclusive licenses by New Relic or any of its subsidiaries to customers in the ordinary course of business;

•

enter into any new contract that would have been a material contract other than entry into purchase orders, contracts for open source software, statements of work, or master agreements with customers or vendors, in the ordinary course of business consistent with past practice and to the extent such contract would not constitute a material contract in the confidential disclosure letter;

•	enter into, amend or renew any material real property leases;

•

fail to maintain or allow to lapse, dispose of or abandon any material intellectual property used in or held for use in any New Relic Group Member’s business, or permit to enter into the public domain any material trade secrets included in any New Relic Group Member’s intellectual property, other than open source software in the ordinary course of business;

•

without limiting bullet 18 above, grant any exclusive rights with respect to or divest any New Relic Group Member’s material intellectual property, other than open source software in the ordinary course of business;

•	acquire any other Person (as defined in the Merger Agreement) or any equity interest therein;

•	authorize, incur or commit to incur any capital expenditure(s) that in the aggregate exceeds, in any given fiscal quarter, $2,500,000;

•	settle litigation involving New Relic;

•	revalue in any material respect any of its properties or assets, including accounts receivable and other current assets;

•	enter into any new contract that would be required to be disclosed under Item 404(a) of Regulation S-K;

•	enter into or adopt any “poison pill” or similar stockholder rights plan; or

•	enter into agreements or otherwise make a commitment to do any of the foregoing.

The “Go-Shop” Period—Solicitation of Other Offers

Under the Merger Agreement, from the date of the Merger Agreement until the No Shop Period Start Date, New Relic, its affiliates and their respective representatives had the right to: (i) solicit, initiate, propose, induce, encourage, or facilitate the making, submission or announcement of, or knowingly encourage, facilitate, or assist any proposal or Inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal (as defined in this section of this proxy statement below); (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any third person (and its representatives, prospective debt and equity financing sources and/or their respective representatives), any non-public information relating to the New Relic Group or afford to any such third person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of the New Relic Group, in any such case with the intent to induce the making, submission, or announcement of an Acquisition Proposal (or any proposal or Inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal), provided that New Relic will substantially concurrently (and in any event within twenty-four (24) hours), provide to Parent, or provide Parent access to, any such non-public information concerning the New Relic Group that is provided to any such third person or its representatives that has not been previously provided to Parent or its representatives, and the New Relic Group must not provide (or permit any of its representatives to provide) any competitively sensitive non-public information to any third person who is or has one or more affiliates that is a competitor of any New Relic Group Member except in accordance with customary “clean room” or other similar procedures; (iii) continue, enter into, maintain, participate, or engage in discussions or negotiations with any third person (and its representatives, prospective debt and equity financing sources, and/or their respective representatives) with respect to an Acquisition Proposal (or any proposal or Inquiry that could constitute or reasonably be expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, Inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that New Relic may grant a limited waiver under any “standstill provision” or similar obligation to allow such third person to submit or amend an Acquisition Proposal on a confidential basis to the Board of Directors (or any committee thereof).

If New Relic had terminated the Merger Agreement for the purpose of entering into a definitive agreement prior to the No Shop Period Start Date in respect of a Superior Proposal, New Relic would have been required to pay a termination fee of $98.0 million to TPG IX Management, LLC and Francisco Partners Management L.P (the “Parent Affiliated Management Companies), in accordance with their respective pro rate share, so long as New Relic has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal. For more information, please see the section of this proxy statement captioned “—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means an agreement with New Relic that is either (i) in effect as of the date hereof; or (ii) executed, delivered, and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to New Relic to keep such information confidential (subject to customary exceptions); provided, however, that, other than with respect to any immaterial provisions, the provisions contained therein are not less favorable to New Relic in any material respect than the terms of the confidentiality agreements (it being understood that such agreement need not contain any “standstill” or similar provisions or that otherwise prohibit the making of any Acquisition Proposal); provided further that such agreement will not contain provisions that prohibit New Relic from complying with the “go-shop” and “no shop” provisions. For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to New Relic or the Board of Directors (or any committee thereof) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(1)

any direct or indirect purchase or other acquisition by any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from New Relic or any other person(s), of securities representing more than 20% of the total outstanding voting power of New Relic after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 20% of the total outstanding voting power of New Relic after giving effect to the consummation of such tender or exchange offer;

(2)

any direct or indirect purchase or other acquisition (including by an exclusive license) by any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 20% of the consolidated revenue, net income or assets of the New Relic Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3)

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, or other transaction involving New Relic pursuant to which (x) any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 20% of the total outstanding voting power of New Relic outstanding after giving effect to the consummation of such transaction, (y) any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would acquire assets constituting or accounting for more than 20% of the consolidated revenue, net income, or assets of the New Relic Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), or (z) the stockholders of New Relic immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

“Superior Proposal” means any bona fide written Acquisition Proposal that (i) was not the result or effect of a violation of Section 5.4(b) of the Merger Agreement and (ii) is on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, regulatory, and financing aspects of the proposal (including the conditionality, timing and likelihood of consummation of such proposal), the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, if consummated, would be more favorable from a financial point of view to New Relic Stockholders (in their capacity as such) than the Transactions (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.4(b) of the Merger Agreement). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (x) “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

The “No Shop” Period—No Solicitation of Other Offers

From the date of the No Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the New Relic Group Members will not, will cause their respective officers and directors not to, and will use reasonable best efforts to cause their other respective representatives not to, directly or indirectly:

•

solicit, initiate, propose, or induce the making, submission, or announcement of, or knowingly encourage, facilitate or assist, any Inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

furnish to any third person any non-public information relating to the New Relic Group or afford to any third person access to the business, properties, assets, books, records, or other similar information, or to any personnel, of the New Relic Group, or otherwise knowingly cooperate in any way with such third person in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate, or assist an Acquisition Proposal or the making of any Inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions, communications, or negotiations with any third person with respect to an Acquisition Proposal or with respect to any Inquiries from third persons relating to the making of an Acquisition Proposal, other than solely informing such third persons of the existence of the provisions contained in the Merger Agreement (without knowingly conveying, requesting or attempting to gather any other information except as otherwise permitted hereunder);

•	approve, endorse, or recommend any proposal, offer, or Inquiry that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement, or other instrument relating to an Acquisition Transaction, other than an acceptable confidentiality agreement (any such letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement, or other instrument relating to an Acquisition Transaction (other than an acceptable confidentiality agreement).

In addition, New Relic has agreed to cease and cause to be terminated any discussions or negotiations with any third person and its representatives relating to any Acquisition Proposal or Acquisition Transaction, request the prompt return or destruction of all non-public information concerning the New Relic Group furnished to any person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the twelve (12) month period immediately preceding the No Shop Period Start Date and will cease providing any further information with respect to New Relic or any Acquisition Proposal to any such third person or its representatives and will immediately terminate all access granted to any such third person or its representatives to any physical or electronic data room (or any other diligence access). New Relic has also agreed to enforce, and not to waive, release, forbear in the enforcement of, terminate, or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors, unless the Board of Directors has determined in good faith, after consultation with outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Additionally, under certain specified circumstances, from the No Shop Period Start Date until the adoption of the Merger Agreement by New Relic Stockholders, New Relic and the Board of Directors may, directly or indirectly through one or more of their representatives, (i) participate or engage in negotiations with or (ii) furnish any non-public information relating to the New Relic Group, in each case, any person and its representatives (including prospective debt and equity financing sources and/or their respective representatives) that has made, renewed or delivered to New Relic a bona fide Acquisition Proposal that did not result from a material breach of New Relic’s non-solicitation obligations pursuant to the Merger Agreement (provided that New Relic and its representatives may contact any third person in writing to clarify any ambiguous terms and conditions of an Acquisition Proposal which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal). New Relic and the Board of Directors (or committee thereof) may only take the actions contemplated if such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely lead to a Superior Proposal, and, in each case, (after consultation with New Relic’s financial advisor and outside legal counsel) the failure to take such actions in respect of such Acquisition Proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law.

Both during the Go-Shop Period and after the No Shop Period Start Date but prior to the adoption of the Merger Agreement by New Relic’s stockholders, New Relic is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing written notice of the Superior Proposal to Parent at least five (5) business days in advance of termination and negotiating with Parent in good faith in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

If New Relic terminates the Merger Agreement prior to the adoption of the Merger Agreement by New Relic Stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, New Relic must pay a $196.0 million termination fee to Parent, so long as New Relic has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal.

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of New Relic common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.

Prior to the adoption of the Merger Agreement by the New Relic Stockholders, the Board of Directors may not take any action described in the following (any such action, a “Company Board Recommendation Change”):

•	withhold, withdraw, amend, qualify, or modify, or publicly propose to withhold, withdraw, amend, qualify, or modify, the recommendation of the Board of Directors to approve the Merger, in each case,

in a manner adverse to Parent in any material respect (it being understood that it will be considered a modification adverse to Parent that is material if (i) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Board of Directors fails to publicly recommend against acceptance of such tender or exchange offer by stockholders within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (ii) any Acquisition Proposal (or material amendment to such Acquisition Proposal) is publicly announced (other than by the commencement of a tender or exchange offer) and the Board of Directors fails to issue a public press release within ten business days of such public announcement providing that the Board of Directors reaffirms the New Relic recommendation);

•	adopt, approve, or recommend or publicly propose to adopt, approve, or recommend an Acquisition Proposal;

•

fail to publicly reaffirm the recommendation of the Board of Directors to approve the Merger within ten business days after Parent so requests in writing (it being understood that New Relic will have no obligation to make such reaffirmation on more than two separate occasions); or

•	fail to include the recommendation of the Board of Directors to approve the Merger in this proxy statement.

For the avoidance of doubt, none of the following, among other things, will constitute a Company Board Recommendation Change: (i) a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to New Relic Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (ii) the factually accurate public disclosure by New Relic of the receipt of an Acquisition Proposal if, and only to the extent required by applicable law, (iii) the determination by the Board of Directors (or a committee thereof) that an Acquisition Proposal constitutes or is reasonably likely to lead to, a Superior Proposal, (iv) delivery by New Relic to Parent of any notice related to an Intervening Event (as defined in this section of this proxy statement below) or Superior Proposal as set forth below, or (v) the public disclosure (to the extent such public disclosure does not have the effect of withdrawing or modifying the New Relic Board Recommendation in a manner adverse to Parent), in itself, of the items in clauses (iii) and (iv) if New Relic reasonably concludes (after consultation with its outside legal counsel) that such public disclosure is required by applicable law, in any such case will constitute a New Relic Board Recommendation Change or violate the “go-shop” and “no shop” provisions.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may effect a Company Board Recommendation Change if (i) there has been an Intervening Event; or (ii) New Relic has received a bona fide Acquisition Proposal, whether before or after the No Shop Period Start Date, that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, to the extent a failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary obligations under applicable law.

The Board of Directors may only effect a Company Board Recommendation Change for an Intervening Event if:

•

New Relic has provided prior written notice to Parent at least five business days in advance to the effect that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to the Merger Agreement, which notice must specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

•

prior to effecting such Company Board Recommendation Change, New Relic and its representatives, during such five business-day period, have (i) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement and/or the Financing Letters to obviate the need for such

Company Board Recommendation Change and (ii) taken into account any adjustments to the terms and conditions of the Merger Agreement and/or the Financing Letters proposed by Parent and other information provided by Parent in response to the notice described in the foregoing clause directly above, in each case that are offered in writing by Parent no later than 11:59 p.m. Pacific time on the last day of the five business-day period, in a manner that would constitute a binding agreement between the parties if accepted by New Relic; and

•

following the five business-day notice period described above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement) shall have determined in good faith that the failure of the Board of Directors (or a committee thereof) to make a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable law; provided, that each time that material modifications or developments with respect to the Intervening Event occur, New Relic must notify Parent of such modification and the five-business-day period described above will recommence and be extended for three (3) business days from the day of such notification.

In addition, the Board of Directors may only effect a Company Board Recommendation Change or authorize New Relic to terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal substantially concurrently with the termination of the Merger Agreement in response to a bona fide Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case if and only if:

•

the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law;

•	the New Relic Group and its representatives have complied in all material respects with its obligations under the Merger Agreement with respect to such Acquisition Proposal;

•

New Relic has provided prior written notice to Parent at least five business days in advance to the effect that the Board of Directors (or a committee thereof) has (i) received a bona fide Acquisition Proposal that has not been withdrawn; (ii) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (iii) resolved to effect a Company Board Recommendation Change and/or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Company Board Recommendation Change and/or termination, including the identity of the person or “group” of persons making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or “group” of persons that was in effect on the date of the Merger Agreement), the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters not otherwise covered by such documents);

•

prior to effecting such Company Board Recommendation Change and/or termination, New Relic and its representatives, during the five business day notice period described above, have: (i) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of the Merger Agreement and/or the Financing Letters so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (ii) taken into account any adjustments to the terms and conditions of the Merger Agreement and/or Financing Letters that are offered in writing by Parent, no later than 11:59 p.m. Pacific time on the last day of the five day notice period described above, in a manner that would constitute a binding agreement between the parties if accepted by New Relic, provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), New Relic will be required to deliver a new written notice to

Parent and to comply with the requirements of this clause (it being understood that the “notice period” in respect of such new written notice will be three (3) business days following receipt of such written notice);

•

following the five business day notice period described above including any subsequent notice period as provided above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and/or the Financing Letters and any other information provided by Parent) shall have determined that the failure of the Board of Directors (or a committee thereof) to make such a Company Board Recommendation Change and/or to terminate the Merger Agreement would be inconsistent with its fiduciary duties pursuant to applicable law; and

•

in the event of any termination of the Merger Agreement in order to cause or permit the New Relic Group to enter into an acquisition agreement with respect to such Acquisition Proposal, New Relic will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, so long as New Relic has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal, including paying to Parent a termination fee of either (i) $98.0 million if the Merger Agreement had been terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with any Excluded Party, or (ii) $196.0 million, in the case of any other such termination.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any effect, or any consequence of such effect, that (i) was not known or reasonably foreseeable to the New Relic Board as of or prior to July 30, 2023, and (ii) does not relate to (A) an Acquisition Proposal or (B) the mere fact, in and of itself, that New Relic meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after July 30, 2023, or changes after the date hereof in the market price or trading volume of New Relic common stock or the credit rating of New Relic (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).

Employee Matters

The Merger Agreement provides that from and after the Effective Time, New Relic will, and Parent will cause New Relic to, honor all New Relic employee plans (each, an “Employee Plan”) in accordance with their terms as in effect immediately before the Effective Time. For a period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time (or, if sooner, on the date of termination of employment of the relevant New Relic employee who continues to be an employee following the consummation of the Merger (such employee, a “Continuing Employee”)), Parent will provide, or cause to be provided, to each Continuing Employee, (i) base salary and base wages, short-term cash incentive compensation and opportunities, and commission opportunities, each on a basis no less favorable than that in effect immediately prior to the Effective Time, and (ii) employee benefits (excluding, unless otherwise required by applicable law, equity or equity-based compensation, long-term incentives, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation, severance payments and severance benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to such employee benefits (excluding the Excluded Benefits) provided to such Continuing Employees immediately prior to the Effective Time.

All Continuing Employees will be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the health and welfare benefits plans of the Company immediately prior to the Effective Time); however, (i) Parent, its affiliates or the Surviving Corporation may amend, modify or terminate, in accordance with its terms, any benefit or compensation arrangement at any time assumed, established, sponsored or maintained by any of them, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving

Corporation’s (or a subsidiary’s) health and welfare benefit plans to the extent that coverage under such plans is replacing analogous coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time.

To the extent that service is relevant under any benefit plan of Parent or subsidiary of Parent and/or the Surviving Corporation (excluding any plan or arrangement that provides any Excluded Benefit), then Parent shall generally ensure that such benefit plan shall, for purposes of eligibility to participate and vesting, credit Continuing Employees for their years of service recognized by the New Relic Group Member prior to the Effective Time with the New Relic Group Member or their respective predecessors; provided that no credit for any service will be required that would result in duplication of benefits, and such credit shall only be given to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of the New Relic Group Member. With respect to any group medical plans maintained by Parent or its subsidiaries in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent will, and will cause the Surviving Corporation and any of its subsidiaries to use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health plans to the same extent waived or satisfied under any corresponding Employee Plan of a New Relic Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Plans maintained by a New Relic Group Member.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and New Relic agreed to use, and agreed to cause their respective affiliates to use, reasonable best efforts to take all actions, do all things and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Financing Cooperation

Subject to the terms and conditions of the Merger Agreement, neither Parent nor Merger Sub (without the prior written consent of New Relic) shall agree to, or permit any amendment, modification, supplement or termination of, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, modification, supplement, termination or waiver would reasonably be expected to (i) reduce the aggregate amount of the financing to an amount such that Parent or Merger Sub would not have sufficient available funds necessary to pay the required amount; (ii) impose new or additional conditions precedent to the availability of the financing or otherwise expand, amend or modify any of the conditions to the receipt of the financing or any other terms to the Financing in a manner that would reasonably be expected to delay or prevent the closing or materially delay or prevent funding of the financing, or the satisfaction of the conditions to obtaining the financing; or (iii) adversely impact the ability of Parent, Merger Sub or New Relic to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (it being understood that Parent may amend any Debt Commitment Letter in accordance with its terms to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed such Debt Commitment Letters as of the Agreement Date and upon such amendment, modification, supplement, termination or waiver, promptly provide New Relic with a copy thereof).

Parent and Merger Sub each acknowledge and agree that obtaining the financing is not a condition to the closing or the enforcement of the Financing Letters. Subject to the terms and conditions of the Merger Agreement, Parent will use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the financing on the terms and conditions described in the Financing Letters, Guarantee, and the Fee Letter . Parent will upon the reasonable written request of New Relic, keep New

Relic reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide New Relic with copies of drafts of the definitive primary debt financing documentation when available. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall promptly notify New Relic in writing and Parent and Merger Sub will use their reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing from alternative sources on terms and conditions which shall not in any respect impose new, additional or more expansive conditions to the funding of the debt financing on the closing date that would be materially more onerous than those contained in the Debt Commitment Letter or otherwise be reasonably expected to prevent or delay the funding beyond the Termination Date; and (ii) one or more new financing commitment letters with respect to alternate debt financing (the “New Debt Commitment Letters”), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters to New Relic.

Prior to the Effective Time, to the extent requested by Parent or Merger Sub for the purpose of obtaining any financing, New Relic will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, and will use reasonable best efforts to cause its members of senior management to use its reasonable best efforts, to: (i) participate (and cause senior management to participate) in a reasonable and limited number of meetings, and due diligence sessions in respect of the debt financing (to the extent required by the debt financing sources);(ii) solely with respect to financial information and data derived from New Relic’s historical books and records and maintained in the ordinary course of business, assist Parent with providing information reasonably required in connection with the preparation by Parent of pro forma financial information and pro forma financial statements to the extent required by the debt financing sources, it being agreed that New Relic will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the debt financing; or (C) any financial information related to Parent or any of its subsidiaries or any adjustments that are not directly related to the acquisition of New Relic by Parent; (iii) assist Parent in connection with the preparation, execution and delivery of any credit agreement, pledge and security documents, solvency certificates and other definitive financing documents (and any disclosure schedules thereto), and any other certificates or documents with respect to the debt financing, in each case, as may be reasonably requested by Parent or the debt financing sources, and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the debt financing on the Closing Date, and providing information reasonably necessary to complete customary perfection certificates and other customary loan documents required in connection with the financing, it being understood that any such documents will not be recorded or take effect until the Effective Time; (iv) furnish Parent upon reasonable written request with such financial and other pertinent information regarding New Relic and its subsidiaries (including information regarding the business and operations thereof), to the extent prepared by New Relic in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of customary information documents used in financings associated with leveraged buyouts of comparable sized companies (which, for the avoidance of doubt, will not include any Excluded Information); and (v) at least 2 business days prior to closing, furnish Parent with all documentation and other information about New Relic and its subsidiaries as is reasonably requested by Parent at least 10 business days prior to closing, in accordance with the requirements of the debt financing sources, required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act).

Nothing in the financing cooperation covenant or any other provision of the Merger Agreement will require New Relic or any of its subsidiaries to (i) waive or amend any terms of the Merger Agreement or any other contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the debt financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of New Relic, would (a) unreasonably interfere with the conduct of the business of New Relic and its subsidiaries; (b) create a risk of damage or destruction to any property or assets of New Relic or any of its subsidiaries; (c) cause any representation or warranty or covenant contained in the Merger Agreement to be breached or cause any closing condition set forth the Conditions to the Merger to fail to be satisfied; (d) cause New Relic or any of its subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any contract, applicable law or certificate of incorporation, bylaws or similar organizational document; or (e) disclose or provide any information in connection with the financing, the disclosure of which, in the judgement of New Relic, would result in the disclosure of any trade secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under the Merger Agreement or the violation of any confidentiality obligation; provided that New Relic or such subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, New Relic shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any debt financing source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality. In addition, (A) no action, liability or obligation of New Relic, any of its subsidiaries or any of their respective representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the debt financing will be effective until the Effective Time, (B) neither New Relic nor any of its subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the closing or that must be effective prior to the Effective Time, and (C) any bank information memoranda required in relation to the debt financing will contain disclosure and financial statements reflecting the Surviving Corporation or its subsidiaries as the obligor. Nothing in the financing cooperation covenant will require (1) any representative of New Relic or any of its subsidiaries to deliver any certificate or opinion or take any other action in the financing cooperation covenant that could reasonably be expected to result in personal liability to such representative; (2) Board of Directors or the board of directors, managers, managing member or any similar controlling body of any subsidiary of New Relic to approve any financing or contracts related thereto; (3) New Relic and its subsidiaries to take any action that would conflict with or violate its organizational documents or any applicable laws, or result in a violation of breach of, or default under, any agreement to which New Relic or any of it is subsidiaries is a party; and (4) New Relic and its subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any contract, agreement or other understanding binding on New Relic or its subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate its rights pursuant to, any contract to which New Relic or any of its subsidiaries is a party or otherwise bound.

If the closing does not occur, promptly upon request by New Relic, Parent will reimburse New Relic for any documented and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by New Relic or its subsidiaries in connection with the cooperation of New Relic and its subsidiaries contemplated by the financing cooperation covenant (it being understood and agreed that the reimbursement set forth in the covenant shall not apply to any fees, costs, and expenses incurred by, or on behalf of, New Relic, its subsidiaries or any of its representatives in connection with its ordinary course financial reporting requirements or in the provision of data that, in each case, was already prepared or was being prepared by New Relic, its subsidiaries or its representatives in the ordinary course of business notwithstanding the financing cooperation covenant). New Relic, its subsidiaries and their respective representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the debt financing (including any cooperation pursuant to the financing cooperation covenant) pursuant to the Merger Agreement or the provision of information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of (i) the gross negligence or willful misconduct of New Relic or any of its representatives or (ii) material breach by New Relic or its subsidiaries of the financing cooperation covenant.

Indemnification and Insurance

From and after the Effective Time, Parent and the Surviving Corporation will, to the fullest extent permitted under applicable law, (i) indemnify and hold harmless each person who is at July 30, 2023, was previously, or during the period from July 30, 2023 through the Effective Time will be, serving as a director, officer or employee of any New Relic Group Member and any person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension, or other employee benefit plan or enterprise at the request of or for the benefit any New Relic Group Member (collectively, in their capacity as such, the “Covered Persons”) in connection with any D&O Claim (as defined in the Merger Agreement) and any losses, claims, damages, liabilities, judgments, fines, penalties, and amounts paid in settlement and out-of-pocket attorneys’ fees and all other out-of-pocket costs relating to or resulting from such D&O Claim and (ii) promptly (and in any event within 10 days) advance costs and expenses (including attorneys’ fees) as incurred by the Covered Persons in connection with any D&O Claim.

In addition, prior to the Effective Time, New Relic may obtain and prepay the premium for a six-year “tail” insurance policy for D&O claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If New Relic fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation will obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the New Relic Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time. Notwithstanding the foregoing, in no event will the New Relic Group (or Parent, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by the New Relic Group for such insurance (the “Maximum Premium”) and, if the annual premium of such insurance coverage exceeds such maximum amount, New Relic, Parent, or the Surviving Corporation will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium.

Other Covenants

Stockholders Meeting

New Relic has agreed to take all necessary action (in accordance with applicable law, New Relic’s organizational documents and the rules of the NYSE) to establish a record date for, duly call, give notice of, convene, and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of New Relic common stock that is required to adopt the Merger Agreement. The Special Meeting cannot be held later than 45 days after the date upon which New Relic receives confirmation from the SEC that it will not review, or that it has completed its review of this proxy statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified New Relic prior to the tenth calendar day after filing this proxy statement that the SEC will or will not be reviewing this proxy statement).

Stockholder Litigation

New Relic will: (i) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement (including by providing copies of all pleadings with respect thereto); (ii) keep Parent reasonably informed with respect to the status thereof; (iii) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement, or prosecution of any such litigation; and (iv) consult with Parent with respect to the defense, settlement, or prosecution of such litigation. New Relic may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and New Relic, on the other hand, to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of New Relic Stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, consents, waivers, or clearances under other antitrust laws; and

•	the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of New Relic relating to organization, good standing, corporate power, enforceability, board approval, the fairness opinion, required stockholder approval, non-contravention with charter or bylaws, and no brokers being true and correct in all material respects as of the Closing Date as if made at and as of such time;

•	the representations and warranties of New Relic relating to the absence of any Company Material Adverse Effect since March 31, 2023 being true and correct in all respects as of the Closing Date;

•

the representations and warranties of New Relic relating to certain aspects of New Relic’s capitalization being true and correct at and as of the closing as if made at and as of the closing, except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to New Relic, Parent and their affiliates, individually or in the aggregate, that is more than $10,000,000;

•

the other representations and warranties of New Relic set forth elsewhere in the Merger Agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	New Relic having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by New Relic;

•

the receipt by Parent and Merger Sub of a certificate of New Relic, validly executed for and on behalf of New Relic and in its name by a duly authorized officer thereof, certifying that the conditions described in the preceding five bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing.

In addition, the obligation of New Relic to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct on and as of the date on which the closing occurs as if made on and as of the closing, except for any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•

Parent and Merger Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing of the Merger; and

•

the receipt by New Relic of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of New Relic and Parent;

•	by either New Relic or Parent if:

•

prior to the Effective Time, (i) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, that, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal, or enjoins the consummation of the Merger;

•

the Merger has not been consummated by the Termination Date (provided that the Termination Date is not automatically extended due to the satisfaction of all conditions except for (i) those conditions regarding antitrust laws and prohibitive laws or injunctions and (ii) those conditions that by their nature can only be satisfied at the closing (and which are capable of being satisfied if the closing were to take place on such date); or

•	the New Relic Stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof.

•	by Parent if:

•

New Relic has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date); or

•	prior to the adoption of the Merger Agreement by the New Relic Stockholders, the Board of Directors effects a Company Board Recommendation Change.

•	by New Relic if:

•

Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following New Relic’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date);

•

prior to the adoption of the Merger Agreement by the New Relic Stockholders, so long as New Relic has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal, New Relic enters into a definitive agreement with respect to a Superior Proposal and has complied with its obligations under the Merger Agreement, subject to New Relic paying to Parent a termination fee of either (i) $98.0 million if the Merger Agreement had been terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with respect to an Excluded Party or (ii) $196.0 million, in the case of any other such termination; or

•

prior to the Effective Time, (i) the closing obligations of New Relic have been and continue to be satisfied; (ii) Parent and Merger Sub have failed to consummate the Merger under the timing restrictions set forth in the Merger Agreement; (iii) New Relic has irrevocably notified Parent in writing that, if Parent performs its obligations under the Merger Agreement and the equity financing contemplated by the Equity Commitment Letter and the Debt Financing is funded, New

Relic is ready, willing and able to consummate, and will consummate, the Merger; (iv) New Relic has provided at least five business days written notice that it intends to terminate the Merger Agreement; and (v) the Merger is not consummated by the end of such five business-day period.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the termination will be effective immediately upon the mutual written agreement of the Parent and New Relic (in the case of mutual written agreement termination) or delivery of written notice by the terminating party to the other parties. Additionally, the Merger Agreement will also be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve New Relic from any liability for any intentional fraud or willful and material breach of the Merger Agreement prior to its termination. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreements between FP, TPG and New Relic or the Guarantee, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

If New Relic had terminated the Merger Agreement for the purposes of entering into a definitive agreement prior to the No Shop Period Start Date in respect of a Superior Proposal, New Relic would have been required to pay a $98.0 million termination fee to the Parent Affiliated Management Companies in accordance with such Parent Affiliated Management Company’s respective pro rata share, so long as New Relic had complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal.

The Parent Affiliated Management Companies will also be entitled to receive a termination fee of $196.0 million from New Relic in accordance with such Parent Affiliated Management Company’s pro rata share if the Merger Agreement is terminated:

•

(a) by either Parent or New Relic because the Merger has not been consummated by the Termination Date, subject to certain exceptions and automatic extensions or (b)by Parent because New Relic has breached its representations, warranties, covenants or agreements in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date) (each of (a) and (b), an “Applicable Termination”); (ii) an Acquisition Proposal has been communicated to the Board of Directors (and not subsequently withdrawn or abandoned prior to the applicable Termination Date) or publicly announced since the date of the Merger Agreement and prior to any Applicable Termination; and (iii) New Relic enters into an agreement providing for, or consummates, an Acquisition Transaction within twelve months following such Applicable Termination (provided that, for purposes of the termination fee, all references to “20%” and “80%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

•	by Parent, because the Board of Directors has effected a Company Board Recommendation Change; or

•	by New Relic, to enter into a definitive agreement in respect of a Superior Proposal prior to the No Shop Period Start Date.

New Relic will be entitled to receive an amount equal to $524.0 million from Parent (the “Parent Termination Fee”) if the Merger Agreement is terminated:

•	by New Relic if Parent or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following New Relic’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date);

•

by New Relic if prior to the Effective Time, (i) the closing obligations of New Relic have been and continue to be satisfied; (ii) Parent and Merger Sub have failed to consummate the Merger under the timing restrictions set forth in the Merger Agreement; (iii) New Relic has irrevocably notified Parent in writing that, if Parent performs its obligations under the Merger Agreement and the equity financing contemplated by the Equity Commitment Letter and the Debt Financing is funded, New Relic is ready, willing and able to consummate, and will consummate, the Merger; (iv) New Relic has provided at least five business days written notice that it intends to terminate the Merger Agreement; and (v) the Merger is not consummated by the end of such five business day period; or

•	by Parent because the Merger has not been consummated by the Termination Date and at such time, if New Relic could have terminated pursuant to either of the prior two bullets above.

Specific Performance

Parent, Merger Sub and New Relic agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not timely perform the provisions of the Merger Agreement (including any party failing to take such actions as are required of it in order to consummate the Merger Agreement). Parent, Merger Sub and New Relic acknowledge and agree that: (1) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions thereof; (2) the fees and expenses provisions of the Merger Agreement are not intended to and would not adequately compensate for the harm that would result from a breach of the Merger Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (3) the right of specific enforcement is an integral part of the Merger and without that right, neither New Relic nor Parent would have entered into the Merger Agreement. It is explicitly agreed that, subject to the limitations of the next two sentences, New Relic will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the financing to be funded (including to cause Parent to enforce the obligations of the FP Funds and the TPG Fund under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and in the Merger Agreement. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any financing under the terms thereof, none of New Relic and its affiliates and their direct and indirect equityholders be entitled to directly seek the remedy of specific performance of the Merger Agreement against any debt financing source. Notwithstanding anything to the contrary in the Merger Agreement, it is explicitly agreed that the right of New Relic to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the amount required to consummate the Merger and to make all payments required to be made in connection therewith (but not the right of New Relic to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the (x) joint conditions to Parent, Merger Sub and New Relic’s obligations to consummate the Merger and (y) conditions to Parent and Merger Sub’s obligations to consummate the Merger, in each case, have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof if the Equity Financing is funded and (iii) New Relic has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then New Relic shall take such actions that are required of it by the Merger Agreement to consummate the closing of the Merger pursuant to the terms of the Merger Agreement.

Parent, Merger Sub and New Relic agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the Merger Agreement by New Relic, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it will have to require the obtaining, furnishing or posting of any such bond or other security.

Limitations of Liability

The collective monetary damages of Parent, Merger Sub or any of their affiliates for breaches (including any willful breach) under the Merger Agreement (taking into account the payment of the Parent Termination Fee pursuant to the Merger Agreement), the Guarantee or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, an amount equal to $524.0 million. The maximum aggregate monetary damages of New Relic for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed an amount equal to $196.0 million in the aggregate for all such breaches. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub and New Relic may be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, New Relic, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended by the parties in an executed written instrument at any time before or after adoption of the Merger Agreement by the New Relic Stockholders. However, after adoption of the Merger Agreement by the New Relic Stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

The Board of Directors recommends that you vote “FOR” this proposal.

The Voting and Support Agreement

JANA, HMI, and the Rolling Stockholders, which collectively own approximately 20% of the outstanding New Relic common stock as of July 30, 2023, have entered into the Voting and Support Agreement with Parent and New Relic. Pursuant to the Voting and Support Agreement, JANA, HMI, and the Rolling Stockholders have agreed, among other things, to (i) vote JANA, HMI, and the Rolling Stockholders’ owned shares and any additional shares of New Relic common stock or other New Relic voting securities acquired by JANA, HMI, and the Rolling Stockholders of their respective controlled affiliates between July 30, 2023 and the Record Date (the “Covered Shares”) in favor of the Merger and the adoption of the Merger Agreement and (ii) vote its shares against any (i) Acquisition Proposal or reorganization, dissolution, liquidation, winding up, or similar extraordinary transaction and (ii) any action, proposal, transaction, or agreement that is intended or would (a) result in a breach of any material respect of any covenant, representation, warranty, obligation or agreement made by New Relic or JANA, HMI, and the Rolling Stockholders under the Merger Agreement; (b) impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger; or (c) change in any manner the voting rights or any class of shares of New Relic. The Voting and Support Agreement shall terminate and be of no further force of effect upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) a Company Board Recommendation Change, (d) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement (including the Schedules and Exhibits thereto) that (i) reduces the amount or changes the form of the consideration for the Merger or any consideration otherwise payable with respect to the securities of New Relic owned by JANA, HMI, and the Rolling Stockholders or (ii) is adverse to JANA, HMI and the Rolling Stockholders relative to the other stockholders of New Relic, (e) written notice of termination of the Merger Agreement by Parent to the Stockholders or mutual written agreement of each of the parties hereto, (f) the time that the requisite stockholder approval has been obtained, and (g) at any time on or after 11:59 p.m., Pacific time on the Termination Date.

Subject to certain exceptions, JANA, HMI, and the Rolling Stockholders may not transfer their shares of New Relic common stock prior to the date the Voting and Support Agreement terminates.

PROPOSAL 2: THE NEW RELIC COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, New Relic is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Executive Officers and Directors of New Relic in the Merger.” The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, New Relic is asking you to approve the following resolution:

“RESOLVED, that the stockholders of New Relic approve, on a non-binding, advisory basis the compensation that will or may become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger—Interests of Executive Officers and Directors of New Relic in the Merger.’”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on New Relic. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the Merger Agreement is adopted and the Merger is completed, our named executive officers may become eligible to receive the various payments and benefits, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of New Relic common stock representing a majority of the outstanding shares present at the Special Meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal, and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of New Relic common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a New Relic Stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of New Relic common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from New Relic Stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 20, 2023, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 71,020,661 shares of our common stock outstanding as of September 20, 2023. Common stock subject to options currently exercisable or exercisable within 60 days of September 20, 2023 or restricted stock unit (“RSU”) awards scheduled to vest within 60 days of September 20, 2023 is deemed to be outstanding for computing the percentage ownership of the person holding these options and RSU awards and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

The table is based upon information supplied by our executive officers and directors and Schedules 13D and 13G filed with the SEC. The address of each executive officer and director, unless otherwise indicated by footnote, is c/o New Relic, Inc., 188 Spear Street, Suite 1000, San Francisco, California 94105.

Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
William Staples (1)	228,321	*
David Barter (2)	24,158	*
Mark Dodds (3)	17,549	*
Kristy Friedrichs (4)	76,586	*
Thomas Lloyd (5)	33,525	*
Mark Sachleben (6)	503,602	*
Lewis Cirne (7)	7,615,725	10.7%
Susan Arthur (8)	6,796	*
Pali Bhat (9)	3,903	*
Caroline Watteeuw Carlisle (10)	21,881	*
Hope Cochran (11)	20,911	*
Anne DelSanto (12)	11,224	*
Kevin Galligan (13)	3,215,426	4.5%
David Henshall (14)	16,001	*
RK Mahendran (15)	5,065,082	7.1%
Takeshi Numoto (16)	4,918	*
All current executive officers and directors as a group (15 persons) (17):	16,789,022	23.5%
5% Stockholders:
Eminence Capital, LP (18)	5,120,416	7.2%
HMI Capital Management, LP (19)	5,065,082	7.1%
The Vanguard Group (20)	5,639,443	7.9%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)	Consists of 123,243 shares of common stock and 105,078 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 20, 2023.
(2)	Consists of 24,158 shares of common stock.
(3)	Consists of 17,549 shares of common stock.
(4)	Consists of 13,995 shares of common stock and 62,631 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 20, 2023.
(5)	Consists of 6,540 shares of common stock and 26,985 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 20, 2023.
(6)

Consists of 502,043 shares held by the Sachleben Sullivan Living Trust dated August 22, 2012 for which Mr. Sachleben and his spouse are the trustees and 1,559 shares of common stock held by Mr. Sachleben.

(7)

Consists of 474,000 shares held by J.P. Morgan Trust Company of Delaware, as Trustee of the Cirne Family 2012 Irrevocable Trust, 5,103,477 shares held by Lewis Cirne and his spouse, as Trustees of the Cirne Family Revocable Trust UAD March 20, 2012, 1,634,000 shares held by the Beloved in Christ Foundation, of which he is an officer and may be deemed to hold voting and dispositive power over the shares, and 404,248 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023. Mr. Cirne does not have sole or shared voting or dispositive power over the shares held by J.P. Morgan Trust Company of Delaware, as Trustee of the Cirne Family 2012 Irrevocable Trust.

(8)	Consists of 6,796 shares of common stock.
(9)	Consists of 3,903 shares of common stock.
(10)	Consists of 11,875 shares of common stock and 10,006 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023.
(11)	Consists of 10,040 shares of common stock and 10,871 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023.
(12)	Consists of 7,369 shares of common stock and 3,855 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023.
(13)

This information is based solely on information contained in the Schedule 13D/A filed with the SEC on November 17, 2022 by JANA Partners LLC (“JANA”). The address for JANA is 767 Fifth Avenue, 8th Floor, New York, NY 10153. Mr. Galligan is a partner at JANA and has disclaimed beneficial ownership of shares beneficially owned by JANA.

(14)	Consists of 12,146 shares of common stock and 3,855 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023.
(15)	Consists of the shares described in footnote 19 below.
(16)	Consists of 4,918 shares of common stock.
(17)

Consists of 16,224,124 shares of common stock and 564,898 shares of common stock issuable pursuant to options exercisable within 60 days after September 20, 2023. Does not include Ms. Friedrichs, who ceased to be an executive officer effective June 29, 2023.

(18)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2023 by Eminence Capital, LP (“Eminence Capital”). Represents shares owned by and on behalf of each of Eminence Capital and Ricky C. Sandler (“Sandler”). Eminence Capital serves as the management company or investment adviser to, and may be deemed to have shared voting and dispositive power over shares held by, various investment funds (the “Eminence Funds”) and separately managed accounts (the “Eminence SMAs,” and together with the Eminence Funds, the “Eminence Funds and SMAs”) under its management and control. The general partner of Eminence Capital is Eminence Capital GP, LLC, the sole managing member of which is Sandler. Sandler is the chief executive officer of Eminence Capital and may be deemed to have shared voting and dispositive power with respect to the shares held by the Eminence Funds and SMAs and sole voting and dispositive power with respect to the shares directly owned by family and other related accounts over which Sandler has investment discretion. Eminence Capital has shared voting and dispositive power with respect to 5,118,186 shares, and Sandler has shared voting and dispositive power with respect to all shares. Sandler has sole voting and dispositive power with respect to 2,230 shares. The business address of Eminence Capital and Sandler is 399 Park Avenue, 25th Floor, New York, New York 10022. The Schedule 13G/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2022 and September 20, 2023.
(19)

Consists of 6,061 shares of common stock held by Mr. Mahendran and 5,059,021 shares held by funds for which HMI Capital Management, L.P. (“HMI Capital”) serves as the investment advisor and HMI Capital Fund GP, LLC (“HMI Fund GP”) serves as the general partner. HMI Capital and HMI Fund GP may be deemed to have voting and dispositive power over the shares listed above. Sean Barrett, Marco Hellman, RK Mahendran, and Justin Nyweide comprise the investment committee of HMI Capital and, in that capacity, may also be deemed to have voting and dispositive power over the shares. The business address of HMI Capital, HMI Fund GP, and all funds managed by HMI Capital is 555 California Street, Suite 4900, San Francisco, California 94104.

(20)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”). Vanguard may be deemed to beneficially own 5,639,443 shares and has sole dispositive power over 5,555,912 shares, shared dispositive power over 83,531 shares, sole voting power over 0 shares and shared voting power over 25,802 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2022 and September  20, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2023, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the exception that Ms. Arthur’s Form 3 inadvertently misstated her share ownership and was corrected via an amendment to her Form 3 after the Form 3 filing deadline.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of New Relic. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

If the Merger is completed, New Relic does not expect to hold a 2024 annual meeting of its stockholders. However, if the Merger is not completed, New Relic will hold a 2024 annual meeting of its stockholders.

As described in our annual proxy statement for the 2023 annual meeting of stockholders filed on June 30, 2023, New Relic Stockholders had the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) by submitting their proposals in writing to our Corporate Secretary in a timely manner by March 2, 2024 and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in our proxy statement. For director nominations or other business to be properly brought before our 2024 Annual Meeting by a stockholder, including nominations subject to Rule 14a-19 of the Exchange Act, such stockholder must deliver written notice to our Corporate Secretary at our principal executive offices no later than May 18, 2024, and no earlier than April 18, 2024. If the date of our 2024 Annual Meeting is advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary date of the 2023 annual meeting, notice of a proposal will be timely if it is received by our Corporate Secretary at our principal executive offices no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the later of the close of business on the 90th day before the 2024 Annual Meeting or the tenth day following the day we first publicly announce the date of the 2024 Annual Meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary. All notices of proposals and director nominations by stockholders should be sent to New Relic, Inc., 188 Spear Street, Suite 1000, San Francisco, California 94105, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following New Relic filings with the SEC are incorporated by reference:

•	New Relic’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 23, 2023;

•	New Relic’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on July 31, 2023; and

•	New Relic’s Current Reports on Form 8-K, filed on June 14, 2023, June 27, 2023, July 31, 2023, and August 21, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

New Relic, Inc.

188 Spear Street, Suite 1000

San Francisco, California 94105

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at ir.newrelic.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of New Relic common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

New Relic Stockholders may call toll free: (877) 456-3524

Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS

New Relic has supplied all information relating to New Relic, and Parent has supplied, and New Relic has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 25, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CREWLINE BUYER, INC.,

CREWLINE MERGER SUB, INC.

and

NEW RELIC, INC.

Dated as of July 30, 2023

A-i

3.8	Operations of Parent and Merger Sub	A-28
3.9	No Parent Vote or Approval Required	A-29
3.10	Limited Guarantee	A-29
3.11	Financing	A-29
3.12	Absence of Stockholder and Management Arrangements	A-30
3.13	Solvency	A-31
3.14	Exclusivity of Representations and Warranties; Investigation	A-31

ARTICLE IV INTERIM OPERATIONS		A-32
4.1	Affirmative Obligations	A-32
4.2	Forbearance Covenants of the Company	A-33
4.3	No Solicitation	A-35

ARTICLE V ADDITIONAL COVENANTS		A-41
5.1	Required Action and Forbearance; Efforts	A-41
5.2	Antitrust and Investment Screening Laws	A-42
5.3	Conduct of Business by Parent	A-43
5.4	Proxy Statement and Other Required SEC Filings	A-44
5.5	Company Stockholder Meeting	A-45
5.6	Financing	A-46
5.7	Financing Cooperation	A-48
5.8	Anti-Takeover Laws	A-50
5.9	Access	A-50
5.10	Section 16(b) Exemption	A-51
5.11	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-51
5.12	Employee Matters	A-52
5.13	Obligations of Merger Sub	A-53
5.14	Public Statements and Disclosure	A-53
5.15	Transaction Litigation	A-54
5.16	Stock Exchange Delisting; Deregistration	A-54
5.17	Additional Agreements	A-54
5.18	Parent Vote	A-54
5.19	No Control of the Other Party’s Business	A-54
5.20	No Employment Discussions	A-55
5.21	Notice of Certain Events	A-55

ARTICLE VI CONDITIONS TO THE MERGER		A-55
6.1	Conditions to Each Party’s Obligations to Effect the Merger	A-55
6.2	Conditions to the Obligations of Parent and Merger Sub	A-55
6.3	Conditions to the Company’s Obligations to Effect the Merger	A-56

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		A-57
7.1	Termination	A-57
7.2	Manner and Notice of Termination; Effect of Termination	A-59
7.3	Fees and Expenses	A-59
7.4	Amendment	A-62
7.5	Extension; Waiver	A-62

ARTICLE VIII GENERAL PROVISIONS		A-63
8.1	Survival of Representations, Warranties and Covenants	A-63
8.2	Notices	A-63
8.3	Certain Definitions	A-64
8.4	Additional Definitions	A-75
8.5	Certain Interpretations	A-77

A-ii

8.6	Assignment	A-78
8.7	Confidentiality	A-78
8.8	Entire Agreement	A-79
8.9	Third-Party Beneficiaries	A-79
8.10	Severability	A-79
8.11	Remedies	A-79
8.12	Governing Law	A-80
8.13	Consent to Jurisdiction	A-81
8.14	WAIVER OF JURY TRIAL	A-82
8.15	Company Disclosure Letter References	A-82
8.16	Counterparts	A-82
8.17	No Limitation	A-82
8.18	Performance Guaranty	A-82
8.19	Disclaimer	A-83
8.20	Non-Recourse Parent Parties	A-83
8.21	Non-Recourse to Debt Financing Sources	A-83

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 30, 2023 (the “Agreement Date”), by and among Crewline Buyer, Inc., a Delaware corporation (“Parent”), Crewline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and New Relic, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Section 8.3 or as otherwise defined elsewhere in this Agreement.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has, unanimously amongst members of the Company Board presiding and voting, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company, with the Company surviving (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.

C. Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

D. As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement, (i) an equity commitment letter (the “Equity Commitment Letter”) from each of Francisco Partners VII, L.P., a Cayman Islands exempted limited partnership, Francisco Partners VII-A, L.P., a Cayman Islands exempted limited partnership, Francisco Partners VII-B, L.P., a Delaware limited partnership, Francisco Partners VII-C, L.P., a Delaware limited partnership, Francisco Partners VI, L.P., a Cayman Islands exempted limited partnership, Francisco Partners VI-A, L.P., a Cayman Islands exempted limited partnership, Francisco Partners VI-B, L.P., a Cayman Islands exempted limited partnership, Francisco Partners VI-C, L.P., a Delaware limited partnership, Francisco Partners VI-D, L.P., a Delaware limited partnership, and TPG Partners IX, L.P., a Delaware limited partnership (collectively, the “Sponsor Parties”) pursuant to which, subject to the terms and conditions contained therein, the applicable Sponsor Party has committed to invest in Parent, directly or indirectly, the applicable cash amounts set forth therein and (ii) a limited guarantee (the “Limited Guarantee”) from each Sponsor Party in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Sponsor Parties have guaranteed the payment of certain payment obligations by Parent hereunder.

E. As a condition and inducement to Parent’s willingness to enter into this Agreement, the Rollover Stockholders have simultaneously herewith entered into a Rollover Agreement (the “Rollover Agreement”) in connection with the Merger, pursuant to which, among other things, the Rollover Stockholders will designate certain Shares held by the Rollover Stockholders as “Rollover Shares” (the “Rollover Shares”) which, prior to the Effective Time, will be transferred to a Delaware entity that indirectly owns all of the capital stock of Parent in accordance with the terms of the Rollover Agreement and subject to the treatment accorded to such Rollover Shares pursuant to the terms of this Agreement.

F. As a condition and inducement to Parent’s willingness to enter into this Agreement, the Company and certain persons, in their capacity as stockholders of the Company, have simultaneously herewith entered into Voting and Support Agreements (the “Voting and Support Agreements”) in connection with the Merger.

G. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

1.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

1.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur (a) remotely at 8:00 a.m., Pacific time, on the date that is five (5) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VI, in no event shall the Closing occur prior to 60 days after the date of this Agreement without Parent’s prior written consent in its sole discretion. The date on which the Closing actually occurs is referred to as the “Closing Date.”

1.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

1.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 5.11, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “New Relic, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 5.11, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

1.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

1.7 Effect on Capital Stock.

(a) Capital Stock. Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than with respect to Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $87.00, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 1.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 1.12), provided that if any share of Company Common Stock is subject to vesting as of immediately prior to or upon the Effective Time (“Restricted Stock”), such Restricted Stock shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price in accordance with Section 1.8(g); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; (C) a Rollover Share; or (D) owned by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), subdivision, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock or the Company Equity Awards occurring on or after the date hereof and prior to the Effective Time and, as so adjusted, shall from and after the date of such event, be the Per Share Price, subject to further adjustment in accordance with this Section 1.7(b); provided that, nothing in this Section 1.7(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 1.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, subject to any required withholding of Taxes, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such Shares in the manner provided in Section 1.10.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in and direct all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.

1.8 Equity Awards.

(a) Vested Company Options. At the Effective Time, each Company Option that is outstanding and unexercised and vested immediately prior to or upon the Effective Time (including any Company Option that vests or accelerates in vesting upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Option in effect as of the Agreement Date) (each, a “Vested Option”), shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Vested Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the excess of the Per Share Price over the per share exercise price of such Vested Option, by (ii) the number of shares of Company Common Stock covered by such Vested Option immediately prior to and upon the Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 1.8(a) (the “Option Consideration”) on the first regular payroll date to occur after the fifth Business Day following the Closing Date. Any Vested Option that has a per share exercise price that is equal to or greater than the Per Share Price shall be cancelled for no consideration as of the Effective Time.

(b) Unvested Company Options. At the Effective Time, each Company Option that is outstanding and unvested immediately prior to or upon the Effective Time (after taking into account any vesting or accelerated vesting provisions in connection with the Transactions applicable to the corresponding Company Option) (each, an “Unvested Option”) shall, at the Effective Time, be substituted and immediately convert into an award to receive an amount in cash (a “Substituted Option Award”) equal to the product obtained by multiplying (i) the excess of the Per Share Price over the per share exercise price of such Unvested Option, by (ii) the number of shares of Company Common Stock covered by such Unvested Option immediately prior to and upon the Effective Time. Such Substituted Option Award shall be subject to the same terms and conditions applicable to such award immediately prior to the Effective Time, including continued employment with Parent or the Company through the applicable vesting date; provided, however, that upon vesting the value of the Substituted Option Award shall be paid out no later than ten Business Days following the vesting of the applicable Substituted Option Award (less applicable Tax withholdings (if any)). Any Unvested Option that has a per share exercise price that is equal to or greater than the Per Share Price shall be cancelled for no consideration as of the Effective Time.

(c) Vested Company Restricted Stock Unit Awards. At the Effective Time, each Company Restricted Stock Unit Award, that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Restricted Stock Unit Award in effect as of the Agreement Date, shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings (if any), equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to or upon the Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 1.8(c) (the “RSU Consideration”) on the first regular payroll date to occur after the fifth Business Day following the Closing Date.

(d) Unvested Company Restricted Stock Unit Awards. At the Effective Time, each Company Restricted Stock Unit Award, that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with the Transactions applicable to the corresponding Company Restricted Stock Unit Award) shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to or upon the Effective Time. Except as otherwise provided in this Section 1.8(d), the cash based award provided for by this Section 1.8(d) shall be subject to the terms and conditions applicable to the corresponding Company Restricted Stock Unit Award (including time-based vesting conditions and any accelerated vesting provisions of any Employee Benefit Plan applicable to such Company Restricted Stock Unit Award).

(e) Company Special Performance Stock Unit Awards. At the Effective Time, each Company Special Performance Stock Unit Award that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Special Performance Stock Unit Award in effect as of the Agreement Date (based on actual performance through the Effective Time as contemplated by the applicable award agreement), shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Special Performance Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Special Performance Stock Unit Award (after determining the number of shares of Company Common Stock underlying the Company Special Performance Stock Unit Award that vest based on the actual performance through the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Special Performance Stock Unit Award in effect as of the Agreement Date, including, without limitation, the applicable award agreement) immediately prior to the Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 1.8(e) (the “PSU Consideration”) on the first regular payroll date to occur after the fifth Business Day following the Closing Date. Any portion of a Company Special Performance Stock Unit Award that does not vest based on actual performance at or upon the Effective Time shall immediately terminate without consideration at the Effective Time.

(f) Company Performance Stock Unit Awards. At the Effective Time, each Company Performance Stock Unit Award that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions (and is therefore earned with respect to the shares underlying the Company Performance Stock Unit Award, assuming the ending period average price of the index companies was measured as of the date hereof) but that has not satisfied the service vesting conditions (and therefore does not vest) upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Performance Stock Unit Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Performance Stock Unit Award immediately prior to the Effective Time (after determining the number of shares of Company Common Stock underlying the Company Performance Stock Unit Award that are earned based on actual performance through the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Performance Stock Unit Award in effect as of the Agreement Date, including, without limitation, the applicable award agreement). Except as otherwise provided in this Section 1.8(f), the cash based award provided for by this Section 1.8(f) shall be subject to the terms and conditions applicable to the corresponding Company Performance Stock Unit Award (including time-based vesting conditions and any accelerated vesting provisions of any Employee Benefit Plan applicable to such Company Performance Stock Unit Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company Performance Stock Unit Awards). Any portion of a Company Performance Stock Unit Award that does not get converted in accordance with the forgoing shall immediately terminate without consideration at the Effective Time. For the avoidance of doubt, the Company Performance Stock Unit Awards provided in this Section 1.8(f) shall be separate from, and not include, the Company Special Performance Stock Unit Awards provided in Section 1.8(e) above.

(g) Restricted Stock. At the Effective Time, each Restricted Stock that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation equal to the Per Share Price; provided that, the right to receive payment shall be subject to the terms and conditions applicable to the corresponding Restricted Stock (including time-based vesting conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

(h) Further Actions. The Company (including the Company Board or any committee thereof that governs or administers the outstanding Company Equity Awards and/or the Company Equity Plan) shall, prior to the Effective Time, take or cause to be taken all actions to effectuate the provisions of this Section 1.8 and to terminate the Company Equity Plans effective as of the Effective Time, such that, following the Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested).

1.9 Treatment of Employee Stock Purchase Plan. With respect to the Company’s 2014 Employee Stock Purchase Plan (the “ESPP”), as soon as practicable following the Agreement Date, the Company Board will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the ESPP after the Agreement Date; (ii) no participant will be allowed to increase his or her payroll contribution rate in effect as of the Agreement Date or make separate non-payroll contributions on or following the Agreement Date; and (iii) no new Offering Period (as defined in the ESPP) or Purchase Period (as defined in the ESPP) will commence or be extended pursuant to the ESPP, in each case, after the Agreement Date. If the Effective Time is expected to occur prior to the end of the current Purchase Period, the Company shall take action to provide for an earlier exercise date (including for purposes of determining the Purchase Price (as defined in the ESPP) for the current Purchase Period (such earlier date, the “Early ESPP Exercise Date”)).

The Early ESPP Exercise Date will be as close to the Effective Time as is administratively practicable. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger).

1.10 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”) and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Shares pursuant to Section 1.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock (excluding, for the avoidance of doubt, any Dissenting Company Shares and Restricted Stock) become entitled pursuant to Section 1.7 (the “Exchange Fund”). The Exchange Fund will not be used for any other purpose. The Payment Agent will invest any cash included in the Exchange Fund as directed by Parent. To the extent that the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 1.7 (including as a result of any losses with respect to any investments of the Exchange Fund), Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 1.7. Any income from such investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within five (5) Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”): (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price payable in respect thereof pursuant to Section 1.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such Certificate by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of uncertificated Shares that represented outstanding Shares (“Uncertificated Shares”), the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Shares represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 1.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 1.7. No holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 1.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of Shares (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (B) the Per Share Price (such amount, the “DTC Payment”) and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of Shares is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Any other transfer Taxes shall be borne by Parent. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any holders of Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such Shares for exchange pursuant to this Section 1.10 will thereafter look for payment of the Per Share Price payable in respect of the Shares represented by such Certificates or Uncertificated Shares solely to the Surviving Corporation (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 1.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two (2) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

1.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all Shares will no longer be outstanding and will automatically be cancelled, retired and cease to exist, and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 1.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 1.7(c). The Per Share Price paid in accordance with the terms of this Article I will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are

presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 1.10(c)) be cancelled and exchanged as provided in this Article I.

1.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 1.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.13 Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Shares or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.14 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement, dated as of the date hereof (the “Company Disclosure Letter”), subject to the terms of Section 8.15, or (ii) as set forth in any Company SEC Reports filed with, or furnished to, the SEC and publicly available on or after March 31, 2022 and prior to the date hereof (other than disclosures in any “risk factors” section, in any section related to forward-looking statements or other disclosure statements included therein that are cautionary, predictive or forward looking in nature), the Company hereby represents and warrants to Parent and Merger Sub, as follows:

2.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to enable the Company to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

2.2 Authority; Approvals and Enforceability.

(a) Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and subject only to the Requisite Stockholder Approval, to consummate the Merger and the other Transactions in accordance with the terms hereof.

(b) Company Board Approval and Fairness Opinion. The execution and delivery of this Agreement by the Company and performance by the Company of its obligations hereunder, and the consummation of the

Merger and the other Transactions, have been duly and validly approved by the Company Board. At a meeting duly called and held, the Company Board has adopted unanimous resolutions (i) determining that the terms of this Agreement and the Merger and the other Transactions are advisable and in the best interests of the Company Stockholders, (ii) approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein and (iii) recommending that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way, except as may be permitted by Section 4.3(e). The Company Board has received the opinion of Qatalyst Partners LP (the “Advisor”) addressed to the Company Board to the effect that, as of the date of such opinion and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof, the Per Share Price to be received by the holders of Company Common Stock (other than Parent or any affiliate of Parent) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders, and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.

(c) Requisite Stockholder Approval. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Stockholder Approval”) and assuming the accuracy of the representations and warranties set forth in Section 3.6 of this Agreement, no other corporate action by the Company (other than, in the case of the Merger, the filing of the Certificate of Merger or other documents as required by the DGCL) or vote of holders of any class of Company Capital Stock is necessary to approve or adopt this Agreement under applicable Law and to consummate the Merger and the other Transactions.

(d) Enforceability. This Agreement has been duly and validly executed and delivered by the Company, and assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

2.3 Required Filings and Consents; Non-Contravention.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not, (i) assuming receipt of the Requisite Stockholder Approval, conflict with or violate the Charter or the Amended and Restated Bylaws of the Company (the “Bylaws”), or any Company Subsidiary Documents, (ii) assuming receipt of the government approvals contemplated by Section 2.3(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, except in the case of the preceding clauses (ii) through (iv), inclusive, as would not have a Company Material Adverse Effect.

(b) Requisite Governmental Approvals. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including the Merger) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required by the HSR Act and other Antitrust Laws as set forth on Section 3.3 of the Parent Disclosure Letter or by Investment Screening Laws as set forth on Section 3.3 of the Parent Disclosure Letter (the “Required Investment Screening Laws”), (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (iii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities laws, (iv) the filing of the Certificate of Merger or other documents as required by the DGCL and (v) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, would not have a Company Material Adverse Effect.

2.4 Charter and Bylaws. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws along with the charter and bylaws (or equivalent organizational documents) each as amended to date, of each of its Subsidiaries (the “Company Subsidiary Documents”). The Charter, Bylaws and the Company Subsidiary Documents, each as amended to date, are in full force and effect. The Company has not taken any action in breach or violation of any of the provisions of the Charter or the Bylaws, and no Company Subsidiary is in breach or violation of any of the provisions of their respective Company Subsidiary Documents, except, in the case of a Company Subsidiary, as would not have a Company Material Adverse Effect.

2.5 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of July 26, 2023 (such date, the “Capitalization Date”), (i) 70,303,487 shares of Company Common Stock were issued and outstanding (of which 239,822 shares of Company Common Stock were Restricted Stock), (ii) 0 shares of Company Preferred Stock were issued and outstanding, (iii) 987,088 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (iv) 3,513,198 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Unit Awards, (v) 436,061 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Performance Stock Unit Awards (based on the number of shares of Company Common Stock underlying each Company Performance Stock Unit Award assuming achievement of the remaining tranches at target), (vi) 1,017,076 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Special Performance Stock Unit Awards (based on the number of shares of Company Common Stock underlying each Company Special Performance Stock Unit Award assuming achievement of the performance goals at maximum), (vii) 3,754,108 shares of Company Common Stock were reserved for issuance pursuant to the ESPP, and (viii) 260,000 shares of Company Common Stock were issued and held in the treasury of the Company. Since the Capitalization Date, the Company has not issued or reserved for issuance any securities (including derivative securities) except for shares of Company Common Stock issued or reserved for issuance upon exercise of Company Equity Awards outstanding on or prior to the Capitalization Date.

(b) Company Equity Plans. Section 2.5(b) of the Company Disclosure Letter sets forth a complete and accurate list of all Company Equity Plans. The Company has made available to Parent complete and accurate copies of all Company Equity Plans and the forms of all award agreements evidencing outstanding Company Equity Awards, and all agreements under the Company Equity Plans that materially deviate from such forms of award agreement.

(c) Company Equity Awards. Section 2.5(c) of the Company Disclosure Letter sets forth a complete and accurate list as of the Capitalization Date of all outstanding Company Equity Awards granted under any Company Equity Plans or otherwise, indicating, with respect to each Company Equity Award then outstanding, the type of awards granted, the holder (identified with his or her employee number), the maximum number of shares of Company Common Stock subject to such Company Equity Award, the plan under which such Company Equity Award was granted and the exercise or purchase price (if any), date of grant, vesting schedule (including, whether the Company Equity Award immediately vests upon a change in control or term of similar meaning) and expiration date (if any).

(d) Securities of the Company Group. Except (w) as described in Section 2.5(a), (x) Section 2.6 of the Company Disclosure Letter, (y) for changes between the Capitalization Date and the date of this Agreement resulting from the vesting, exercise, settlement and/or forfeiture of Company Options, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards and Company Special Performance Stock Unit Awards, in each case, outstanding as of the Capitalization Date and in accordance with the terms of such awards and (z) for issuances following the date hereof expressly permitted by Section 4.2(b), no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding. Except as described in Section 2.5(a) of this Agreement as of the date of the Agreement (except for changes between the Capitalization Date and the date of this Agreement resulting from the vesting, exercise, settlement and/or forfeiture of Company Options, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards and Company Special Performance Stock Unit Awards, in each case, outstanding as of the Capitalization Date and in accordance with the terms of such awards) there are no securities, options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or understanding. Other than the Rollover Agreement and then Voting and Support Agreements, there are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. All Subsidiaries of the Company are wholly owned except as set forth on Section 2.6 of the Company Disclosure Letter. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary.

(e) Company Capital Stock. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as specified above will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. None of the outstanding shares of Company Common Stock have been issued in violation of any United States federal or state securities laws or any foreign securities laws. All of the outstanding shares of capital stock of each of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by the Company or a Company Subsidiary free and clear of any and all Liens (other than Permitted Liens). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries. Section 2.5(e) of the Company Disclosure Letter sets forth a complete and accurate list as of the Capitalization Date of all outstanding Restricted Stock, indicating, with respect to each Restricted Stock then outstanding, the holder (identified with his or her employee number), the number of shares of Restricted Stock, date of issuance and vesting schedule (including, whether the Restricted Stock immediately vests upon a change in control or term of similar meaning).

(f) Exchange Act. Company Common Stock constitutes the only class of equity securities of the Company or its Subsidiaries registered or required to be registered under the Exchange Act.

2.6 Subsidiaries. A complete and accurate list of all of the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of each Company Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company, is set forth in Section 2.6 of the Company Disclosure Letter. The Company does not own, directly or indirectly, any capital stock of, or other equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any Person, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent (1%) of the outstanding stock of such company. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to enable it to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except to the extent that the failure to be so organized or existing or in good standing or have such power or authority would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

2.7 Company SEC Reports. The Company has filed, and to the extent not publicly available, made available to Parent, all forms, reports, schedules, statements, prospectuses, registration statements and other documents, including any exhibits thereto, required to be filed by the Company with the SEC since March 31, 2022 (collectively, the “Company SEC Reports”). Each Company SEC Report as of its filing date, or, if amended or superseded by a subsequent filing made prior to the Agreement Date, as of the date of the last such amendment or superseding filing, complied and each Company SEC Report filed subsequent to the Agreement Date will comply, with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes Oxley Act, as the case may be, and the rules and regulations thereunder. Each Company SEC Report, as of its filing date (or, if amended or superseded by a filing prior to the Agreement Date, on the date of such amended or superseded filing), did not contain, and each Company SEC Report filed subsequent to the Agreement Date will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of the Company is required to file any forms, reports, schedules, statements, prospectuses, registration statements or other documents with the SEC.

2.8 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the Agreement Date, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be (if filed after the Agreement Date) prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will (if filed after the Agreement Date) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.

(b) Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE.

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of internal accounting controls which are reasonably designed to provide assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

(d) Accounting Controls. To the Knowledge of the Company, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(e) No Transaction with Unconsolidated Affiliate. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

(f) Accounting and Auditing Practices. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the current the Company Board or any committee thereof or to any current director or executive officer of the Company.

(g) Employment. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided within the preceding three years information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has within the preceding three years discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

2.9 Undisclosed Liabilities. Except as reflected in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any Liabilities, other than (i) Liabilities incurred since the date of the Audited Company Balance Sheet in the ordinary course of business consistent with past practice, (ii) Liabilities under this Agreement, incurred in connection with the Transactions (including any Transaction Litigation) or otherwise expressly permitted to be incurred under this Agreement, and (iii) Liabilities that would not have a Company Material Adverse Effect.

2.10 Subsequent Changes. Since the date of the Audited Company Balance Sheet through the Agreement Date, (a) the Company has conducted its business in the ordinary course of business consistent with past practice in all material respects, (b) there has not occurred any Company Material Adverse Effect and (c) there has not been any action taken by the Company or any Company Subsidiary that, if taken during the period from the Agreement Date through the Closing without Parent’s consent, would constitute a breach of Sections 4.2(e), (f), (g)(iii) (other than (g)(iii)(A)), (h), (i), (l), (m), (q), (s), (u) or (v).

2.11 Property. The Company and each of its Subsidiaries have good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease, including all the properties and assets reflected in the Audited Company Balance Sheet. All properties and assets reflected in the Audited Company Balance Sheet are held free and clear of all Liens, except for Permitted Liens, Liens reflected on the Audited Company Balance Sheet and Liens for current Taxes not yet due and for which adequate reserves have been established in accordance with GAAP. The Company and its Subsidiaries do not own any real property. All real property leases, subleases, licenses or other occupancy agreements to which the Company or any of its Subsidiaries is a party (collectively, the “Company Real Property Leases”) are in full force and effect, except where the failure of such Company Real Property Leases to be in full force and effect would not be reasonably likely to result in a Company Material Adverse Effect. There is no default by the Company or any of its Subsidiaries under any of the Company Real Property Leases, or, to the Knowledge of the Company, defaults by any other party thereto, except such defaults as have been waived in writing or cured or such defaults that in the aggregate would not be reasonably likely to result in a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have leased or otherwise granted any Person the right to use or occupy all or a portion of any real property in which the Company or any of its Subsidiaries holds a real property interest. Section 2.11 of the Company Disclosure Letter contains a complete and accurate list of all Company Real Property Leases providing for the payment of annual rent in excess of $1,000,000 (each, a “Company Material Real Property Lease”) and lists for each such Company Material Real Property Lease (i) the address of the property to which such Company Material Real Property Lease pertains, (ii) the annual rent and (iii) the purpose of the facility to which such Company Material Real Property Lease pertains.

2.12 Intellectual Property.

(a) Registered Intellectual Property. Section 2.12(a) of the Company Disclosure Letter contains a complete and accurate list of all Company Intellectual Property that is Company Registered Intellectual Property, listing for each item, as applicable (i) the name of the applicant/registrant and current owner, (ii) the jurisdiction of the application/registration and (iii) the application or registration number. All material Company Registered Intellectual Property is, to the Knowledge of the Company, subsisting, and, to the extent registered or issued, valid and enforceable. All registration, maintenance and renewal fees applicable to the material Company Registered Intellectual Property have been paid.

(b) Absence of Liens. Except as would not have a Company Material Adverse Effect, (i) all Company Intellectual Property is owned solely and exclusively by the Company or one or more of its Subsidiaries, and in each case, free and clear of any Liens (excluding Permitted Liens), (ii) all Company Intellectual Property is, and following the transactions contemplated hereby shall be, freely, transferable, licensable and alienable without the consent of, or notice or payment of any kind to any Governmental Authority or third party and (iii) the consummation of the transactions contemplated hereby will not alter, encumber, impair, or extinguish any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has granted an exclusive license to any third party, or in the past two (2) years transferred ownership to any third party, of any material Company Intellectual Property.

(c) Sufficiency. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries own or have a valid and enforceable right to use all Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries in substantially the same manner as currently conducted.

(d) No Company Infringement. Except as would not constitute a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has, in the conduct of the business of the Company and its Subsidiaries, infringed upon, misappropriated, violated or used without authorization or license, any Intellectual Property Rights owned by any third Person. There is no pending or, to the Knowledge of the Company, threatened in writing (and at no time within the two (2) years prior to the Agreement Date has there been any pending or threatened in writing) Legal Proceeding against any Company Group Member, alleging that any conduct of such Company Group Member’s business infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property Rights of any third Person or challenging the ownership, validity or enforceability of any rights in Company Intellectual Property. Except as would not constitute a Company Material Adverse Effect, the Company is not party to any settlements, consents, decrees, stipulations, judgments, or Orders resulting from Legal Proceedings, which (i) restrict any Company Group Member’s rights to use, license or transfer any Company Intellectual Property, or (ii) compel or require the Company or any of its Subsidiaries to license or transfer any Company Intellectual Property. In the past two (2) years, no indemnity claims have been asserted in writing by any customer alleging that any Company Product infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property Rights of any third party.

(e) No Third Party Infringement. Except as would not constitute a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken all commercially reasonable actions necessary to maintain, enforce and protect the Company Intellectual Property, and (ii) to the Knowledge of the Company, no third party has infringed upon, misappropriated, violated or used without authorization or license, any Company Intellectual Property. There are no pending Legal Proceedings brought by the Company or any of its Subsidiaries against any third party with respect to any Company Intellectual Property, which remain unresolved as of the date hereof.

(f) Company In Licenses. Section 2.12(f) of the Company Disclosure Letter contains a complete and accurate list of all Contracts pursuant to which a third party has licensed to, or otherwise provided a right to use to, the Company or any of its Subsidiaries any Intellectual Property Right that is material to the business of the Company or any Subsidiary of the Company, taken as a whole (“Company In Licenses”), other than (i) Contracts with respect to commercially available Technology with annual payments of less than $750,000, (ii) Contracts for the Company’s subprocessing activities entered into with customers in the ordinary course of business, (iii) Contracts between the Company or any Subsidiary of the Company and its employees, consultants and contractors substantially on the Company’s standard forms, (iv) Contracts for Open Source Software, and (v) non-disclosure agreements entered into in the ordinary course of business.

(g) Company Out Licenses. Section 2.12(g) of the Company Disclosure Letter contains a complete and accurate list of all Contracts pursuant to which the Company or any of its Subsidiaries has granted a third Person or Affiliate any rights or licenses to any material Company Intellectual Property, other than (i) non-exclusive licenses, including non-exclusive licenses for Open Source Software, granted in the ordinary course of business, (ii) Contracts between the Company or any Subsidiary of the Company and its employees, consultants and contractors substantially on the Company’s standard forms, and (iii) non-disclosure agreements entered into in the ordinary course of business (“Company Out Licenses,” and together with the Company In Licenses, the “Company IP Licenses”).

(h) No Infringement of Company IP Licenses. The consummation of the transactions contemplated hereby will not result or cause: (i) the breach by any Company Group Member of any Company IP License, (ii) the termination, impairment or restriction of any right or license granted to a Company Group Member under a Company IP License, or (iii) any Company Group Member to grant, or expand the scope of a prior grant, to a third party of any rights to any Company Intellectual Property (including by release of any source code that is not Open Source Software), except (with respect to clauses (i), (ii) and (iii)) as would not have a Company Material Adverse Effect.

(i) Open Source Software. The Company and its subsidiaries have taken commercially reasonable steps to operate in compliance with all terms and conditions of any license for Open Source Software applicable to any Company Product, except as would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries as currently conducted, taken as a whole.

(j) Proprietary Source Code. No proprietary source code (excluding, for clarity, any Open Source Software) for any Company Product has been delivered, licensed or made available to any escrow agent or other third party who is not, as of the Agreement Date, or was not, at the time, an employee, consultant or contractor of the Company or a Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the proprietary source code (excluding, for clarity, any Open Source Software) for any Company Product to any escrow agent or other third Person, other than any employee, consultant or contractor of the Company or a Subsidiary of the Company under confidentiality obligations that prohibit the disclosure of such proprietary source code to any third party.

(k) Proprietary Information. Each current and former employee, consultant and contractor of the Company or a Subsidiary of the Company who was or is involved in any respect in the creation or development of any Company Product, as well as any other Company Intellectual Property, has signed and delivered a written Contract that assigns to the Company or a Subsidiary of the Company any Intellectual Property Rights, except as would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries, taken as a whole.

(l) Standards-Setting Organizations. Neither the Company nor any Subsidiary of the Company is a member or promoter of a standards-setting organization or similar organizations in which the Company or any of its Subsidiaries has participated in the past two (2) years, or is currently participating, that could require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to use any Company Intellectual Property.

(m) Funding. No government funding, facilities of a university, college, or other educational institution or research center was used in the development of any material Company Intellectual Property in a manner that grants an ownership interest or exclusive rights in such material Company Intellectual Property to a Governmental Authority, university, college, or other educational institution or research center.

(n) Data Security Requirements and Privacy. In the past three (3) years, the Processing by the Company or any Subsidiary of the Company of any Personal Information, have complied in all material respects with: (i) all Privacy Laws applicable to the Company, (ii) the Company’s and its Subsidiaries’ contractual commitments with third parties relating to the Processing of Personal Information by the Company, and (iii) the Company’s and its Subsidiaries’ externally published privacy policies, except where the failure to so comply would not constitute a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, no claims have since January 1, 2020 been asserted in writing or are threatened in writing against the Company or any Subsidiary of the Company by any third party alleging a violation of any third party’s privacy rights that would constitute a Company Material Adverse Effect. In the past three (3) years, neither the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any of their service providers has suffered any breach in security that has resulted in any unauthorized access to or disclosure of Personal Information, except as would not constitute a Company Material Adverse Effect.

(o) Malicious Code. As of the date hereof, the Company Products are free from any defect, bug or programming, design or documentation error or disrupting, disabling, harming or corrupting code that would constitute a Company Material Adverse Effect. None of the Company Products contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry), vulnerability or any other similar malicious code (“Malicious Code”) that would constitute a Company Material Adverse Effect.

(p) Information Technology Systems of the Company Group. The Company and its Subsidiaries have information technology systems that in their reasonable business judgment are sufficient in all material respects to operate the business of the Company and its Subsidiaries as it is currently conducted. The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures, each in their reasonable business judgment, to ensure that information technology systems used in connection with the operation of the Company and its Subsidiaries, and data stored or transmitted on such systems are secure in all material respects and such systems are protected from Malicious Code, except as would not have a Company Material Adverse Effect.

2.13 Material Contracts.

(a) Definition. For all purposes of and under this Agreement, a “Material Contract” shall mean:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries;

(ii) any Contract (A) containing any covenant limiting in any material respect the right of the Company or any of its Subsidiaries to engage, or to compete with any Person (other than standard employee non-solicitation restrictions), in any line of business or geographic area, other than license restrictions set forth in Company In Licenses, (B) containing any covenant prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) from engaging in business with any Person or levying a fine, charge or other payment for doing so, (C) pursuant to which any Person is granted most favored customer pricing, or containing any other similar pricing restrictions, or (D) containing any covenant limiting the right of the Company to enter into any reseller, referral partner or similar partner agreements with third parties;

(iii) any Contract expressly providing for the development of any material Technology or material Intellectual Property Rights for the benefit of the Company or any of its Subsidiaries (excluding Contracts between the Company or any of its Subsidiaries and its or their employees, consultants and contractors substantially on the Company’s standard forms);

(iv) any Contract entered into since January 1, 2020 (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of a material amount of assets or (B) pursuant to which the Company or any of its Subsidiaries has acquired or will acquire any material ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $10,000,000, other than (A) accounts receivables and payables, (B) loans to direct or indirect wholly-owned Company Subsidiaries, (C) letters of credit obtained in connection with Company Real Property Leases and (D) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice;

(vi) any settlement Contract with ongoing obligations (other than solely ongoing confidentiality obligations), other than (A) releases that are immaterial in nature or amount and entered into in the ordinary course of business, or (B) settlement Contracts only involving the payment of cash in amounts that do not exceed $500,000 in any individual case;

(vii) any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “Labor Agreement”);

(viii) any Contract (excluding any purchase orders or statements of work and that do not contain any material terms that apply generally to transactions with the applicable customer) with any customer who, in the fiscal year ended March 31, 2023 was one of the ten (10) largest sources of customer revenues for the Company and its Subsidiaries, based on amounts paid or payable;

(ix) any Contract (excluding any purchase orders or statements of work and that do not contain any material terms that apply generally to transactions with the applicable vendor) with any vendor of the Company or any of its Subsidiaries who, in the fiscal year ended March 31, 2023, was one of the ten (10) largest sources of vendor payment obligations for the Company and its Subsidiaries, based on amounts paid or payable;

(x) any Contract that provides for payment obligations by the Company or any of its Subsidiaries in any twelve (12) month period of $1,000,000 or more in any individual case that is not terminable by the Company or its Subsidiaries upon notice of sixty (60) days or less without material liability to the Company or its Subsidiaries and is not disclosed pursuant to clauses (i) through (viii) above inclusive;

(xi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination of which would be reasonably expected to have a Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (ix) above, inclusive; and

(xii) any Company IP License.

(b) List of Material Contracts. Section 2.13(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts as of the date hereof, to or by which the Company or any of its Subsidiaries is a party or is bound, and identifies each subsection of Section 2.13(a) that describes such Material Contract.

(c) Validity. Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each of the other parties thereto and is in full force and effect, other than those Contracts that by their terms have expired or been terminated since the date hereof, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not have a Company Material Adverse Effect.

2.14 Tax Matters.

(a) Tax Returns. Each of the Company and its Subsidiaries has prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed and all such filed Tax Returns are true, correct and complete in all material respects.

(b) Taxes Paid. Each of the Company and its Subsidiaries has paid all material Taxes that are required to be paid, except with respect to matters for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(c) No Material Deficiencies. No material deficiencies for Taxes against the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Authority that have not been satisfied, settled or withdrawn, except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP.

(d) No Audits. There are no audits, examinations, investigations or other proceedings in respect of income Taxes or other material Taxes pending or threatened in writing with respect to the Company or any of its Subsidiaries.

(e) No Liens on Assets. There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(f) Spin-Offs and Other Distributions. None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state or local Law).

(g) Compliance. The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of any material Tax exemption, Tax holiday or other Tax reduction agreement specifically applicable to the Company and its Subsidiaries.

(h) No Listed Transactions. None of the Company or any of its Subsidiaries has engaged in a “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4(b)(2).

(i) COVID-19 Relief. The Company Group Members have (i) to the extent applicable, complied in all material respects with applicable Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, (iii) to the extent applicable, complied in all material respects with applicable Law regarding Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iv) not sought (nor has any Affiliate that would be aggregated with any Company Group Member and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

(j) Proper Withholding. Each of the Company and its Subsidiaries has withheld and remitted all material Taxes required to have been withheld and remitted, including in connection with amounts paid or owning to any employee, creditor, stockholder, independent contractor or other third party.

(k) No Tax Sharing Agreement. None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing, indemnification, or allocation agreement or similar contract (other than such an agreement exclusively between or among the Company and its Subsidiaries and excluding, for the avoidance of doubt, an agreement entered into in the ordinary course of business the principal subject of which is not Taxes).

(l) Transferee Liabilities. Neither the Company nor any of its Subsidiaries (A) has been member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (other than an agreement entered into in the ordinary course of business the principal subject of which is not Taxes) or otherwise by operation of law.

2.15 Employee Benefit Matters.

(a) List of Employee Plans. Section 2.15(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Employee Plans and Non-U.S. Employee Plans as of the Agreement Date (in each case, other than U.S. offer letters or employment agreements that are terminable without notice or cost (other than costs earned and accrued through the date of termination), non-U.S. employment agreements that are terminable in accordance with applicable Law without cost in excess of amounts required by applicable Law or consulting agreements that are terminable with 30 days or less notice without cost (other than costs earned and accrued through the date of termination) which, in each case, (x) are substantially in the form provided to Parent, or (y) are Non-U.S. Employee Plans that provide only for benefits mandated by Law). None of the Company Group Members has committed to any officer, or publicly communicated to any other employees a commitment to, adopt, enter into or establish any Employee Plan or materially modify any Employee Plan (except to the extent required by Law, to conform any such Employee Plan to the requirements of any applicable Law, as previously disclosed to Parent in writing or as required by this Agreement).

(b) Disclosure of Employee Plans. With respect to each Employee Plan and Non-U.S. Employee Plan, to the extent currently effective, the Company has made available to Parent complete and accurate copies of (i) such Employee Plan or Non-U.S. Employee Plan together with all amendments (or a written summary of any unwritten plan), (ii) in the case of any Employee Plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any Employee Plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination, opinion, notification or advisory letter from the IRS, and correspondence to or from the IRS or the DOL with respect to such letter, (iv) if applicable, each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) if applicable, the most recent summary plan descriptions, including any summary of material modifications thereto and (vi) all material correspondence to or from any governmental agency relating to any Employee Plan or Non-U.S. Employee Plan within the past year.

(c) Compliance. Except as would not reasonably be expected to result in material liability to the Company Group Members, taken as a whole, (i) each Employee Plan has been established, maintained, operated and administered in all material respects in accordance with all applicable Law, including if applicable, ERISA and the Code, and in accordance with its terms, and (ii) each Company Group Member and its respective ERISA Affiliates have (A) in all material respects met their obligations with respect to each Employee Plan and (B) have timely made (or timely will make) or accrued in accordance with GAAP all required contributions or other amounts payable with respect thereto.

(d) Qualified Plans. All Employee Plans that are intended to be qualified under Section 401(a) of the Code, and all trusts that are intended to be qualified under Section 501(a) of the Code (each, a “Qualified Plan”), have (i) received determination, opinion or advisory letters from the IRS to the effect that such Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Company has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan and (ii) no such determination, opinion or advisory letter has been revoked and, to the Knowledge of the Company, no fact, event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption. Except as would not reasonably be expected to result in material liability to any Company Group Member, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan.

(e) Multiple Employer Plans. None of the Company Group Members nor any of their respective ERISA Affiliates has in the preceding six (6) years maintained, participated in or contributed to (or been obligated to contribute to), had any liability on account of an ERISA Affiliate or can reasonably expect to have future liability or can reasonably expect to have future liability (including on account of any ERISA Affiliate) with respect to (i) a Pension Plan subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA; (ii) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (as defined in Section 413(c) of the Code), or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f) No Post-Termination Welfare Benefit Plan. Other than as required under COBRA, the Company Group Members do not have any material liability in respect of, or material obligation to provide, health or other welfare benefits (excluding normal claims for benefits under the Company’s group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment (other than continuation coverage through the end of the month in which such termination or retirement occurs).

(g) Employee Plan Legal Proceedings. Except as would not reasonably be expected to result in material liability to the Company Group Members, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened or reasonably anticipated, with respect to any Employee Plan or the assets of any Employee Plan or Non-U.S. Employee Plan or the assets of any Non-U.S. Employee Plan, other than claims for benefits in the ordinary course.

(h) No Infringement. Except as would not reasonably be expected to result in material liability to the Company Group Members, taken as a whole, each Non-U.S. Employee Plan is in material compliance with all applicable Laws of each applicable jurisdiction. Each such Non-U.S. Employee Plan is funded to the extent required by applicable Law or the applicable terms of such plan or has been accrued for to the extent required by GAAP or other applicable accounting rules. Section 2.15(h) of the Company Disclosure Letter contains a complete and accurate list of each country in which the Company or any of its Subsidiaries or Affiliates has employees or independent contractors as of the date of the Audited Company Balance Sheet.

(i) No Additional Rights. Other than pursuant to Employee Plans set forth on Section 2.15(i) of the Company Disclosure Letter, the negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, director, consultant or officer of any Company Group Member to any acceleration, increase in acceleration rights, severance, or increase in severance pay, or any other material compensation or benefit, (ii) accelerate the time of distribution, payment or vesting (whether or not in connection with a non-competition provision), a lapse of repurchase rights or increase the amount of any material compensation or benefits due any such employee, director or officer, (iii) result in the forgiveness of indebtedness, or (iv) trigger an obligation to fund any compensation or benefits. No payment or benefit that will or may be made by any Company Group Member is reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. There is no contract, agreement, plan or arrangement to which any Company Group Member is a party or by which it is bound that provides any individual with the right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(j) Section 280G Matters. Other than as set forth on Section 2.15(j) of the Company Disclosure Letter, no compensation or benefit that will or may be made by any Company Group Member is reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. There is no contract, agreement, plan or arrangement to which any Company Group Member is a party or by which it is bound that provides any individual with the right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(k) Nonqualified Deferred Compensation Plan. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by the Company Group Members has been documented and operated in material compliance with Section 409A of the Code.

2.16 Labor Matters.

(a) Employees. The Company has made available a true and complete listing of all employees of the Company Group Members that accurately sets forth for each such employee as of July 25, 2023, the following, to the extent permitted under applicable Law: (i) name or unique identifier; (ii) job title; (iii) employing entity; (iv) annual base salary or hourly rate (as applicable); (v) current year target bonuses or 2023 commission entitlement; (vi) location of employment; (vii) full-time, part-time, or temporary status; (viii) classification as exempt or non-exempt under the Fair Labor Standards Act; (ix) date of hire; (x) leave status; and (xi) visa status and expiration date.

(b) Employment Law Compliance. Except as would not reasonably be expected to result in material liability to the Company Group Members, taken as a whole, the Company and the Company Group Members are in compliance with all applicable Law respecting employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance. Except as would not be expected to result in material liability to any Company Group Member, each Company Group Member (i) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Within the past five years, no Company Group Member or any of its Subsidiaries has settled any pending or threatened Legal Proceeding involving allegations of sexual or other harassment or misconduct that resulted in, or is reasonably expected to result in, material liability to any Company Group Member (including as a result of material reputational harm to any Company Group Member).

(c) Union Matters. No Company Group Member is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement. In the last five years, no Company Group Member has been bound by, has been negotiating, or has been asked to negotiate a collective bargaining agreement or understanding with any labor organization covering or representing any current or former employee of the Company Group Member. To the Knowledge of the Company: (i) there are no current labor union organizing activities with respect to any employees of the Company Group Members, (ii) no labor union, labor organization, trade union, works council, or group of employees of the Company Group Members has made a pending demand for recognition or certification, (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iv) there are no labor strikes or lockouts, or threats thereof, against or affecting the Company Group Members. With respect to the Transactions, the Company Group Members have satisfied in all material respects any notice, consultation or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement or other Contract.

(d) WARN Compliance. Except as would not be expected to result in material liability to any Company Group Member, the Company Group Members are and have been in compliance with all notice and other requirements under WARN, and any similar foreign, state or local law relating to plant closings and layoffs. The Company Group Members are not currently engaged in any layoffs or employment terminations sufficient in number to trigger application of WARN or any similar state, local or foreign law.

(e) Agreements with Employees. No employee of the Company Group Members to the Knowledge of the Company, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company Group Members because of the nature of the business conducted or presently proposed to be conducted by the Company Group Members or relating to the use of trade secrets or proprietary information of others.

2.17 Environmental Matters.

(a) Hazardous Materials. Except as would not have a Company Material Adverse Effect, no Hazardous Materials are present on any real property that is currently owned, operated, occupied, controlled or leased by the

Company or any of its Subsidiaries or were present on any real property at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or its Subsidiaries, including the land, the improvements thereon, the groundwater thereunder and the surface water thereon. Except as would not have a Company Material Adverse Effect, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or as a consequence of the acts of the Company, its Subsidiaries or their agents.

(b) Environmental Compliance and Hazardous Materials Activities. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have conducted all Hazardous Material Activities in compliance with all applicable Environmental Laws. Except as would not have a Company Material Adverse Effect, the Hazardous Materials Activities of the Company and its Subsidiaries prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

(c) Environmental Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could reasonably be expected to cause any material Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

(d) No Proceedings. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, threatened, concerning or relating to any Environmental Permit, Environmental Law or any Hazardous Materials Activity of the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Environmental Liability. Neither the Company nor any of its Subsidiaries is aware of any fact or circumstance that could result in any Liability under an Environmental Law which would reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has entered into any Contract that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries.

(f) Environmental Disclosure. The Company and its Subsidiaries have delivered to or made available for inspection by Parent and its agents, representatives and employees all material environmental site assessments and environmental audits in the Company Group’s possession or control. The Company and its Subsidiaries have complied in all material respects with all environmental disclosure obligations imposed by applicable Law with respect to this transaction.

2.18 Compliance with Laws.

(a) Generally. The Company and its Subsidiaries are in compliance in all material respects with, and are not in any material respect in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound.

(b) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) have, directly or indirectly, taken any action which would cause it to be in material violation of Anti-Corruption Laws, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. Neither the Company, any of its Subsidiaries nor any other entity under their control have conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Anti-Corruption Laws. The Company has established sufficient internal controls and procedures to ensure compliance with applicable Anti-Corruption Laws, accurately accounted for all payments to third parties, disclosed all payments or provisions to foreign officials (as defined by the FCPA), and made available all of such documentation to Parent.

(c) Export Control Laws.

(i) The Company and each of its Subsidiaries are in compliance, and have complied throughout the past five years, in all material respects with all applicable U.S. export and re-export control and trade and economic sanctions Laws (“Export Controls”) including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations and any applicable anti-boycott compliance regulations. Neither the Company nor any of its Subsidiaries has, within the past five years, directly or knowingly indirectly sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, software, technology, or technical data to any destination, entity, or person prohibited by the Laws of the United States, without obtaining prior authorization from the competent government authorities as required by Export Controls, in any matter that resulted in a material violation of applicable Export Controls. The Company and its Subsidiaries are in compliance in all material respects with all applicable import Laws (“Import Restrictions”), including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations.

(ii) Section 2.18(c)(ii) of the Company Disclosure Letter accurately describes all of (A) the goods, services, items, software, technology, and technical data of the Company and its Subsidiaries along with the appropriate classification, including their Export Control Classification Numbers or designation on the U.S. Munitions List; (B) the countries to which these goods, services, items, software, technology, or technical data have been exported; and (C) the licenses and license exceptions currently held or claimed by the Company and its Subsidiaries for the export of goods, services, items, software, technology, or technical data. The listed licenses and license exceptions are all of the licenses and exceptions necessary for the continued export or re-export of goods, services, items, software, technology, or technical data of the Company or any of its Subsidiaries. All such licenses are valid and in full force and effect. The Company and its Subsidiaries have complied with all terms and conditions of any license issued or approved by the Directorate of Defense Trade Controls, the Bureau of Industry and Security, or the Office of Foreign Assets Control which is or has been in force or other authorization issued pursuant to Export Controls.

(iii) To the Knowledge of the Company, there is no fact or circumstance that would result in any Liability to the Company and its Subsidiaries for any material violation of Export Control and Import Restrictions.

2.19 Permits. The Company and its Subsidiaries hold all required permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Authorities that are material to the operation of the business of the Company Group taken as a whole as currently conducted (collectively, the “Permits”). The Permits are in full force and effect, have not been violated in any material respect and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, seeking the suspension, revocation or cancellation of any Permits. No Permit shall cease to be effective as a result of the consummation of the Transactions.

2.20 Legal Proceedings and Orders.

(a) Legal Proceedings. Except as would not be expected to result in a Company Material Adverse Effect, there are no Legal Proceedings (other than arising from or relating to the Merger or any of the other transactions contemplated by this Agreement), (i) pending against the Company or any of its Subsidiaries or any of their respective properties or assets, or (ii) to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective properties or assets.

(b) Orders. Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order that would reasonably be expected to have a Company Material Adverse Effect. There has not been nor are there currently any investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

2.21 Insurance. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries have been made available to Parent. Each such policy is in full force and effect and all premiums due thereon have been paid in full.

2.22 Takeover Statutes. The Company Board has adopted such resolutions and taken all such other actions as are necessary to render inapplicable to this Agreement, the Rollover Agreement, the Voting and Support Agreements, the Merger and any of the transactions contemplated by this Agreement, the Rollover Agreement or the Voting and Support Agreements, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. Other than Section 203 of the DGCL, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware, or other applicable Laws (each, a “Takeover Statute”) is applicable to the Company, the Rollover Agreement, the Voting and Support Agreements, the Merger or any of the transactions contemplated by this Agreement, the Rollover Agreement or the Voting and Support Agreements.

2.23 Brokers, Finders and Financial Advisors. Except the Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions. Prior to the execution of this Agreement, the Company has made available to Parent a complete and accurate copy of any engagement letter between the Company and the Advisor under which any fees or expenses may become payable in connection with the Merger or any of the other transactions contemplated hereby.

2.24 No Other Representations. Except as expressly set forth in this Article II, neither the Company nor any of its Subsidiaries has made any representation or warranty, express or implied, to Parent and/or Merger Sub in connection with this Agreement, the Merger or any of the other transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date hereof (the “Parent Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood and hereby agreed that any disclosure in such disclosure letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), Parent and Merger Sub hereby represent and warrant to the Company, as follows:

3.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to enable the each to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted.

3.2 Authority; Approvals and Enforceability.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other Transactions in accordance with the terms hereof.

(b) Approval. The execution and delivery of this Agreement by the Company and performance by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder, and the consummation of the Merger and the other Transactions, authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger.

(c) Enforceability. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. Immediately following execution and delivery of this Agreement, this Agreement will be adopted by the sole stockholder of Merger Sub.

3.3 Required Filings and Consents; Non-Contravention.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the performance by each of Parent and Merger Sub of their respective covenants and agreements under this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub, (ii) assuming receipt of the government approvals contemplated by Section 3.3(b) of the Parent Disclosure Letter, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent or Merger Sub’s rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any of their respective Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which the Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties is bound or affected, except in the case of the preceding clauses (ii) through (iv), inclusive, as would not reasonably be expected to delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

(b) Requisite Governmental Approvals. The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the performance by each of Parent and Merger Sub of its covenants and agreements under this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement (including the Merger) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required by the HSR Act and other Antitrust Laws as set forth on Section 3.3(b) of the

Parent Disclosure Letter or by the Required Investment Screening Laws, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (iii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities laws, (iv) the filing of the Certificate of Merger or other documents as required by the DGCL and (v) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications, the failure of which to obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

3.4 Certificate of Incorporation and Bylaws. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Such documents, each as amended to date, are in full force and effect, and neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

3.5 Legal Proceedings; Orders; Disclosure.

(a) Legal Proceedings. Except as would not be reasonably expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement, there are no Legal Proceedings (other than arising from or relating to the Merger or any of the other transactions contemplated by this Agreement), (a) pending against Parent or Merger Sub or any of their respective properties or assets, or (b) to the knowledge of Parent, threatened against Parent or Merger Sub, or any of their respective properties or assets.

(b) Orders. Neither Parent nor Merger Sub is subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. There has not been nor are there currently any investigations or inquiries being conducted by Parent or Merger Sub or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Proxy Statement; Other Information. None of the written information provided by or on behalf of Parent or its Subsidiaries to be included in the Proxy Statement will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6 Ownership of Company Capital Stock. Neither Parent, Merger Sub nor any of their respective Affiliates (nor any of their respective “Associates” as defined in Section 203 of the DGCL) is or has been during the past three (3) years an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

3.7 Brokers, Finders and Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

3.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement, the Rollover Agreement and the Financing. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest, in Merger Sub free and clear of all Liens.

3.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

3.10 Limited Guarantee. Concurrently with the execution of this Agreement, the Sponsor Parties have delivered to the Company a duly executed Limited Guarantee. As of the Agreement Date, the Limited Guarantee is in full force and effect and constitute legal, valid and binding obligations of the Sponsor Parties, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. As of the Agreement Date, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Sponsor Parties pursuant to the Limited Guarantee.

3.11 Financing.

(a) Financing Letters. As of the Agreement Date, Parent has delivered to the Company true, correct and complete copies of (i) the Equity Commitment Letter, pursuant to which the Sponsor Parties have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash in the respective aggregate amounts set forth therein (the “Equity Financing”) and (ii) an executed commitment letter, dated as of the Agreement Date, among Parent and the Debt Financing Sources party thereto (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein for the purpose of funding all of the Required Amount (the “Debt Financing”, and together with the Equity Financing, the “Financing”). Parent has also provided to the Company a true and complete copy of the fee letter referenced in the Debt Commitment Letter (the “Fee Letter”) (which may be delivered with the fee amounts, “flex” terms and other economics or commercially sensitive terms redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount (below the Required Amount), conditionality, availability or termination of the Debt Financing). The Equity Commitment Letter provides that the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 8.11(b).

(b) Validity. As of the Agreement Date, each Financing Letter, in the executed form delivered by Parent to the Company, (i) is in full force and effect and (ii) constitutes the legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent and, to the knowledge of Parent, the other parties thereto, as applicable, in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. Other than as expressly set forth in the Financing Letters and the Fee Letter, there are no conditions precedent or other contingencies related to the funding, investing or use of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which the (i) Sponsor Parties, Parent, Merger Sub or any of their respective Affiliates is a party or (ii) to the knowledge of Parent, any other Person is a party. As of the Agreement Date, neither Parent nor, to the knowledge of Parent, any counterparty to the Financing Letters has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any of the Financing Letters. As of the Agreement Date, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any party to any of the Financing Letters; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in any of the Financing Letters required to be complied with or satisfied by the parties to such Financing Letter; (iii) make any of the assumptions or any of the statements set forth in any of the Financing Letters, to the knowledge of Parent, inaccurate in any material respect; or (iv) otherwise result in any portion of the Financing not being available, when required pursuant to the terms of the applicable Financing Letter. As of the Agreement Date, assuming satisfaction or waiver of the conditions to Parent’s obligations to consummation the Merger pursuant to Section 6.1 and Section 6.2 of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Financing Letters to be satisfied by it; or (B) the Financing will not be made available as of the Closing if the terms or conditions contained in the Financing Letters to be satisfied by it are satisfied.

(c) No Amendments. As of the Agreement Date, (i) the Financing Letters and the terms of the Financing have not been amended or modified prior to the Agreement Date, (ii) other than as expressly contemplated by the Financing Letters, including, without limitation, to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the Financing Letters as of the Agreement Date, no amendment or modification is contemplated by Parent or, to the knowledge of Parent, by any counterparty to the Financing Letters that, in each case, would permit the parties to the Financing Letters to reduce the amount of the Financing below the Required Amount or impose new or additional conditions precedent to the availability of the Financing or that would otherwise adversely affect the availability of the Financing on the Closing Date, and (iii) to the knowledge of Parent, the respective commitments contained in each Financing Letter have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. As of the Agreement Date, there are no Contracts, agreements, side letters or other written arrangements relating to the funding or use of the Financings to which the Sponsor Parties, Parent, Merger Sub or any of their respective Affiliates is a party that would permit the parties to the Financing Letters to reduce the amount of the Financing below the Required Amount, impose new or additional conditions precedent to the availability of the Financing or that would otherwise adversely affect the availability of the Financing on the Closing Date, other than as expressly contemplated by the Financing Letters or the Fee Letter.

(d) Sufficiency of Financing. Assuming (w) the transactions in the Rollover Agreement are consummated in accordance with the terms thereof, (x) the Financing is funded in accordance with the Financing Letters, (y) the accuracy of the representations and warranties set forth in Article III hereof and (z) the satisfaction (or waiver) of all of the Company’s and Parent’s conditions to Closing set forth in Article VI, in each case based upon facts and events that Parent has knowledge of as of the date hereof, the aggregate amounts committed pursuant to the Financing Letters will provide Parent with sufficient immediately available cash funds to (i) satisfy all payment obligations of Parent and Merger Sub contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable at the Closing pursuant to Article I in connection with or as a result of the Merger, including payment of the aggregate consideration to which the holders of Company Common Stock become entitled pursuant to Section 1.7, the RSU Consideration, the PSU Consideration and the Option Consideration); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and accrued and unpaid interest on all indebtedness outstanding required to be repaid pursuant to the terms of this Agreement; (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger and under the Financing Letters; and (iv) satisfy the condition set forth in Paragraph 11 of Exhibit C to the Debt Commitment Letter (such amounts, collectively, the “Required Amounts”).

(e) No Conditionality. Notwithstanding anything in this Agreement to the contrary, but without expanding or amending the remedies available under Article VII or Section 8.11, Parent and Merger Sub each acknowledge and agree that in no event shall the receipt, grant, or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate thereof or any other financing be a condition to any of the obligations of Parent or Merger Sub hereunder.

3.12 Absence of Stockholder and Management Arrangements. As of the Agreement Date, except for the Rollover Agreement and the Voting and Support Agreements, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company Group, in each case in their capacity as such, (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group other than the Sponsor Parties has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

3.13 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of any Company Group Member. As of the Effective Time and immediately after giving effect to the Merger (including the payment of the Required Amounts), assuming the accuracy of the representations and warranties set forth in Article II, (a) the amount of the “fair saleable value” of the assets of the Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay the liabilities (including a reasonable estimate of the amount of contingent liabilities) of Parent and its Subsidiaries, taken as a whole, as such liabilities become absolute and matured; (b) the Parent and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) Parent and its Subsidiaries, taken as a whole, will not have incurred liabilities, including a reasonable estimate of the amount of contingent liabilities, beyond their ability to pay such liabilities as they mature or become due.

3.14 Exclusivity of Representations and Warranties; Investigation.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II or in any closing certificate delivered pursuant to Section 6.2(c):

(i) none of the Company or its Subsidiaries makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its controlled Affiliates or Representatives (in their respective capacities as such); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II, the Rollover Agreement, the Voting and Support Agreements and in any closing certificate delivered pursuant to Section 6.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by or discussions with the Company’s management (whether prior to or after the Agreement Date) or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article II, the Rollover Agreement, the Voting and Support Agreements and in any closing certificate delivered pursuant to Section 6.2(c), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

(c) Investigation. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Company Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company Group, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company Group and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company Group.

ARTICLE IV

INTERIM OPERATIONS

4.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement (including the activities of the Company pursuant to Section 4.3 and Section 5.7); (b) as set forth in Section 4.1 or Section 4.2 of the Company Disclosure Letter; (c) as required by applicable Law; (d) for any reasonable actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or COVID-19 Measures (provided that the Company (A) consults in good faith with Parent, reasonably in advance to the extent practicable, about the merits of taking any such action and will consider Parent’s comments in good faith and (B) keeps Parent reasonably informed of such action taken); or (e) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) use commercially reasonable efforts to carry on its business, in all material respects, in the ordinary course of business consistent with past practice; and (ii) use its commercially reasonable efforts to (A) preserve intact its present business, (B) keep available the services of its officers and key employees (other than where termination of such services is for cause) and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings, provided that notwithstanding anything in this Section 4.1 to the contrary, no action by or failure to act of any Company Group Member in order to comply with the express requirements of any subsection of Section 4.2 shall in and of itself be deemed a breach of this Section 4.1.

4.2 Forbearance Covenants of the Company. Except (i) as set forth in Section 4.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iii) as required by applicable Law; or (iv) as expressly contemplated by the terms of this Agreement (including the activities of the Company pursuant to Section 4.3 and Section 5.7), at all times during the Interim Period, the Company will not directly or indirectly, including through any Subsidiary of the Company:

(a) propose to adopt any amendments (whether by merger, consolidation or otherwise) to or amend the Charter, the Bylaws (other than the amendment of the Bylaws contemplated by Section 2.3(a)) or any other similar organizational document of any Company Group Member (other than immaterial amendments to such organizational documents of the Company’s Subsidiaries);

(b) other than as required pursuant to an Employee Benefit Plan as in existence as of the Agreement Date, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of restricted stock units, options, warrants, other equity-based commitments, subscriptions, rights to purchase or otherwise) any securities of the Company Group, except for the issuance and sale of shares of Company Common Stock pursuant to the exercise or settlement of Company Equity Awards outstanding as of the Agreement Date;

(c) acquire or redeem, directly or indirectly, or amend any of the securities of the Company Group, except (i) for repurchases, withholdings, or cancellations of securities of the Company Group required pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof or granted following the date hereof in accordance with this Section 4.2 or (ii) transactions solely between the Company and any of its direct or indirect wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries;

(d) other than cash dividends made by any of its wholly-owned Subsidiaries to the Company or another of its Subsidiaries, split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;

(e) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of itself or any of its Subsidiaries, other than the Transactions;

(f) (i) incur or assume any indebtedness for borrowed money or issue any debt securities, except for (A) letters of credit issued in the ordinary course of business consistent with past practice and (B) loans or advances to direct or indirect wholly-owned Subsidiaries in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except obligations of any of its direct or indirect wholly-owned Subsidiaries, (iii) make any loans, advances or capital contributions to or investments in any other Person (other than between wholly owned Subsidiaries of the Company or between the Company and its wholly owned Subsidiaries), or (iv) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(g) except as may be required by applicable Law or as required pursuant to the terms of any Employee Plan or Non-U.S. Employee Plan existing on the date hereof: (i) enter into, adopt, amend, modify, renew or terminate any Employee Plan or Non-U.S. Employee Plan or any plan, policy, program, agreement, arrangement or Contract that would be an Employee Plan or Non-U.S. Employee Plan if in existence on the Agreement Date (except as otherwise expressly permitted by this Section 4.2(g)), (ii) pay or grant any special bonus, retention, severance, termination or similar payments and benefits to any current or former director, officer or employee of any Company Group Member, (iii) pay or grant any bonuses or similar payments or benefits to any current or former director, officer or employee of any Company Group Member, other than the payment of bonuses in the ordinary course of business consistent with past practice to any current or former director, officer or employee of any Company Group Member whose annual base cash compensation is less than $250,000 and who is not a party to a Change in Control Agreement, except as required by any plan or arrangement as in effect as of the date hereof or as approved by the Compensation Committee of the Company prior to the date hereof with future effect, in the ordinary course of business pursuant to the Company’s annual compensation cycle and described on Section 4.2(g) of the Company Disclosure Letter, (iv) (A) hire, engage, promote, transfer, change the title, position or duties, temporarily layoff, furlough or terminate (other than termination for cause), (B) take or omit to take any actions that could cause any individual to have “Good Reason” pursuant to his or her change in control agreement, severance agreement, employment agreement or similar agreement with the Company, or (C) accelerate, increase or decrease the compensation, remuneration or benefits of, in each case, any employee or independent contractor whose annual base cash compensation exceeds $250,000 or who is party to a Change in Control Agreement, (v) accelerate, increase or decrease the compensation, remuneration or benefits of other employees or independent contractors not covered in subsection (iv)(C) outside of the ordinary course consistent with past practice, (vi) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondispargement or other independent contractor of any Company Group Member or (vii) implement or announce any layoffs, plant closings, reductions in force, furloughs or material work schedule changes affecting any current or former employee, officer, director or independent contractor of any Company Group Member.

(h) forgive any loans to any of its employees, officers or directors or any employees, officers or directors of any of its Subsidiaries or Affiliates;

(i) accelerate the funding of compensation or benefits under any Employee Benefit Plans, other than deposits or contribution that are in the ordinary course of business consistent with past practices or required by the terms of any Employee Benefit Plans that are set forth on Section 4.2(i) of the Company Disclosure Letter or as required or prohibited by applicable Law;

(j) enter into, amend, negotiate or extend any Labor Agreement or, unless required by Law, recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(k) acquire, sell, lease, license, divest or dispose of any material property or assets in any single transaction or series of related transactions, except for (i) transactions pursuant to Contracts existing on the Agreement Date made available to Parent or that are set forth on the Company Disclosure Letter, (ii) acquisitions of supplies or sales of inventory in the ordinary course of business consistent with past practice and (iii) transactions regarding non-exclusive licenses granted by the Company or any of its Subsidiaries to customers in the ordinary course of business;

(l) except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;

(m) make or change any material Tax election, adopt or change any material Tax accounting method, settle or compromise any material Tax claim, audit or assessment, or other Tax proceeding, file any material amended Tax Return, or request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than in the ordinary course of business or, in the case of a request, pursuant to customary extensions of the due date to file a Tax Return);

(n) terminate, cancel or amend in any material respect any Material Contract, or grant any release, waiver or relinquishment of any material rights under any such Material Contract, other than (i) immaterial amendments, extensions or renewals in the ordinary course of business and (ii) grants of non-exclusive licenses by the Company or any of its Subsidiaries to customers in the ordinary course of business;

(o) enter into any new Contract that, if in existence on the date hereof, would have been a Material Contract, other than entry into purchase orders, Contracts for Open Source Software, statements of work or master agreements with customers or vendors, in the ordinary course of business consistent with past practice and to the extent such Contract would not constitute a Material Contract under Section 2.13(a)(ii);

(p) enter into any Company Material Real Property Lease, or modify, amend or exercise any right to renew any Company Material Real Property Lease;

(q) fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any material Company Intellectual Property used or held for use in its business, or permit to enter into the public domain any material trade secrets included in the Company Intellectual Property, other than Open Source Software in the ordinary course of business;

(r) without limiting Section 4.2(k) above, grant any exclusive rights with respect to any of the material Company Intellectual Property, or divest any material Company Intellectual Property, other than Open Source Software in the ordinary course of business;

(s) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein;

(t) authorize, incur or commit to incur any capital expenditure(s) that in the aggregate exceeds, in any given fiscal quarter, $2,500,000;

(u) settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any Liability, other than the settlement, compromise, payment, discharge or satisfaction of Legal Proceedings and Liabilities (i) reflected or reserved against in full in the balance sheet included in the Audited Company Balance Sheet, (ii) covered by existing insurance policies, or (iii) settled in the ordinary course of business consistent with past practice for only the payment (net of insurance proceeds) of monetary damages (and compliance with confidentiality and other similar customary settlement provisions) by the Company of $2,500,000 or less individually or $10,000,000 or less in the aggregate;

(v) except as required by GAAP, revalue in any material respect any of its properties or assets (including accounts receivable and other current assets);

(w) enter into any new Contract that would be required to be disclosed under Item 404(a) of Regulation S-K;

(x) convene any special meeting of their stockholders (or any postponement or adjournment thereof), or propose any matters for consideration and a vote of its stockholders at the Company Stockholder Meeting other than as expressly permitted or required pursuant to this Agreement;

(y) enter into or adopt any “poison pill” or similar stockholder rights plan; or

(z) enter into a Contract to do any of the foregoing, or announce an intention, enter into a formal or informal agreement or otherwise make a commitment to do any of the foregoing.

4.3 No Solicitation.

(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date hereof and continuing until 11:59 p.m., Pacific time on the 45th day following the date hereof (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective Representatives shall have the right to: (i) solicit, initiate, propose, induce, encourage or facilitate the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or Inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives), any non-public information relating to the Company Group or afford to any such Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal (or any proposal or Inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); provided, however, that (A) the Company will substantially concurrently (and in any event within twenty-four (24) hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Third Person or its Representatives that was not previously provided to Parent or its Representatives and (B) the Company Group shall not provide (and shall not permit any of their respective Representatives to provide) any competitively sensitive non-public information to any Third Person who is or who has one or more Affiliates that is a competitor of any Company Group Member in connection with the actions permitted by this Section 4.3(a), except in accordance with customary “clean room” or other similar procedures; (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to an Acquisition Proposal (or any proposal or Inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, Inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that the Company may grant a limited waiver under any “standstill provision” or similar obligation of any Third Person with respect to any Company Group Member to allow such Third Person to submit or amend an Acquisition Proposal on a confidential basis to the Company Board (or any committee thereof).

(b) No Solicitation or Negotiation. Subject to the terms of this Section 4.3, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of its other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives relating to any Acquisition Proposal or Acquisition Transaction that are not expressly permitted by this Section 4.3(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the twelve (12) month period immediately preceding the No-Shop Period Start Date and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Third Person or its Representatives; and (B) immediately terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Subject to the terms of Section 4.3(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company and its Subsidiaries will not, will cause their officers and directors not to, and will use reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other similar information, or to any personnel, of the Company Group, or otherwise knowingly cooperate in any way with such Third Person in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or the making of any Inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Person with respect to an Acquisition Proposal or with respect to any Inquiries from Third Persons relating to the making of an Acquisition Proposal, other than solely informing such Third Persons of the existence of the provisions contained in this Section 4.3 (without knowingly conveying, requesting or attempting to gather any other information except as otherwise permitted hereunder); (iv) approve, endorse or recommend any proposal, offer or Inquiry that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other instrument relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other instrument relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, release, forebear in the enforcement of, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law).

(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 4.3, from the Agreement Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives (including the Advisor), (i) participate or engage in discussions or negotiations with or (ii) pursuant to an Acceptable Confidentiality Agreement, (1) furnish any non-public information relating to the Company Group to or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in each case, any Person and its Representatives (including prospective debt and equity financing sources and/or their respective Representatives) that has made, renewed or delivered to the Company a bona fide Acquisition Proposal that did not result from a material breach of Section 4.3; provided that the Company and its Representatives may contact any Person in writing (with a request that any response from such Person is in writing) with respect to an Acquisition Proposal solely to clarify any ambiguous terms and conditions thereof which are reasonably necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal. The Company and the Company Board (or a committee thereof) may only take the actions contemplated by the preceding sentence if (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 4.3(c) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law. The Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently with (but in no event later than twenty-four (24) hours after) the time it is provided to such Person.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 4.3(e), at no time after the date hereof (or, in the case of clause (i)(C) below, after the No-Shop Period Start Date) may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act; or (2) any Acquisition Proposal (or material amendment to such Acquisition Proposal) is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (B) adopt, approve, or recommend, or publicly propose to adopt, approve or recommend, an Acquisition Proposal; or (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions); or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the factually accurate public disclosure by the Company of the receipt of an Acquisition Proposal if, and only to the extent required by applicable Law, (3) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, (4) the delivery by the Company to Parent of any notice contemplated by Section 4.3(f) or (5) the public disclosure (to the extent such public disclosure does not have the effect of withdrawing or modifying the Company Board Recommendation in a manner adverse to Parent), in itself, of the items in clauses (3) and (4) if the Company reasonably concludes (after consultation with its outside legal counsel) that such public disclosure is required by applicable Law, in any such case will constitute a Company Board Recommendation Change or violate this Section 4.3; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change of the type described in clauses (A), (C) and (D) of the definition thereof in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if;

(A) the Company has provided prior written notice to Parent at least five (5) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 4.3(e)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(B) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, have (x) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and/or the Financing Letters to obviate the need for such Company Board Recommendation Change and (y) taken into account any adjustments to the terms and conditions of this Agreement and/or the Financing Letters proposed by Parent and other information provided by Parent in response to the notice described in clause (A) of this Section 4.3(e)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. Pacific Time on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(C) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and/or the Financing Letters) shall have determined in good faith that the failure of the Company Board (or a committee thereof) to make a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time that material modifications or developments with respect to the Intervening Event occur, the Company shall deliver a new written notice to Parent and comply with the requirements of this Section 4.3(e)(i) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will be three (3) Business Days).

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal and/or (B) authorize the Company to terminate this Agreement pursuant to Section 7.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 4.3 with respect to such Acquisition Proposal;

(3) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change and/or to terminate this Agreement pursuant to Section 7.1(h) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change and/or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal and the material terms of such Acquisition Proposal and will include copies of all relevant documents relating to such Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters not otherwise covered by such documents);

(4) prior to effecting such Company Board Recommendation Change and/or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement and/or the Financing Letters so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of this Agreement and/or the Financing Letters proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. Pacific Time on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 4.3(e)(ii) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be three (3) Business Days following receipt of such written notice); and

(5) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 4.3(e)(ii)(4), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and/

or the Financing Letters and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change and/or to terminate this Agreement would be inconsistent with its fiduciary duties pursuant to applicable Law; and

(6) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 7.1(h), including paying the Company Termination Fee in accordance with Section 7.3(b)(iii).

(f) Notice.

(i) From the Agreement Date until the first to occur of the No-Shop Period Start Date and the termination of this Agreement pursuant to Article VII, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Parent of any Acquisition Proposal (including any revised Acquisition Proposal containing a material modification to the terms and conditions of a prior Acquisition Proposal) received by the Company or any of its Representatives. Such notice must include (i) whether the person making such Acquisition Proposal is a strategic acquirer or a financial sponsor and (ii) a summary of the material terms and conditions of such Acquisition Proposal; provided, however, that the Company shall not be required to disclose the specific identity of the person making such Acquisition Proposal. On the No-Shop Period Start Date, to the extent this Agreement is not terminated pursuant to Article VII, the Company shall deliver to Parent, with respect to each pending Acquisition Proposal, a written notice setting forth (i) the identity of the Third Person making such Acquisition Proposal, (ii) a summary of the material terms and conditions of such Acquisition Proposal to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii); and (iii) copies of any written materials and documents containing the material terms and conditions of such Acquisition Proposal provided to the Company or its Representatives.

(ii) From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will promptly (and, in any event, within forty-eight (48) hours from the receipt thereof) notify Parent of (a) any Acquisition Proposal, (b) any Inquiries from a Third Person or (c) any requests for non-public information or discussions with the Company or its Representatives, which requests or discussions would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 4.3(f)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Third Person making such Acquisition Proposal, Inquiry or request, (ii) a summary of the material terms and conditions of such Acquisition Proposal, Inquiry or request to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii); and (iii) copies of any written materials and documents relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the material terms) of any such Acquisition Proposal, Inquiry or request and the status of any such discussions or negotiations, and shall promptly (but in no event later than forty-eight (48) hours after receipt) provide to Parent any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives (as well as written summaries of any material oral communications addressing such matters not otherwise covered by such documents).

(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the

Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 4.3; or (iv) making any disclosure to the Company Stockholders as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 4.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise adversely affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 4.3, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 4.3(e).

(h) Breach by Representatives. The Company agrees that any breach of this Section 4.3 by any of its Representatives (acting as such), including any failure of such Representatives to comply with the terms of Section 4.3(c), shall be deemed to be a breach of this Agreement by the Company.

ARTICLE V

ADDITIONAL COVENANTS

5.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including subject to Section 5.2), each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, when required pursuant to Section 1.3, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VI to be satisfied;

(ii) (1) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) execute and deliver any Contracts and other instruments, including obtaining any consents under Material Contracts (other than Material Contracts related to Indebtedness), that are reasonably necessary to consummate the Merger, in each case, to the extent requested by Parent.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to Section 5.2), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall, nor shall they cause their respective Subsidiaries to, take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing or otherwise adversely affecting the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 4.3 will be considered a violation of this Section 5.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 5.1 or elsewhere in this Agreement, no Company Group Member will be required to or will agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d) Antitrust and Investment Screening. This Section 5.1 shall not apply to filings under Antitrust Laws and Investment Screening Laws, which shall be governed by the obligations set forth in Section 5.2.

5.2 Antitrust and Investment Screening Laws.

(a) Parent and Company shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary and proper under any applicable Laws to consummate and make effective the Merger as promptly as practicable and in any event prior to the Termination Date, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority required to be filed to consummate the Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any Governmental Authority, and (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. In connection with the foregoing, each of Parent and the Company and their respective Subsidiaries shall (i) file (or cause their respective Affiliates to file) with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the Agreement Date and (ii) as promptly as practicable after the date hereof, make (or cause their respective Affiliates to make) all other notices, filings or applications required under any other Antitrust Laws and any applicable Investment Screening Laws. Neither Parent, the Company, nor their respective Affiliates will withdraw any such notices, reports, filings or applications (including its Notification and Report Form under the HSR Act) without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed. Neither Parent, the Company, nor their respective Affiliates will agree to extend or delay the commencement of any applicable waiting periods without the prior written consent of the other party.

(b) Each of Parent and the Company shall, and shall cause their respective Subsidiaries and Affiliates to, (i) promptly furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any governmental filings, submissions or other documents, including any follow-up request for information in respect of any government filing, submission or other document; (ii) give the other reasonable prior notice of any such filing, submission or other document and of any substantive communication with or from any Governmental Authority regarding the Merger. Subject to the limitations herein, each of Parent and Company shall permit the other to review (to the extent not prohibited by applicable Law or by the applicable Governmental Authority) and discuss in advance, and consider in good faith the views of the other Party in connection with any such filing, submission, document or substantive communication; and (iii) to the extent not prohibited by applicable Law or by the applicable Governmental Authority, furnish to the other copies of all filings, submissions, correspondence and substantive communications with any Governmental Authority. In exercising the foregoing rights, each of the Parties shall act reasonably and as promptly as practicable; provided that materials may be redacted (x) to remove references concerning the valuation of Company; (y) as necessary to comply with contractual arrangements or applicable Laws; and (z) as necessary to address attorney-client or other privilege concerns. Each Party may also, as it deems advisable or necessary, reasonably designate material provided to the other Party as “Outside Counsel Only Material.” Each of Parent and the Company shall cooperate in providing an appropriate response to any inquiry from a Governmental Authority including informing the other Party as soon as practicable of any such investigation or inquiry, and consulting in advance, to the extent practicable, before making any presentations or submissions to a Governmental Authority. In addition, each of the Parties will give reasonable prior notice to and consult with the other in advance of any meeting, conference or substantive communication with any Governmental Authority in connection with the Transactions and to the extent not prohibited by applicable Law or by the applicable Governmental Authority, not participate or attend any meeting or conference, or engage in any substantive communication, with any Governmental Authority in connection with the Transactions without offering the other Party the possibility to participate, attend or engage in such meetings, conferences or communications, and in the event one Party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or substantive communication, keep such Party apprised with respect thereto.

(c) In furtherance of and not in limitation of paragraph (a), Parent shall, and shall cause its Subsidiaries to, take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions prior to the Termination Date, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, competition authorities of any other nation or other jurisdiction or any other Governmental Authority or Person may assert under any Law with respect to the Transactions, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority or Person with respect to the Transactions, including (i) offering, negotiating, committing to or effecting, by settlement, consent decree, hold separate order, stipulation or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and its Subsidiaries (including the Surviving Corporation); (B) terminating, modifying, or assigning existing relationships, joint ventures, Contracts, or obligations of Parent and its Subsidiaries (including the Surviving Corporation); and (C) committing to behavioral or other operational conditions and any other modifications of, or restrictions on the businesses, assets, properties, product lines, equity interests, or other activities of Parent and its Subsidiaries (including the Surviving Corporation); provided, however, (1) that any of the foregoing actions may, at the discretion of the Parent, be conditioned upon consummation of the Transactions, (2) the Company and the Company Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any of the foregoing actions if Parent requests any of them to take such action so long as such action is conditioned on the Closing, (3) without the prior written consent of the Parent, none of the Company or any of the Company Subsidiaries shall take any of the foregoing actions, (4) Parent shall not be obligated to take, or agree to take, any of the foregoing actions with respect to any Person, or the assets, properties or businesses of any Person, other than Parent and its Subsidiaries (including the Company, the Company Subsidiaries and the Surviving Corporation) and (5) Parent shall not be obligated to take, or agree to take, any of the foregoing actions if such actions, in the aggregate, would or would reasonably be expected to have a material adverse effect on the Parent and its Subsidiaries (including the Surviving Corporation); and (ii) contesting, defending and appealing any pending or threatened Legal Proceeding challenging or in respect of this Agreement or the consummation of the Merger and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that prohibits, prevents or restricts the consummation of the Merger prior to the Termination Date.

(d) Nothing in this Agreement shall require the Company nor any of its Subsidiaries to become subject to, or be required to consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order, unless such requirement, condition, understanding, agreement or order is binding only in the event that the Closing occurs.

5.3 Conduct of Business by Parent. Unless the Company otherwise consents in writing, Parent will not, and will cause its Subsidiaries and controlled Affiliates not to, acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any business of any Person or other business organization or division thereof if such business competes in any material line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Authority entering an Order preventing or materially restraining the consummation of the Merger; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the Merger, in each case, after giving effect to any actions required pursuant to Section 5.2(c), in each case, except for any acquisition that has been publicly disclosed prior to the Agreement Date.

5.4 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as reasonably practicable following the date hereof (but no later than the No-Shop Period Start Date), the Company will prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 4.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will as promptly as reasonably practicable prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing (in each case, including any amendments thereto) with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning itself and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (the “SEC Clearance Date”); provided, that the Company shall not be required to disseminate the Proxy Statement to the Company Stockholders prior to the No-Shop Period Start Date.

5.5 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held promptly following the SEC Clearance Date and will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will consult with Parent with respect to such record date and will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the twentieth (20th) Business Day following the mailing of the Proxy Statement to the Company Stockholders; provided that the Company Stockholder Meeting shall not be held later than forty-five (45) days after the SEC Clearance Date. Subject to Section 4.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may (and if requested by Parent on no more than two (2) occasions, shall for a reasonable period of time not to exceed ten (10) Business Days in the aggregate) postpone or adjourn the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff; or (iii) the Company Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to the Company Stockholders by filing materials with the SEC, in each case in accordance with the terms of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

5.6 Financing.

(a) No Amendments to Financing Letters. Subject to the terms and conditions of this Agreement, neither Parent nor Merger Sub (without the prior written consent of the Company) shall agree to, or permit any amendment, modification, supplement or termination of, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, modification, supplement, termination or waiver would reasonably be expected to (i) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter or Fee Letter on the Agreement Date unless the amount of the Debt Financing or Equity Financing is increased by a corresponding amount) to an amount such that Parent or Merger Sub, as applicable, would not have sufficient available funds necessary to pay the Required Amount (unless the Equity Financing is increased by an equivalent amount); (ii) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing; or (B) materially delay or prevent funding of the Financing, or the satisfaction of the conditions to obtaining the Financing; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (it being understood that Parent may amend any Debt Commitment Letter in accordance with its terms to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed such Debt Commitment Letters as of the Agreement Date and upon such amendment, modification, supplement, termination or waiver, promptly provide the Company with a copy thereof). Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Financing Letters as amended or modified in compliance with this Section 5.6; and (2) the “Equity Commitment Letter,” “Debt Commitment Letter” or “Financing Letters” will include such documents as amended or modified in compliance with this Section 5.6.

(b) Taking of Necessary Actions.

(i) Financing not a Closing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing or the enforcement of the Financing Letters. If the Financing has not been funded, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VI, to consummate the Merger, including by taking the actions required to be taken by Parent and Merger Sub pursuant to Section 5.6(b)(ii).

(ii) Financing Letters. Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Financing on the terms and conditions described in the Financing Letters and the Fee Letter (or on other terms that (x) with respect to conditionality, are not less favorable to Parent than the terms and conditions set forth in the Financing Letters in effect on the Agreement Date and (y) with respect to quantum, provide an amount sufficient to satisfy the Required Amount at the Closing), including by: (A) maintaining in effect the Financing Letters in accordance with the terms and subject to the conditions thereof; (B) complying in all material respects with its obligations under the Financing Letters; (C) satisfying on a timely basis the conditions to funding the Financing in the Financing Letters, if any, that are within Parent’s or Merger Sub’s control (or, if deemed advisable by Parent or Merger Sub, seek the waiver of conditions applicable to Parent contained in such Financing Letters); (D) consummating the Financing at or prior to the Closing; and (E) enforcing its rights pursuant to the Financing Letters.

(c) Information from Parent. Parent will upon the reasonable written request of the Company, keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing and, upon Company’s reasonable request or as necessary for the Company to comply with its obligations under Section 5.7, provide the Company with copies of drafts of the definitive primary Debt Financing documentation when available. Without limiting the generality of the foregoing, Parent must give the Company prompt written notice (A) of any breach or default by any party to the Financing Letters of which Parent or any of its respective Affiliates or Representatives becomes aware which in any case would reasonably be expected to delay, prevent or make less likely the consummation of the Financing or the Merger on the Closing Date; (B) the receipt by Parent or any of its Affiliates or Representatives of any written notice or communication from any Debt Financing Source with respect to any (1) actual breach (or threatened breach), default, termination or repudiation by any party to the Financing Letters of any provisions of the Financing Letters that would reasonably be expected to prevent, delay or make less likely the consummation of the Financing or the Merger on the Closing Date; or (2) of any dispute or disagreement between or among any parties to the Financing Letters with respect to the Financing Letters that would reasonably be expected to prevent, delay or make less likely the consummation of the Financing or the Merger on the Closing Date; and (C) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent to obtain all or any portion of the Financing necessary to fund the Required Amount at the Closing on the terms, in the manner or from the sources contemplated by the Financing Letters; provided, however that in no event will Parent be under any obligation to disclose any information pursuant to the preceding clauses (A), (B) or (C) that is subject to attorney-client or similar privilege. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event within two Business Days of its receipt of such notice or communication from any Debt Financing Source) after the date that the Company delivers a written request therefor to Parent.

(d) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent shall promptly notify the Company in writing and Parent and Merger Sub will use their reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing from alternative sources on terms and conditions which shall not in any respect impose new, additional or more expansive conditions to the funding of the Debt Financing on the Closing Date that would be materially more onerous than those contained in the Debt Commitment Letter, taken as a whole, or otherwise be reasonably expected to prevent or delay the funding of the Debt Financing beyond the Termination Date, and in an amount sufficient to fund the Required Amount or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”); and (ii) one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which New Debt Commitment Letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter referenced therein, which may be delivered with the fee amounts, “flex” terms and other economic or commercially sensitive terms therein redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount (below the Required Amount), conditionality, availability or termination of the Alternate Debt Financing) to the Company. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Financing Letters” or the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect; and (B) any reference in this Agreement to the “Financing” or the “Debt Financing” will mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing.

5.7 Financing Cooperation.

(a) Cooperation by the Company with the Debt Financing. Prior to the Effective Time, to the extent requested by Parent or Merger Sub for the purpose of obtaining any Financing, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, and will use reasonable best efforts to cause its members of senior management to use its reasonable best efforts, to:

(i) participate (and cause senior management to participate) in a reasonable and limited number of meetings, and due diligence sessions in respect of the Debt Financing (to the extent required by the Debt Financing Sources);

(ii) solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, assist Parent with providing information reasonably required in connection with the preparation by Parent of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(iii) assist Parent in connection with the preparation, execution and delivery of any credit agreement, pledge and security documents, solvency certificates and other definitive financing documents (and any disclosure schedules thereto), and any other certificates or documents with respect to the Debt Financing, in each case, as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing on the Closing Date, and providing information reasonably necessary to complete customary perfection certificates and other customary loan documents required in connection with the Financing, it being understood that any such documents will not be recorded or take effect until the Effective Time;

(iv) furnish Parent upon reasonable written request with such financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business and operations thereof), to the extent prepared by the Company in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of customary information documents used in financings associated with leveraged buyouts of comparable sized companies (which, for the avoidance of doubt, will not include any Excluded Information); and

(v) at least 2 Business Days prior to Closing, furnish Parent with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least 10 Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act).

(b) Limitation on Obligations of the Company. Nothing in this Section 5.7 or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this

Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, would (a) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries; (b) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (c) cause any representation or warranty or covenant contained in this Agreement to be breached or cause any closing condition set forth in Article VI to fail to be satisfied; (d) cause the Company or any of its Subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any Contract, applicable Law or certificate of incorporation, bylaws or similar organizational document; or (e) disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company, would result in the disclosure of any trade secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under this Agreement or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Debt Financing Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, (B) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time, and (C) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 5.7 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 5.7 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board or the board of directors, managers, managing member or any similar controlling body of any Subsidiary of the Company to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents or any applicable Laws, or result in a violation of breach of, or default under, any agreement to which the Company or any of it is Subsidiaries is a party; and (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any contract, agreement or other understanding binding on the Company or its Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate its rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound.

(c) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, (ii) solely in connection with a description of the Company, its business and products or the Merger and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes in writing to Parent.

(d) Reimbursement. If the Closing does not occur, promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.7 (it being understood and agreed that the reimbursement set forth in this Section 5.7(d) shall not apply to any fees, costs, and expenses incurred by, or on behalf of, the Company, its Subsidiaries or any of its Representatives in connection with its ordinary course financial reporting requirements or in the provision of data that, in each case, was already prepared or was being prepared by the Company, its Subsidiaries or its Representatives in the ordinary course of business notwithstanding this Section 5.7).

(e) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the Debt Financing (including any cooperation pursuant to Section 5.7(a)) pursuant to this Agreement or the provision of information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of (i) the gross negligence or willful misconduct of the Company or any of its Representatives or (ii) material breach by the Company or its Subsidiaries of this Section 5.7. Parent’s obligations pursuant to this Section 5.7(e) are referred to collectively as the “Reimbursement Obligations.”

(f) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VI, to consummate the Merger.

(g) Limitation. Notwithstanding anything to the contrary contained in this Agreement, a breach of this Section 5.7 will only constitute a material breach of the Company for purposes of Section 6.2 if (x) the Company shall have breached any of its obligations under this Section 5.7, (y) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach within five Business Days thereof and (z) such breach shall have been the proximate cause of the Debt Financing not being consummated.

5.8 Anti-Takeover Laws. Each of Parent and the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no Takeover Statute is or becomes applicable to this Agreement, the Rollover Agreement, the Voting and Support Agreements, the Merger or the transactions contemplated by this Agreement, the Rollover Agreement or the Voting and Support Agreements; and (b) if any Takeover Statute becomes applicable to this Agreement, the Rollover Agreement, the Voting and Support Agreements, the Merger or the Transactions, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

5.9 Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law (including COVID-19 Measures) requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) access would, in light of COVID-19 or COVID-19 Measures, jeopardize the health and safety of any officer or employee of the Company Group; provided that, any of clauses (a) through (e), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in an appropriate substitute disclosure arrangement or otherwise in a manner that would not violate any of clauses (a) through (e). Nothing in this Section 5.9 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, or opinions that places an undue burden on the personnel of the Company Group. Any investigation conducted pursuant to the access contemplated by this Section 5.9 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.9.

5.10 Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

5.11 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, in their capacity as such, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and out-of-pocket attorneys’ fees and all other out-of-pocket costs relating to or resulting from such D&O Claim. In addition, from and after the Effective Time, each of the Surviving Corporation and Parent shall advance costs and expenses (including attorneys’ fees) as incurred by any Covered Person in connection with any D&O Claim promptly (and in any event within ten (10) days) after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Covered Person wishing to claim indemnification under this Section 5.11, upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify Parent thereof in writing; provided, that the failure to so notify the Surviving Corporation shall not affect the indemnification obligations of the Surviving Corporation or Parent under this Section 5.11(a), except to the extent such failure to notify materially prejudices the Surviving Corporation or Parent. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to the indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives.

(b) For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Charter and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 5.11(b) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the indemnification Contracts, if any, in existence on the Agreement Date with any of the Covered Persons shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) At the Company’s option and expense (after prior consultation with Parent), prior to the Effective Time, the Company may purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Surviving Corporation or the Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.11.

(e) The obligations under this Section 5.11 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 5.11(e). In the event of any breach by the Surviving Corporation or Parent of this Section 5.11(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 5.11(e) as such fees are incurred, upon the written request of such Covered Person.

5.12 Employee Matters.

(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Employee Plans in accordance with their terms as in effect immediately before the Effective Time. For a period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time (or, if sooner, on the date of termination of employment of the relevant Continuing Employee), Parent shall provide, or cause to be provided, to each Continuing Employee, (i) base salary and base wages, short-term cash incentive compensation opportunities, and commission opportunities, each on a basis no less favorable than that in effect immediately prior to the Effective Time, and (ii) employee benefits (excluding, unless otherwise required by applicable Law, equity or equity-based compensation, long-term incentives, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation, severance payments and severance benefits, collectively, the “Excluded Benefits”) that are substantially comparable in the aggregate to the employee benefits (excluding the Excluded Benefits) provided to such Continuing Employees immediately prior to the Effective Time pursuant to the Employee Benefit Plans.

(b) Parent agrees that all Continuing Employees shall be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the analogous health and welfare benefits plans of the Company immediately prior to the Effective Time); provided, however, that (i) nothing in this Section 5.12 or elsewhere in this Agreement shall limit the right of Parent, its Affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation plan, policy, program, agreement, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving Corporation’s (or a Subsidiary’s) health and welfare benefit plans to the extent that coverage under such plans is replacing analogous coverage under an Employee Benefit Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant under any benefit plan of Parent or Subsidiary of Parent and/or the Surviving Corporation (excluding any plan, program, policy, agreement or arrangement that provides any Excluded Benefit), then Parent shall ensure that such benefit plan shall, for purposes of eligibility to participate and vesting, credit Continuing Employees for their years of service recognized by the Company Group prior to the Effective Time with the Company Group or their respective predecessors; provided that, no credit for any service will be required that would result in duplication of benefits and such credit shall only be given to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of a Company Group Member. Nothing in this Section 5.12 or elsewhere in this Agreement shall be construed to create a right in any Person to employment, engagement or service or any right to continued employment, engagement or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment.

(c) With respect to any group medical plan maintained by Parent or its Subsidiaries in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation and any of its Subsidiaries to use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health plans to the same extent waived or satisfied under any corresponding Employee Benefit Plan of a Company Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Benefit Plans maintained by a Company Group Member.

(d) The provisions of this Section 5.12 are solely for the benefit of the Parties, and no provision of this Section 5.12 is intended to, or shall, constitute the establishment or adoption of or an amendment to any Employee Benefit Plan for purposes of ERISA or otherwise, and no current or former employee or any other individual associated therewith or any other Person (other than the Parties) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.

(e) Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law.

5.13 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

5.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the Transactions, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub, and their Affiliates to existing or prospective general or limited partners, direct or indirect equity holders, members, managers, investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.

5.15 Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of this Section 5.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding related to Dissenting Company Shares will be governed by Section 1.7(c).

5.16 Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

5.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

5.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

5.19 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

5.20 No Employment Discussions. Except as approved by the Company Board, at all times after the Agreement Date until the Requisite Stockholder Approval has been obtained, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements, agreements or other understandings with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

5.21 Notice of Certain Events. Each of the Company and Parent shall promptly notify the other, as promptly as reasonably practicable, of: (a) any material Legal Proceedings initiated or threatened following the Agreement Date; (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; and (c) any written notice from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.21 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act and Other Antitrust Laws; Investment Screening Laws. The applicable waiting period under the HSR Act shall have expired or been terminated and other approvals, clearances or expirations of waiting periods under other Antitrust Laws as set forth in Section 3.3(b) of the Parent Disclosure Letter and under Required Investment Screening Laws shall have been obtained or deemed obtained as a result of the expiry of applicable waiting periods.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction, or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no law, act, statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in clauses (ii), (iii) and (iv) in this Section 6.2(a), the representations and warranties of the Company set forth in Article II will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect;

(ii) the representations and warranties set forth in Sections 2.1, Section 2.2, clause (i) of Section 2.3(a), the first and second sentences of Section 2.4 (solely with respect to the Charter and Bylaws) and Section 2.23 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

(iii) the representations and warranties set forth in Section 2.10(b) will be true and correct in all respects at and as of the Closing Date; and

(iv) the representations and warranties set forth in Section 2.5 will be true and correct at and as of the Closing as if made at and as of the Closing (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $10,000,000.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the applicable date.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred a Company Material Adverse Effect that is continuing.

6.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing as if made at and as of the Closing, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be validly terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (ii) any statute, rule or regulation has been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order in accordance with Sections 5.1 and 5.2; provided, further, neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(b) unless it is in material compliance with its obligations under Sections 5.1 and 5.2;

(c) by either Parent or the Company, at any time on or after 11:59 p.m., Pacific time, on January 30, 2024 (as such date may be extended pursuant to this Section 7.1(c), the “Termination Date”), whether prior to or after the receipt of the Requisite Stockholder Approval, unless the Effective Time has occurred prior to such time; provided, however, that (x) if as of the Termination Date all of the conditions to Closing other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (with respect to Section 6.1(c), to the extent relating to or arising under Antitrust Laws or Required Investment Screening Laws) and those conditions that by their nature can only be satisfied at the Closing (and which are capable of being satisfied if the Closing were to take place on such date) shall have been satisfied or waived, the Termination Date shall automatically be extended to 11:59 pm, Pacific time, on April 30, 2024, and (y) if as of the Termination Date as extended by the foregoing clause (x) all of the conditions to Closing other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (with respect to Section 6.1(c), to the extent relating to or arising under Antitrust Laws or Required Investment Screening Laws) and those conditions that by their nature can only be satisfied at the Closing (and which are capable of being satisfied if the Closing were to take place on such date) shall have been satisfied or waived, the Termination Date shall automatically be extended to 11:59 pm, Pacific time, on July 30, 2024; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to (i) Parent if the Company has perfected its right to terminate this Agreement pursuant to Section 7.1(i) and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement and it being understood that a breach of this Agreement by Merger Sub shall be deemed to be a breach by Parent for all purposes of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VI prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time, if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 6.1 or Section 6.2 to be satisfied, except that if such breach is capable of being cured, Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 7.1(g);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 6.1 or Section 6.3, except that if such breach is capable of being cured, the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if (i) such breach has been cured within the Parent Breach Notice Period or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 7.1(e);

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 4.3; (iii) the Company has complied in all material respects with its obligations under Section 4.3 with respect to such Superior Proposal; and (iv) substantially concurrently with (but no later than the date of) such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 7.3(b); or

(i) by the Company, at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 6.1 and Section 6.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by Law, waived; (B) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 1.3; (C) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing (if any) is funded, the Company stands ready, willing and able to consummate, and will consummate, the Merger; (D) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(i); and (E) the Merger shall not have been consummated by the end of such five (5) Business Day period.

7.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the mutual written agreement of Parent and the Company (in the case of a termination pursuant to Section 7.1(a)) or the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party (including, with respect to Parent and Merger Sub, any Non-Recourse Parent Party)) to the other Parties, as applicable, except that Sections 5.7(d) and (e), Section 5.14, this Section 7.2, Section 7.3 and Article VIII (other than Section 8.11(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(f), nothing in this Agreement will relieve any Party from any liability for any intentional fraud or Willful Breach of this Agreement prior to its termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Limited Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

7.3 Fees and Expenses.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except to the extent otherwise provided in Section 1.10(d), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated (x) pursuant to Section 7.1(c) at a time when the Requisite Stockholder Approval has not been obtained (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to Section 7.1(c)) or Section 7.1(d) or (y) by Parent pursuant to Section 7.1(e) (each, an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, an Acquisition Proposal has been communicated to the Company Board (and not subsequently withdrawn or abandoned prior to the applicable Termination Date) or publicly announced or disclosed (and not publicly withdrawn or otherwise publicly abandoned at least two (2) Business Days prior to the Company Stockholder Meeting (or an adjournment or postponement thereof) at which a vote is taken on the Merger); and (C) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will substantially concurrently with the earlier of the execution of such definitive agreement and the consummation of such Acquisition Transaction, pay to each of TPG IX Management, LLC and Francisco Partners Management L.P. (the “Parent Affiliated Management Companies”), an aggregate amount equal to $196,000,000 (the “Company Termination Fee”), in accordance with such Parent Affiliated Management Company’s Pro Rata Share, in each case pursuant to the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time. For purposes of this Section 7.3(b)(i), all references to “20%” and “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 7.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay to Parent Affiliated Management Companies the Company Termination Fee, in accordance with their respective Pro Rata Share.

(iii) If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company must prior to or substantially concurrently with (but no later than the date of) such termination pay to the Parent Affiliated Management Companies the Company Termination Fee, in accordance with such Parent Affiliated Management Company’s respective Pro Rata Share; provided, that if the Company terminates this Agreement pursuant to Section 7.1(h) and enters into an Alternative Acquisition Agreement prior to the No-Shop Period Start Date with respect to a Superior Proposal, then the “Company Termination Fee” shall mean an amount equal to $98,000,000.

(iv) Each of the Parent Affiliated Management Companies shall be express third party beneficiaries of, and shall have the right to enforce, this Section 7.3(b).

(c) Parent Payment. If this Agreement is validly terminated (x) pursuant to Section 7.1(g) or Section 7.1(i) or (y) by Parent pursuant to Section 7.1(c), only if at such time the Company could have validly terminated this Agreement pursuant to Section 7.1(g) or Section 7.1(i), then Parent must promptly (and in any event within five (5) Business Days) following such termination pay to the Company an amount equal to $524,000,000 (the “Parent Termination Fee”), in accordance with the payment instructions which have been provided to Parent by the Company as of the Agreement Date, or as further updated by written notice by the Company from time to time.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Integral; Payments. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, subject to the terms and conditions of the Limited Guarantee, if either Party fails to promptly pay any amount due pursuant to Section 7.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the amount set forth in Section 7.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding; provided, however, that in no event shall either party be obligated to pay more than $5,000,000 under this Section 7.3(e).

(f) Sole and Exclusive Remedy.

(i) If this Agreement is terminated pursuant to Section 7.1, the Company’s receipt of the Parent Termination Fee (if payable), the Reimbursement Obligations and any amounts payable pursuant to Section 7.3(e), in each case subject to the terms and conditions of the Limited Guarantee, will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent

Related Parties for money damages in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Other than the Parent Termination Fee, the Reimbursement Obligations and any amounts payable pursuant to Section 7.3(e), none of the Parent Related Parties will have any further liability or obligation to any of the Company or the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination. The Company’s receipt of the Parent Termination Fee, Reimbursement Obligations and any amounts payable pursuant to Section 7.3(e) will be the only monetary damages the Company Group and each of their respective Affiliates may recover from the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, none of the Parent Related Parties will have any further liability or obligation to the Company Group relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 7.3(e), as applicable). Notwithstanding the foregoing, this Section 7.3(f)(i) will not limit the rights of the Company under Section 8.11(a) or relieve Parent, Merger Sub or any Sponsor Party from liability for any breaches of the Confidentiality Agreement. In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Termination Fee plus the Reimbursement Obligations and any amounts payable pursuant to Section 7.3(e) against any of the Parent Related Parties, and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, other than the Parent Termination Fee, the Reimbursement Obligations and any amounts payable pursuant to Section 7.3(e) (subject to the terms and conditions of the Limited Guarantee) when payable hereunder against the Parent Related Parties for, or with respect to, this Agreement, the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Debt Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing.

(ii) If this Agreement is terminated pursuant to Section 7.1, Parent’s receipt of the Company Termination Fee (if payable) and any amounts payable pursuant to Section 7.3(e) will be the sole and exclusive remedies of Parent, Merger Sub, the Sponsor Parties and the Parent Related Parties against the Company Related Parties for money damages in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Other than the Company Termination Fee and any amounts payable pursuant to Section 7.3(e), none of the Company Related Parties will have any further liability or obligation to any of Parent, Merger Sub, any Sponsor Party, or the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination. Parent’s receipt of the Company Termination Fee and any amounts payable pursuant to Section 7.3(e) will be the only monetary damages Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 7.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 7.3(e), as applicable). Notwithstanding the foregoing, this Section 7.3(f)(ii) will not limit the rights of Parent and Merger Sub under Section 8.11(a)or relieve the Company Group from liability (1) for any intentional fraud or Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement.

(iii) Each of the parties hereto acknowledges that each of the Company Termination Fee and the Parent Termination Fee does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 7.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 8.11(a), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.11(a) (and, if the Company elects, doing so concurrently with seeking monetary damages and/or payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 8.11(a), on the one hand, and payment of the Parent Termination Fee as and when due, pursuant to this Section 7.3, on the other hand.

7.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary herein, the provisions set forth in Sections 7.3(f), 7.4, 8.6, 8.9, 8.11(b), 8.12, 8.13(b), 8.14 and 8.21 in each case, may not be amended, modified or altered in any manner adverse to the Debt Financing Sources in any respect without the prior written consent of such Debt Financing Sources (and any such amendment, modification, waiver or termination without such prior written consent shall be null and void).

7.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

8.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (ii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:

Francisco Partners VII, L.P.

c/o Francisco Partners Management LLC

One Letterman Drive, Building C—Suite 410

San Francisco, California 94129

Attention: Steve Eisner

E-mail: [***]

TPG Partners IX, L.P.

c/o TPG Global, LLC

301 Commerce Street—Suite 3300

Fort Worth, TX 76102

Attention: Deirdre Harding

Email: [***]

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: H. Oliver Smith; Darren Schweiger

Email: oliver.smith@davispolk.com; darren.schweiger@davispolk.com

Paul Hastings, LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Attention: Mike Kennedy and Jeffrey Wolf

Email: mikekennedy@paulhastings.com and jeffwolf@paulhastings.com

(b)	if to the Company (prior to the Effective Time) to:

New Relic, Inc.

188 Spear Street, Suite 1000

San Francisco, California 94105

Attention: Thomas Lloyd

Email: [***]

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Tad J. Freese; Mark M. Bekheit

Email: tad.freese@lw.com; mark.bekheit@lw.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 8.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 8.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is three (3) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.2.

8.3 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided, however, that, other than with respect to any immaterial provisions, the provisions contained therein are not less favorable to the Company in any material respect than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or that otherwise prohibit the making of any Acquisition Proposal); provided, further, that such agreement shall not contain provisions that prohibit the Company from complying with Section 4.3. For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition (including by any exclusive license) by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated revenue, net income or assets of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (x) any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction, (y) any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would acquire assets constituting or accounting for more than 20% of the consolidated revenue, net income or assets of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition) or (z) stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

(e) “Anti-Corruption Laws” means the FCPA, the United Kingdom Bribery Act of 2010, Organization of Economic Cooperation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any similar anti-corruption or anti-bribery Laws applicable to the Company or its Subsidiaries.

(f) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of March 31, 2023 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended March 31, 2023.

(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of New York is closed.

(i) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, signed into law by the President of the United States on March 27, 2020, “Division N—Additional Coronavirus Response and Relief” of the Consolidated Appropriations Act, 2021 (H.R. 133) and any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notices 2020-22 and 2020-65).

(j) “Change in Control Agreement” means a Change in Control and Severance Agreement by and between an employee of the Company or any of its Subsidiaries and the Company.

(k) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto and any similar applicable Law.

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Company Board” means the Board of Directors of the Company.

(n) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(o) “Company Common Stock” means the common stock, par value $0.001, of the Company.

(p) “Company Equity Award” means any Company Option, any Company Restricted Stock Unit Award, any Company Performance Stock Unit Award, or any Company Special Performance Stock Unit Award.

(q) “Company Equity Plans” means the Company’s 2014 Equity Incentive Plan and the Company’s 2008 Equity Incentive Plan, each, as may be amended and/or restated from time to time.

(r) “Company Group” means the Company and its Subsidiaries.

(s) “Company Group Member” means the Company or any of its Subsidiaries.

(t) “Company Intellectual Property” means any Intellectual Property Rights that are owned or purported to be owned by any Company Group Member.

(u) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (x) the ability of the Company and its Subsidiaries to perform its material obligations under, or to consummate the Transactions contemplated by, this Agreement or (y) the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), none of the following Effects with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic or business conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) general conditions in the industries in which the Company Group generally conducts business;

(iv) regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v) geopolitical conditions, cyberterrorism, outbreak of hostilities, armed conflicts, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or general worsening of any of the foregoing) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions, weather conditions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));

(vii) inflation or any changes in the rate of increase or decrease of inflation;

(viii) the announcement or performance of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (viii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Transactions;

(ix) the compliance by any Party with the terms of this Agreement, including the taking of any action expressly required to be taken or refraining from taking any action expressly prohibited by the terms of this Agreement;

(x) arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing (including by email) following the date hereof and any failure to take any action restricted or prohibited by Section 4.2 that the Company specifically sought Parent’s consent in respect of in accordance with this Agreement and to the extent such consent is unreasonably withheld by Parent;

(xi) changes in GAAP or other accounting standards or Law after the date hereof (or the official interpretation of any of the foregoing);

(xii) any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

(xiii) change in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change, in and of itself, in the credit ratings or ratings outlook of any Company Group Member (provided that the underlying cause of such change in credit rating or rating outlook may be considered in determining if there has been a Company Material Adverse Effect);

(xiv) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that, in each case, any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder);

(xv) the availability or cost of equity, debt, or other financing to Parent or Merger Sub;

(xvi) any termination of, reduction in or similar negative impact on relationships with any employees, customers, suppliers or partners, in each case, to the extent resulting from the identity of the Sponsor Parties, Parent or Merger Sub or their respective Affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing or the public announcement of the respective plans or intentions of the foregoing with respect to the Company or its business;

(xvii) any breach by Parent or Merger Sub of this Agreement; and

(xviii) any Transaction Litigation;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (xi) and (xii), to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

(v) “Company Option” means an option to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(w) “Company Performance Stock Unit Award” means an award of performance-based restricted stock units granted under any of the Company Equity Plans that is not a Company Special Performance Stock Unit Award.

(x) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(y) “Company Product” means all products, technologies and services that are owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Company Group.

(z) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any Company Group Member.

(aa) “Company Related Parties” means, collectively, (i) the Company and its Affiliates; and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates.

(bb) “Company Restricted Stock Unit Award” means an award of restricted stock units granted under any of the Company Equity Plans that does not constitute a Company Performance Stock Unit Award or a Company Special Performance Stock Unit Award.

(cc) “Company Special Performance Stock Unit Award” means an award of performance-based restricted stock units that vest based on the achievement of stock price hurdles and were granted under a Company Equity Plan on February 3, 2023.

(dd) “Company Stockholder Meeting” means a meeting of the Company Stockholders (as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.

(ee) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ff) “Company Subsidiaries” means the Company’s Subsidiaries.

(gg) “Confidentiality Agreement” has the meaning set forth on Section 8.3(gg) of the Company Disclosure Letter.

(hh) “Continuing Employees” means each individual who is an employee of a Company Group Member immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(ii) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement, in each case, other than an Employee Benefit Plan.

(jj) “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (a) as a director or officer or employee of a Company Group Member at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Merger, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (b) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Effective Time.

(kk) “Debt Financing Sources” means the collective reference to each lender and each other Person (including, without limitation, each agent and each arranger) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, the Debt Commitment Letter, and any credit agreements or loan agreements relating thereto (and any joinders or amendments thereof), together with each former, current and future Affiliate thereof.

(ll) “DOJ” means the United States Department of Justice or any successor thereto.

(mm) “DOL” means the United States Department of Labor or any successor thereto.

(nn) “Employee Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and any other written or oral plan, policy, agreement, arrangement or Contract involving compensation or benefits, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement or post-employment compensation or benefits and all employment, management, consulting, relocation, repatriation, expatriation, change in control, severance or similar agreements, written or otherwise, which (i) is sponsored, maintained or contributed to (or required to be contributed to) by the Company Group Members or has been maintained, contributed to or required to be contributed to for the benefit of, or relating to, any current or former employee, officer, director or consultant of any Company Group Member, or (ii) with respect to which the Company Group Members could reasonably be expected to have any Liability (including on account of any ERISA Affiliate).

(oo) “Employee Plans” means all Employee Benefit Plans, other than Non-U.S. Employee Plans, maintained, or contributed to by any Company Group Member or to which any Company Group Member is obligated to contribute, or under which any of them has or may reasonably be likely to have any liability for premiums or benefits or other obligations.

(pp) “Environmental Laws” means all Laws, directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated or issued by any Governmental Authority relating to pollution, protection of the environment, or public or worker health or safety (to the extent relating to Hazardous Materials), or which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

(qq) “Environmental Permit” means any Permit required by or issued pursuant to any Environmental Laws.

(rr) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ss) “ERISA Affiliate” means, with respect to any Person that is (or at any relevant time, has or would be) considered a single employer with the Company Group Members under Section 414 of the Code.

(tt) “Exchange Act” means the Securities Exchange Act of 1934.

(uu) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 5.7(a)(iv)(A) and Section 5.7(a)(iv)(B); (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (v) other information that is not available to the Company without undue effort or expense.

(vv) “Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(ww) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(xx) “FTC” means the United States Federal Trade Commission or any successor thereto.

(yy) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(zz) “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.

(aaa) “Hazardous Material” is any material, chemical, emission, substance or waste for which liability or standards of conduct may be imposed under Environmental Laws, or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment, including petroleum or petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, and per- and polyfluoroalkyl substances.

(bbb) “Hazardous Materials Activity” is the transportation, transfer, recycling, management, storage, use, treatment, manufacture, removal, remediation, release, disposal, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back, collection, recycling, or product content requirements.

(ccc) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(ddd) “Indebtedness” means, with respect to any Person and without duplication, any of the following monetary liabilities or obligations: (i) indebtedness for borrowed money (other than letters of credit, surety bonds or bank guarantees); (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities for reimbursement of any obligor on letters of credit, banker’s acceptances or similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (iv) liabilities pursuant to leases required to be capitalized under GAAP (other than any liabilities pursuant to leases which would not have been required to be capitalized under GAAP prior to the implementation of ASC 842); (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) any deferred acquisition purchase price or “earn-out” agreements related to past acquisitions (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (vii) all guarantees of the obligations of other Persons described in clauses (i) through (vi) above; and (viii) all obligations of other Persons described in clauses (i) through (vii) above secured by any Lien on property of such Person; provided that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business and (B) liabilities or obligations solely between the Company and any wholly-owned Subsidiary of the Company or solely between any wholly-owned Subsidiaries of the Company. For the avoidance of doubt, Taxes shall not constitute “Indebtedness.”

(eee) “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(fff) “Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights throughout the world, including all (i) patents and patent applications and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”), (ii) copyrights and works or authorship, copyright registrations and copyright applications, “moral” rights and mask work rights, and all derivative works, renewals, extensions, reversions or restorations associated with any copyrights, regardless of the medium of fixation or means of expression (“Copyrights”), (iii) rights in trade and industrial secrets and in confidential information and know-how, inventions (whether or not patentable or reduced to practice), technologies, processes, techniques, methods, algorithms, designs, specifications, (iv) trademarks, trade names, logos, slogans, trade dress, corporate names, and service marks, and other indicia of source, and any applications or registration of the same, and all related goodwill therefor throughout the world (“Marks”), (v) domain names, uniform resource locators, other names and locators associated with the Internet, and all registrations therefor, (vi) all rights in software, databases and data collections, (vii) analogous rights to those set forth above, including all other intellectual property rights or proprietary rights of any kind, type or nature, and (viii) all past, present and future claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

(ggg) “Intervening Event” means any Effect, or any consequence of such Effect, that (i) was not known or reasonably foreseeable to the Company Board as of or prior to the Agreement Date, and (ii) does not relate to (A) an Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).

(hhh) “Investment Screening Laws” means any federal, state, provincial, foreign, multinational or supranational investment regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict or regulate investments on public order or national security grounds.

(iii) “IRS” means the United States Internal Revenue Service or any successor thereto.

(jjj) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of any of Bill Staples, David Barter and Thomas Lloyd.

(kkk) “Law” means any law, act, statute, rule, regulation, judgment, injunction, order, decree, writ, constitution, treaty, convention, ordinance, code, ruling, award of any Governmental Authority.

(lll) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, subpoena, investigation, governmental inquiry (solely with respect to investigation or governmental inquiry, to the

Knowledge of the Company, as used in relation to the Company Group), arbitration or other formal legal action or proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(mmm) “Liabilities” means any liability, obligation or commitment of any kind, whether absolute, accrued, fixed or contingent, matured or unmatured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.

(nnn) “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

(ooo) “Non-U.S. Employee Plans” means any Employee Benefit Plans that is maintained for the benefit of any current or former employee, officer or director of any Company Group Member, as applicable, who is located primarily in a country other than the United States and/or their dependents or that is subject to the laws of any jurisdictions other than the United States, excluding any benefit plan mandated or pursuant to which any Company Group Member is required to contribute under applicable Law.

(ppp) “NYSE” means the New York Stock Exchange.

(qqq) “Open Source Software” means any software (in source or object code form) that is subject to a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license, including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any license defined as an “open source license” by the Open Source Initiative as set forth on http://www.opensource.org/.

(rrr) “Order” means any judgment, decision, decree, injunction, ruling, writ, award, assessment or order, whether temporary, preliminary or permanent, of any Governmental Authority that is binding on any Person or its property under applicable Law.

(sss) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub, the Sponsor Parties and the Debt Financing Sources; and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub, the Sponsor Parties and the Debt Financing Sources.

(ttt) “Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).

(uuu) “Pension Plan” means an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(vvv) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either (A) not yet past due or (B) that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) leases, subleases and licenses; (iv) Liens imposed by applicable Law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not materially and adversely affect the current use of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Intellectual Property Rights entered into in the ordinary course of business; (x) statutory, common Law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Company Real Property Leases unless caused by the Company Group; (xi) Liens (or other encumbrances of any type) that have been incurred or suffered in the ordinary course of business and that do not materially and adversely affect the use or operation of the property subject thereto; (xii) Liens to be released at or prior to Closing; and (xiii) Liens securing liabilities or obligations solely between the Company and any wholly-owned Subsidiary of the Company or solely between any wholly-owned Subsidiaries of the Company.

(www) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(xxx) “Personal Information” means information, in any form, that identifies, relates to, describes or is reasonably capable of being associated with a particular individual person or household, or information that is considered “personal information,” “personally identifiable information” or “PII,” or “personal data”, in each case as defined under applicable Laws.

(yyy) “Privacy Laws” means any and all applicable Laws relating to the Processing of Personal Information, data security, data breach notification, and the cross-border transfer of Personal Information, including the California Consumer Privacy Act of 2018, the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of the United Kingdom.

(zzz) “Pro Rata Share” means, with respect to each Parent Affiliated Management Company, 50% respectively.

(aaaa) “Processing” means to perform any operation or set of operations upon data, whether manually or by automatic means, including but not limited to, collecting, recording, sorting, organizing, structuring, storing, processing, adapting, retrieving, consulting, using, disclosing, altering, disseminating or otherwise making available such data.

(bbbb) “Registered Intellectual Property” means all United States, international and foreign registered or applied for Intellectual Property Rights, including (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration and (iv) internet domain names and social media identifiers.

(cccc) “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, financing sources and other representatives.

(dddd) “Rollover Stockholders” means, collectively, The Cirne Family 2012 Irrevocable Trust, UAD March 20, 2012, The Cirne Family Revocable Trust, UAD March 20, 2012, and the Beloved in Christ Foundation, a section 501(c)(3) exempt private foundation, in their respective capacities as stockholders of the Company.

(eeee) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(ffff) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(gggg) “Securities Act” means the Securities Act of 1933, as amended.

(hhhh) “Shares” means the outstanding shares of the Company Common Stock.

(iiii) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(jjjj) “Superior Proposal” means any bona fide written Acquisition Proposal that (i) was not the result or effect of a violation of Section 5.4(b) and (ii) is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, regulatory and financing aspects of the proposal (including the conditionality, timing and likelihood of consummation of such proposal), the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, if consummated, would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Transactions (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.4(b)). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (x) “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(kkkk) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, severance, workers compensation excise, estimated, stamp, custom, duty, license, alternative or add-on, minimum, real property and personal property taxes, however denominated, and whether or not disputed), together with all interest, penalties, fines, and additions imposed with respect to such amounts by a Governmental Authority, whether disputed or not.

(llll) “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with a Governmental Authority with respect to Taxes, and any amendments thereto.

(mmmm) “Technology” means tangible embodiments of any or all of the following (i) works of authorship including computer programs, source code, executable code, user interfaces, architecture, network configurations, algorithms, routines, methods, processes, formulae, routines, protocols, schematics, specifications, documentation, designs, files, records, and data related to the foregoing, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know-how, (iv) databases, data compilations and collections, and technical data, (v) tools, methods and processes, and (vi) any and all instantiations of the foregoing in any form and embodied in any media.

(nnnn) “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, Merger Sub, Sponsor Parties or any their respective Affiliates or any “group” including Parent, Merger Sub, Sponsor Parties or any their respective Affiliates.

(oooo) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings solely among the Parties or their respective Affiliates (including, for the avoidance of doubt, with the parties to the Equity Commitment Letter), related to this Agreement, the Equity Commitment Letter or the Merger; provided that, for the avoidance of doubt, any Legal Proceeding involving or arising under any Antitrust Law shall not be considered Transaction Litigation.

(pppp) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(qqqq) “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws.

(rrrr) “Willful Breach” means a material breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a material breach.

8.4 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisor	2.2(b)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	4.3(b)
Applicable Termination	7.3(b)(i)
Bylaws	2.3(a)
Capitalization Date	2.5(a)
Certificate of Merger	1.2
Certificates	1.10(c)
Charter	1.5(a)
Chosen Courts	8.13(a)
Closing	1.3
Closing Date	1.3
Company	Preamble
Company Board Recommendation	2.2(b)
Company Board Recommendation Change	4.3(d)(i)
Company Breach Notice Period	7.1(e)
Company Disclosure Letter	Article II
Company Equity Plan	2.5(b)
Company In License	2.12(f)
Company IP License	2.12(g)
Company Material Real Property Lease	2.11
Company Out Licenses	2.12(g)
Company Real Property Lease	2.11
Company Related Parties	8.3(aa)
Company SEC Reports	2.7
Company Subsidiary Documents	2.4
Company Termination Fee	7.3(b)(i)
Copyrights	8.3(fff)
Covered Persons	5.11(a)

Term	Section Reference
COVID-19	8.3(u)(vi)
COVID-19 Measures	8.3(u)(xii)
Debt Financing	5.7(a)
DGCL	Recitals
Dissenting Company Shares	1.7(c)(i)
DTC	1.10(d)
DTC Payment	1.10(d)
Early ESPP Exercise Date	1.9
Effect	8.3(u)
Effective Time	1.2
Electronic Delivery	8.16
Equity Commitment Letter	Recitals
Equity Financing	3.11(a)
ESPP	1.9
Event Notice Period	4.3(e)(i)(A)
Exchange Fund	1.10(b)
Excluded Benefits	5.12(a)
Export Controls	2.18(c)(i)
Financing	5.7(a)
Go-Shop Period	4.3(a)
Import Restrictions	2.18(c)(i)
Interim Period	4.1
Intervening Event	4.3(e)(i)
IRS	8.3(fff)
Labor Agreement	2.13(a)(vii)
Malicious Code	2.12(o)
Marks	8.3(fff)
Material Contract	2.13(a)
Maximum Premium	5.11(c)
Merger	Recitals
Merger Sub	Preamble
No-Shop Period Start Date	4.3(a)
Option Consideration	1.8(a)
Other Required Company Filing	5.4(b)
Other Required Parent Filing	5.4(c)
Owned Company Shares	1.7(a)(iii)
Parent	Preamble
Parent Affiliated Management Companies	7.3(b)
Parent Breach Notice Period	7.1(g)
Parent Disclosure Letter	Article III
Parent Related Parties	8.3(sss)
Party	Preamble
Patents	8.3(fff)
Payment Agent	1.10(a)
Per Share Price	1.7(a)(ii)
Permits	2.19
Proposal Notice Period	4.3(e)(ii)(3)
Proxy Statement	5.4(a)
PSU Consideration	1.8(e)
Qualified Plan	2.15(d)
Reimbursement Obligations	5.7(e)

Term	Section Reference
Required Amounts	3.11(d)
Required Investment Screening Laws	2.3(b)
Requisite Stockholder Approval	2.2(c)
Rollover Agreement	Recitals
Rollover Shares	Recitals
RSU Consideration	1.8(e)
SEC Clearance Date	5.4(g)
Sponsor Parties	Recitals
Surviving Corporation	1.1
Takeover Statute	2.22
Termination Date	7.1(c)
Uncertificated Shares	1.10(c)
Voting and Support Agreements	Recitals

8.5 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, reenactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at americas.datasite.com prior to 5:00 p.m. Pacific time on the day prior to the Agreement Date.

8.6 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) to any of their respective Affiliates; or (b) to any source of Equity Financing or Debt Financing Source pursuant to the terms of the Equity Financing or Debt Financing, respectively, for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Equity Financing or Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to any debt commitment letter (or definitive documentation entered into in connection with the Debt Financing) or the Sponsor Parties pursuant to the Equity Commitment Letter; or (ii) impede or delay the consummation of the Merger. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

8.7 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge and agree that the Confidentiality Agreement will continue in full force and effect in accordance with its terms. Each of Parent,

Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

8.8 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Rollover Agreement, the Voting and Support Agreements, the Limited Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties and all common law duties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

8.9 Third-Party Beneficiaries. Except as set forth in Section 5.11 and this Section 8.9, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 5.11; (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and the Company Equity Awards to receive the consideration set forth in Article I; and (c) the rights of the Parent Affiliated Management Companies under Section 7.3. The provisions of Section 7.3(f), Section 7.4, Section 8.6, this Section 8.9, Section 8.11(b), Section 8.12, Section 8.13(b), Section 8.14 and Section 8.21 will inure to the benefit of the Debt Financing Sources, and each of their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Debt Financing Sources and their respective successors and assigns). Section 7.3(f) will inure to the benefit of the Company Related Parties.

8.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.11 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, and subject to the terms and conditions set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to the last two (2) sentences of this Section 8.11(b)(i), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 7.3 are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that, subject to the limitations in the next two (2) sentences of this Section 8.11(b)(i), the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Sponsor Parties under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and herein. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall be entitled to seek the remedy of specific performance of this Agreement against any Debt Financing Source. Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the Required Amounts (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and the Closing is required to occur pursuant to Section 2.3, (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in full at the Closing in accordance with the terms and conditions of the Debt Commitment Letter if the Equity Financing is funded and (iii) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement.

(ii) Subject to Section 8.11(b)(i), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

8.12 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any claim, controversy or dispute (whether in contract, tort or otherwise)

against the Debt Financing Sources or any Debt Financing Source in any way relating to this Agreement or any of the transactions contemplated hereby, including any claim, controversy or dispute (whether in contract, tort or otherwise) arising out of or relating in any way to the Debt Commitment Letter, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provisions thereof that would cause the application of the Laws of another jurisdiction.

8.13 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions, the Limited Guarantee and the Equity Commitment Letter, for and on behalf of itself or any of its properties or assets, in accordance with Section 8.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 8.13 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Limited Guarantee, the Equity Commitment Letter or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Limited Guarantee, the Equity Commitment Letter or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Limited Guarantee, the Equity Commitment Letter or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing, any debt commitment letter related to the Debt Financing (or definitive agreements entered into in connection with the Debt Financing), or the performance of services thereunder or related thereto will be brought in and subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter related to the Debt Financing (or definitive agreements entered into in connection with the Debt Financing) will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred, (B) the determination of the accuracy of any representations and warranties of the Company set forth in this Agreement and whether as a result of any inaccuracy thereof Parent, Merger Sub or their respective

Affiliates has the right to terminate its obligations under this Agreement, or to decline to consummate the Merger and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the laws of the State of Delaware.

8.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS, THE LIMITED GUARANTEE, THE EQUITY COMMITMENT LETTER, ANY DEBT COMMITMENT LETTER RELATED TO THE DEBT FINANCING (OR DEFINITIVE AGREEMENTS ENTERED INTO IN CONNECTION WITH THE DEBT FINANCING), THE DEBT FINANCING OR THE EQUITY FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

8.15 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

8.16 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

8.17 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

8.18 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of

Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

8.19 Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole contractual benefit of such parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the Parties. Such representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 7.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of contractual risks associated with particular matters regardless of the knowledge of any of such parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

8.20 Non-Recourse Parent Parties. In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, each Sponsor Party, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Limited Guarantee or the transactions contemplated hereby and thereby (including any breach by any Sponsor Party, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or any Sponsor Party to the extent expressly provided for in the Limited Guarantee and the Equity Commitment Letter.

8.21 Non-Recourse to Debt Financing Sources. In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person on behalf of the Company be entitled (and the Company hereby expressly waives the right, if any) to seek or obtain, specific performance or any monetary recovery or monetary award against any Debt Financing Source with respect to this Agreement, the Debt Commitment Letter or the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

CREWLINE BUYER, INC.

By:	/s/ Ken Murphy
Name: Ken Murphy Title: Chief Operating Officer
CREWLINE MERGER SUB, INC.

By:	/s/ Ken Murphy
Name: Ken Murphy Title: Chief Operating Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

NEW RELIC, INC.

By:	/s/ Bill Staples
Name: Bill Staples Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

July 30, 2023

Board of Directors

New Relic, Inc.

188 Spear St., Suite 1000

San Francisco, CA 94105

Members of the Board:

We understand that New Relic, Inc., a Delaware corporation (the “Company”), Crewline Buyer, Inc., a Delaware corporation (“Parent”), and Crewline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 30, 2023, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (other than with respect to Owned Company Shares or Dissenting Company Shares (as such terms are defined in the Merger Agreement)) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $87.00, without interest thereon and subject to any required withholding of Taxes (as such term is defined in the Merger Agreement) (the “Per Share Price”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement dated July 30, 2023 (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

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available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Merger Agreement will not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company, TPG Capital, L.P., Francisco Partners Management, L.P., or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates, except that Qatalyst Partners has provided financial advisory services to the Company and received a fee of $1 million in connection with such services. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company, TPG Capital L.P., Francisco Partners Management, L.P., or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, TPG Capital L.P., Francisco Partners Management, L.P., Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we

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express no opinion with respect to the fairness of the amount or nature of (i) the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration or (ii) any consideration to be received by the Rollover Stockholder (as defined in the Merger Agreement) or any of their affiliates other than the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Price to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ Qatalyst Partners LP

Qatalyst Partners LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

NEW RELIC, INC.

188 SPEAR STREET, SUITE 1000

SAN FRANCISCO, CA 94105

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NEWR2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23065-S73576 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW RELIC, INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of July 30, 2023, (the “Merger Agreement”), by and among Crewline Buyer, Inc., Crewline Merger Sub, Inc., and New Relic, Inc. (“New Relic”).

	☐	☐	☐
	For	Against	Abstain

2.  To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

	☐	☐	☐
	For	Against	Abstain

3.  To adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement for the 2023 Special Meeting is available at www.proxyvote.com.

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V23066-S73576

NEW RELIC, INC.

Special Meeting of Stockholders

November 1, 2023 7:00 AM Pacific Time

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of New Relic, Inc. hereby acknowledges receipt of the Notice and Proxy Statement for the 2023 Special Meeting and hereby appoints William Staples, David Barter and Thomas Lloyd, or each of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Special Meeting of Stockholders of New Relic, Inc. to be held on November 1, 2023 at 7:00 AM Pacific Time via the Internet at www.virtualshareholdermeeting.com/NEWR2023SM, and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there virtually present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS SAID PROXIES DEEM ADVISABLE.

Continued and to be signed on reverse side